                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the  Registrant  [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement
[X]      Confidential, for use of the Commission on only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            HEALTHSOUTH Corporation
                ________________________________________________

                (Name of Registrant as Specified In Its Charter)

                ________________________________________________

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

(1)      Title of each class of securities to which transaction applies:

         Common Stock, par value .01 per share, of HEALTHSOUTH Corporation
         -----------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

         47,572,548 shares
         -----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

         $27.5625(based upon the average of the high and low sales prices of the Common Stock of HEALTHSOUTH Corporation as reported on the New York Stock Exchange Composite Tape on November 2, 1995)
         -----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

         $1,311,218,354
         -----------------------------------------------------------------------

(5)      Total fee paid:

         $262,243.67
         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:
         _______________________________________________________________________

(2)      Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

(3)      Filing Party:
         _______________________________________________________________________

(4)      Date Filed:
         _______________________________________________________________________

[HEALTHSOUTH LOGO]
                                                                        , 199

Dear Stockholder:

         I am pleased to enclose information relating to a Special Meeting of Stockholders of HEALTHSOUTH Corporation to be held at the Company's offices at Two Perimeter Park South, Birmingham, Alabama 35243, at 2:00 p.m., Central Time, on , 1996.

         The purpose of the Special Meeting of Stockholders is to approve and adopt a Plan and Agreement of Merger, pursuant to which HEALTHSOUTH will acquire Surgical Care Affiliates, Inc. Surgical Care Affiliates, Inc. operates 67 surgery centers in 24 states, with an additional 10 surgery centers under development or construction. Many of those surgery centers are located in markets in which HEALTHSOUTH has rehabilitation facilities. In addition, the stockholders will consider a proposal to increase the number of authorized shares of Common Stock of HEALTHSOUTH as outlined in the attached Notice of Special Meeting.

         We urge you to consider carefully these important matters, which are described in the attached Prospectus-Joint Proxy Statement. In order to ensure that your vote is represented at the Special Meeting, please indicate your choice on the proxy form, date and sign it, and return it in the enclosed envelope. A prompt response will be appreciated. If you are able to attend the Special Meeting, you may revoke your Proxy and vote in person if you wish.

         I look forward to seeing you at the Special Meeting.

                                                    Richard M. Scrushy
                                                    Chairman of the Board
                                                    and Chief Executive Officer




        Two Perimeter Park South o Birmingham, AL 35243 o (205) 967-7116

                           HEALTHSOUTH Corporation
                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                                        , 199

         A Special Meeting of Stockholders of HEALTHSOUTH Corporation ("HEALTHSOUTH") will be held at HEALTHSOUTH's offices, Two Perimeter Park South, Birmingham, Alabama 35243, on , 1996, at 2:00 p.m., Central Time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger, dated as of October 9, 1995 (the "Plan"), among HEALTHSOUTH, SCA Acquisition Corporation (the "Subsidiary") and Surgical Care Affiliates, Inc. ("SCA"), pursuant to which the Subsidiary will be merged into SCA, with SCA being the surviving corporation (the "Merger"), and each outstanding share of Common Stock, par value $.25 per share, of SCA (the "SCA Shares") will be cancelled and the holders of such shares will be entitled to receive 1.22 shares of HEALTHSOUTH Common Stock, par value $.01 per share, for each such SCA Share, subject to adjustment in certain circumstances, as described in the accompanying Prospectus-Joint Proxy Statement.

         2. To vote on an Amendment to the Restated Certificate of Incorporation of HEALTHSOUTH to increase the authorized Common Stock of HEALTHSOUTH to 250,000,000 shares of Common Stock, par value $.01 per share.

         3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         Stockholders of record at the close of business on , 199 , are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

         If you cannot attend the Special Meeting in person, please date and execute the accompanying Proxy and return it promptly to HEALTHSOUTH. If you attend the Special Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Special Meeting does not itself serve to revoke your Proxy.

                                                 ANTHONY J. TANNER
                                                 Secretary


--------------------------------------------------------------------------------

                PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
              PROMPTLY, REGARDLESS OF WHETHER YOU PLAN TO ATTEND
                             THE SPECIAL MEETING.

                    THE BOARD OF DIRECTORS OF HEALTHSOUTH
            RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN AND THE AMENDMENT TO INCREASE THE
                 NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

--------------------------------------------------------------------------------

                                   [SCA LOGO]

                                                                        , 199

Dear Stockholder:


         You are cordially invited to attend a Special Meeting of Stockholders of Surgical Care Affiliates, Inc. ("SCA") on [ ], 1996. Details as to the time and place of the meeting are set forth in the accompanying Notice of Special Meeting of Stockholders.

         The purpose of the meeting is to consider and vote upon the approval and adoption of a Plan and Agreement of Merger (the "Plan") providing for the merger (the "Merger") of a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH") with and into SCA. If the Merger is consummated, SCA will become a wholly-owned subsidiary of HEALTHSOUTH, and stockholders of SCA will be entitled to receive 1.22 shares of HEALTHSOUTH Common Stock (subject to adjustment as set forth in the attached Joint Proxy Statement-Prospectus) for each share of their SCA Common Stock. The Board of Directors believes that HEALTHSOUTH and SCA are strategically complementary and that the combined companies will be able to compete more effectively in the changing healthcare marketplace.

         After careful consideration, your Board of Directors has unanimously concluded that the proposed Merger is in the best interests of SCA stockholders and recommends that you vote FOR the approval and adoption of the Plan.

         The attached Joint Proxy Statement-Prospectus describes the Plan and the proposed Merger more fully and includes other information about HEALTHSOUTH and SCA. Please give this information your thoughtful attention.


         Approval and adoption of the Plan by the stockholders of SCA requires the affirmative vote of the holders of a majority of the outstanding shares of SCA Common Stock. Therefore, you are urged to mark, sign, date and return promptly the accompanying proxy card for the meeting even though you plan to attend. You may vote in person at that time if you so desire.

                                            Sincerely,



                                            Joel C. Gordon
                                            Chairman of the Board and
                                            Chief Executive Officer

                        SURGICAL CARE AFFILIATES, INC.

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON       , 1996

To the Stockholders of Surgical Care Affiliates, Inc.:

         Notice is hereby given that a Special Meeting of Stockholders of Surgical Care Affiliates, Inc., a Delaware corporation ("SCA"), will be held at Nashville, Tennesee on , 1996 at .m., Central Time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger, dated as of October 9, 1995, among SCA, SCA Acquisition Corporation, a Delaware corporation (the "Subsidiary") wholly owned by HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), and HEALTHSOUTH (as it may be amended, supplemented or otherwise modified from time to time, the "Plan"), pursuant to which, among other things the Subsidiary will be merged with and into SCA upon the terms and subject to the conditions contained in the Plan (the "Merger"), and SCA will become a wholly-owned subsidiary HEALTHSOUTH, as described in the accompanying Prospectus-Joint Proxy Statement.

         At the effective time of the Merger (the "Effective Time"), (i) Subsidiary will be merged with and into SCA, with SCA surviving the Merger as a wholly-owned subsidiary of HEALTHSOUTH, (ii) each share of common stock, par value $.25 per share (the "SCA Common Stock"), of SCA issued and outstanding immediately prior to the Effective Time (other than shares of SCA Common Stock that are owned by SCA or its subsidiaries as treasury stock) will be converted into the right to receive a number of shares (in whole shares only) of common stock, par value $.01 per share, of HEALTHSOUTH determined as provided in Section 2.1 of the Plan, and (iii) each share of SCA Common Stock issued and outstanding immediately prior to the Effective Time and owned by SCA or its subsidiaries will cease to be outstanding, will be cancelled and retired without payment of any consideration therefor, and will cease to exist.

         2. To consider and act upon such other matters as may properly come before the Special Meeting, including any adjournments or postponements thereof.

         The Board of Directors of SCA has fixed the close of business on as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the Special Meeting.

         A form of Proxy and a Prospectus-Joint Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this notice and form a part hereof.

         You are cordially invited and urged to attend the Special Meeting in person. Please complete, sign, date and promptly return the enclosed Proxy in the enclosed self-addressed, postage pre-paid envelope. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, the Proxy may be revoked at any time before it is voted.

                                      By Order of the Board of Directors,


                                      Tarpley B. Jones
                                      Secretary

      , 199

                                Important Notices

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE. PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME.

THE BOARD OF DIRECTORS OF SURGICAL CARE AFFILIATES, INC. UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE PLAN.

                Confidential -- For Use of the Commission Only
Prospectus-Joint Proxy Statement

                            JOINT PROXY STATEMENT
                                      OF
           HEALTHSOUTH                                SURGICAL CARE
           Corporation                               AFFILIATES, INC.
for the Special Meeting of Stockholders  for the Special Meeting of Stockholders
   to be held on     , 1996                      to be held on     , 1996


                             ----------------------

                                  PROSPECTUS
                                      OF
                           HEALTHSOUTH Corporation


         This Prospectus relates to up to shares of the Common Stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of HEALTHSOUTH Corporation
(together with its subsidiaries and controlled partnerships, as applicable, "HEALTHSOUTH") issuable to the stockholders of Surgical Care Affiliates, Inc. (together with its subsidiaries and controlled partnerships and limited liability companies, as applicable, "SCA") upon consummation of the Merger (as defined below). Such number of shares represents the maximum number of shares that may be issued, assuming that the Base Period Trading Price (as defined below) is equal to or less than $20.00 and that all outstanding options and warrants to purchase shares of SCA Common Stock (as defined below) that are exercisable prior to the closing of the Merger are exercised prior to the closing of the Merger. This Prospectus also serves as the Proxy Statement of each of HEALTHSOUTH and SCA for its special meeting of stockholders to be held
on           ,  1996,  and  any  adjournments  and  postponements  thereof  (the
"Special Meetings"). See "THE SPECIAL MEETINGS".

                            -----------------------

         This Prospectus-Joint Proxy Statement describes the terms of a proposed business combination between HEALTHSOUTH and SCA, pursuant to which HEALTHSOUTH will acquire SCA by means of the merger (the "Merger") of SCA Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH formerly known as Cats Acquisition Corporation (the "Subsidiary"), with and into SCA, with SCA being the surviving corporation (the "Surviving Corporation"). After the Merger, the combined operations of HEALTHSOUTH and SCA are expected to be conducted with SCA as a wholly-owned subsidiary of HEALTHSOUTH and the present subsidiaries of SCA continuing as subsidiaries of SCA and thus indirect subsidiaries of HEALTHSOUTH. The Merger will be effective pursuant to the terms and subject to the conditions of the Plan and Agreement of Merger, dated as of October 9, 1995, among HEALTHSOUTH, the Subsidiary and SCA (as it may be amended, supplemented or otherwise modified from time to time, the "Plan"). The Plan is attached to this Prospectus-Joint Proxy Statement as Annex A and is incorporated herein by reference. HEALTHSOUTH and SCA are hereinafter sometimes referred to as the "Companies" and individually as a "Company".


         Upon consummation of the Merger, except as described herein, each outstanding share of Common Stock, par value $.25 per share, of SCA, other than shares owned by SCA or any subsidiary of SCA (the "SCA Common Stock" or the "SCA Shares"), will be cancelled, and the holders of such SCA Shares will be entitled to receive 1.22 shares (the "Exchange Ratio") of HEALTHSOUTH Common Stock for each SCA Share so held (the "Merger Consideration"); provided, however, that if the Base Period Trading Price (as defined below) is greater than $28.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $34.16 by the Base Period Trading Price, computed to four decimal places; and provided further, that if the Base Period Trading Price shall be less than $22.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $26.84 by the Base Period Trading Price, computed to four decimal places; and provided further, that the Exchange Ratio shall in no event be greater than 1.342, except as set forth in the immediately following sentences. SCA shall have the right to terminate the Plan if the Base Period Trading Price is less than $20.00. If, in that circumstance, SCA proposes so to terminate the Plan, HEALTHSOUTH shall have an opportunity to submit a final and best offer (the "Final Offer") for a change in the Merger Consideration. If SCA's Board of Directors (in consultation with its legal counsel and financial advisors) accepts the Final Offer, the Plan shall be amended to reflect such Final Offer.

         The term "Base Period Trading Price" means the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending on the second New York Stock Exchange trading day immediately preceding the Closing of the Merger. SCA stockholders will receive cash (without interest) in lieu of fractional shares of HEALTHSOUTH Common Stock. For a more complete description of the terms of the Merger, see "THE MERGER".

         This Prospectus-Joint  Proxy Statement and the forms of Proxy are first
being mailed to stockholders of HEALTHSOUTH and SCA on or about          , 1995.

         See "Risk Factors" at page for a discussion of certain factors that should be considered by holders of shares of SCA Common Stock.

                              -------------------

    THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE
          SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS-JOINT PROXY STATEMENT. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

          The date of this Prospectus-Joint Proxy Statement is , 1995.

                              AVAILABLE INFORMATION

         HEALTHSOUTH has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger (including exhibits and amendments thereto, the "Registration Statement"). As permitted by the rules and regulations of the SEC, this Prospectus-Joint Proxy Statement omits certain information contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement.

         HEALTHSOUTH and SCA are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to their respective businesses, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. and should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, New York, New York and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Both the HEALTHSOUTH Common Stock and the SCA Common Stock are listed on the New York Stock Exchange (the "NYSE"), and the Registration Statement and other information with respect to HEALTHSOUTH and SCA should be available for inspection at the library of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus-Joint Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Copies of such reports, proxy statements and other information filed by HEALTHSOUTH, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available without charge, upon written or oral request, from the Secretary of HEALTHSOUTH Corporation, Two Perimeter Park South, Birmingham, Alabama 35243, telephone (205) 967-7116. Copies of such reports, proxy statements and other information filed by SCA, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available, without charge, upon written or oral request, from the Secretary of Surgical Care Affiliates, Inc., 102 Woodmont Boulevard, Suite 610, Nashville, Tennessee 37205, telephone (615) 385-3541. In order to ensure timely delivery of the documents, any request should be made by five days prior to the Special Meetings.

         There are hereby incorporated by reference into this Prospectus-Joint Proxy Statement and made a part hereof the following documents filed by
HEALTHSOUTH:

         1. HEALTHSOUTH's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1994.

         2. HEALTHSOUTH's Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, June 30 and September 30, 1995.

         3. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed January 13, 1995 (relating to the acquisition of ReLife, Inc.).

         4. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed February 1, 1995 (relating to the acquisition of Surgical Health Corporation).

         5. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed February 21, 1995 (relating to the NovaCare Rehabilitation Hospitals acquisition).

         6. HEALTHSOUTH's Current Report on Form 8-K filed August 15, 1995 (relating to the acquisition of Surgical Health Corporation).

         7. HEALTHSOUTH's Current Report on Form 8-K filed September 7, 1995 (relating to the acquisition of Sutter Surgery Centers, Inc.).


         8. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed October 20, 1995 (relating to the acquisition of SCA).


         9. HEALTHSOUTH's Current Report on Form 8-K filed October 30, 1995 (relating to the acquisition of Caremark Orthopedic Services Inc.).

         10. The description of HEALTHSOUTH's capital stock contained in HEALTHSOUTH's Registration Statement on Form 8-A filed August 26, 1989.

         There   are  also   hereby   incorporated   by   reference   into  this
Prospectus-Joint Proxy Statement and made a part hereof the following documents filed by SCA:

         1. SCA's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         2. SCA's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995.

         3. SCA's Current Report on Form 8-K filed October 16, 1995 (relating to the acquisition by HEALTHSOUTH).

         All documents filed by HEALTHSOUTH and SCA, respectively, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus-Joint Proxy Statement and prior to the Special Meetings shall be deemed to be incorporated by reference into this Prospectus-Joint Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purpose hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) is modified or superseded by such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         All information contained in this Prospectus-Joint Proxy Statement or incorporated herein by reference with respect to HEALTHSOUTH was supplied by HEALTHSOUTH, and all information contained in this Prospectus-Joint Proxy Statement or incorporated herein by reference with respect to SCA was supplied by SCA. Although neither HEALTHSOUTH nor SCA has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated by reference herein are inaccurate or incomplete, neither HEALTHSOUTH nor SCA warrants the accuracy or completeness of such statements or information as they relate to the other party.

         No person is authorized to give any information or to make any representation not contained in this Prospectus-Joint Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. Neither the delivery of this Prospectus-Joint Proxy Statement nor any distribution of the securities to which this Prospectus-Joint Proxy Statement relates shall, under any circumstances, create any implication that there has been no change in the information concerning HEALTHSOUTH or SCA contained in this Prospectus-Joint Proxy Statement since the date of such information. This Prospectus-Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates, or an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus-Joint Proxy Statement in any jurisdiction in which such an offer or solicitation is not lawful.

                              TABLE OF CONTENTS

                                                                     Page
AVAILABLE INFORMATION .............................................    3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .................    3
SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT........................    7
RISK FACTORS.......................................................    19
THE SPECIAL MEETINGS ..............................................    19
 General ..........................................................    19
 Dates, Places and Times ..........................................    19
 Record Dates; Quorums ............................................    19
 Votes Required ...................................................    20
 Voting and Revocation of Proxies .................................    21
 Solicitation of Proxies ..........................................    21
THE MERGER.........................................................    23
 Terms of the Merger ..............................................    23
 Background of the Merger .........................................    24
 Reasons for the Merger; Recommendations of the Boards of Directors    24
 Opinion of Smith Barney...........................................    25
 Opinion of Bear Stearns ..........................................    26
 Effective Time of the Merger .....................................    29
 Exchange of Certificates .........................................    35
 Representations and Warranties....................................    35
 Conditions to the Merger .........................................    36
 Regulatory Approvals .............................................    37
 Business Pending the Merger ......................................    38
 Waiver and Amendment .............................................    39
 Termination ......................................................    39
 Break-up Fee; Third Party Bids....................................    40
 Interests of Certain Persons in the Merger .......................    40
 Indemnification and Insurance.....................................    41
 Accounting Treatment .............................................    41
 Certain Federal Income Tax Consequences ..........................    42
 Resale of HEALTHSOUTH Common Stock by Affiliates .................    43
 No Appraisal Rights ..............................................    43
 No Solicitation of Transactions...................................    43
 Expenses..........................................................    44
 NYSE Listing......................................................    44
SELECTED CONSOLIDATED FINANCIAL DATA--HEALTHSOUTH..................    45
SELECTED CONSOLIDATED FINANCIAL DATA--SCA .........................    46
PRO FORMA CONDENSED FINANCIAL INFORMATION .........................    47
BUSINESS OF HEALTHSOUTH ...........................................    57
 General...........................................................    57
 Company Strategy..................................................    57
 Patient Care Services.............................................    58
 Marketing of Facilities and Services..............................    61
 Sources of Revenues...............................................    62
 Competition.......................................................    63
 Regulation........................................................    63
 Insurance.........................................................    67
 Employees.........................................................    67
 Legal Proceedings.................................................    68
 Properties........................................................    68

BUSINESS OF SCA ...................................................   73
 General...........................................................   73
 Organizational Structure..........................................   77
 Management and Operations.........................................   78
 Surgery Center Closings...........................................   80
 Competition.......................................................   80
 Regulation........................................................   80
 Insurance.........................................................   81
 Employees.........................................................   81
 Properties........................................................   82
 Legal Proceedings.................................................   83
PRINCIPAL STOCKHOLDERS OF SCA......................................   84
AMENDMENT TO HEALTHSOUTH RESTATED CERTIFICATE OF INCORPORATION TO
 INCREASE AUTHORIZED COMMON STOCK..................................   85
 General...........................................................   85
 Increase in Authorized Common Stock...............................   85
DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH .......................   86
 Common Stock .....................................................   86
 Fair Price Provision .............................................   86
 Section 203 of the DGCL...........................................   87
 Preferred Stock ..................................................   87
 Transfer Agent....................................................   88
COMPARISON OF RIGHTS OF SCA AND HEALTHSOUTH STOCKHOLDERS  .........   89
 Classes and Series of Capital Stock...............................   89
 Size and Election of the Board of Directors ......................   89
 Removal of Directors .............................................   90
 Other Voting Rights...............................................   90
 Dividends.........................................................   90
 Conversion and Dissolution........................................   90
 Fair Price Provision .............................................   91
 Amendment or Repeal of the Certificate of Incorporation  .........   91
 Special Meetings of Stockholders..................................   91
 Liability of Directors............................................   91
 Indemnification of Directors and Officers.........................   92
OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER .........   93
 Operations .......................................................   93
 Management .......................................................   93
EXPERTS ...........................................................   93
LEGAL MATTERS......................................................   94
ADDITIONAL INFORMATION.............................................   94
 Other Business....................................................   94
 Stockholder Proposals.............................................   94
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS HEALTHSOUTH CORPORATION
 AND SUBSIDIARIES..................................................  F-1
ANNEXES:
A. Plan and Agreement of Merger ...................................  A-1
B. Opinion of Smith Barney Inc. ...................................  B-1
C. Opinion of Bear, Stearns & Co. Inc..............................  C-1

                 SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT

           The following is a summary of certain information contained elsewhere in this Prospectus-Joint Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Joint Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Joint Proxy Statement, the Annexes hereto and the documents incorporated by reference herein.

The Companies

         HEALTHSOUTH. HEALTHSOUTH is the nation's largest provider of outpatient and rehabilitative healthcare services. It provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, medical centers and other health care facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality health care services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At September 30, 1995, HEALTHSOUTH had over 500 patient care locations in 39 states, the District of Columbia and Ontario, Canada. See "BUSINESS OF HEALTHSOUTH".


         At  September  30,  1995,   HEALTHSOUTH  had  consolidated   assets  of
approximately   $2,150,680,000   and   consolidated   stockholders'   equity  of
approximately $547,547,000, and employed approximately 21,900 persons.

         HEALTHSOUTH  was  incorporated  under the laws of Delaware in 1984. Its
principal   executives   offices  are  located  at  Two  Perimeter  Park  South,
Birmingham, Alabama 35243, and its telephone number is (205) 967-7116.

         SCA. SCA develops, owns and operates outpatient surgical care centers, which are outpatient facilities designed, equipped and staffed for performance of surgical procedures which generally do not require overnight hospitalization. SCA believes that outpatient surgical care centers help control healthcare costs and that the fees charged by its centers are less than those charged by hospitals for similar services performed on an outpatient basis. At September 30, 1995, SCA owned interests in and operated 67 outpatient surgery centers in 24 states. See "Business of SCA".


         At September 30, 1995, SCA had consolidated assets of $371,421,991 and consolidated stockholders' equity of $229,229,919, and employed approximately 2,500 persons.


         SCA was incorporated under the laws of Tennessee in 1982 and was reincorporated under the laws of Delaware in 1986. The principal executive offices of SCA are located at 102 Woodmont Boulevard, Suite 610, Nashville, Tennesee 37205, and its telephone number is (615) 385-3541.

         SCA Acquisition Corporation. The Subsidiary is a direct, wholly-owned subsidiary of HEALTHSOUTH and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at Two Perimeter Park South, Birmingham, Alabama 35243, and its telephone number is
(205) 967-7116.


Recent Developments

         On October 27, 1995, HEALTHSOUTH consummated the acquisition of Sutter Surgery Centers, Inc. ("SSCI") in a transaction accounted for as a pooling of interests. In the transaction, SSCI stockholders received an aggregate of 1,776,002 shares of HEALTHSOUTH Common Stock. SSCI operated 12 ambulatory surgery centers located in California, Arizona and Utah.


         On October 15, 1995, HEALTHSOUTH signed a definitive agreement to acquire Caremark Orthopedic Services Inc. ("COSI"). Under the agreement, COSI's sole stockholder will be paid $127,500,000 (plus certain additional amounts for facility acquisition costs and working capital expenditures) for the transfer of all of the issued and outstanding shares of COSI to HEALTHSOUTH. The transaction is currently expected to close by year-end 1995.

The Special Meetings

         HEALTHSOUTH. The Special Meeting of HEALTHSOUTH's stockholders (the "HEALTHSOUTH Special Meeting") to consider and vote on (i) a proposal to approve and adopt the Plan, and (ii) a proposal to approve and adopt an amendment to HEALTHSOUTH's Restated Certificate of Incorporation (the "HEALTHSOUTH Certificate") to increase the number of authorized shares of HEALTHSOUTH Common
Stock  will be held  on           , 1996 at  2:00  p.m.,  Central  Time,  at the
executive offices of HEALTHSOUTH at Two Perimeter Park South, Birmingham, Alabama 35243. Only holders of record of HEALTHSOUTH Common Stock at the close
of business on          , 1995 (the "HEALTHSOUTH  Record Date") will be entitled
to notice of  and to vote            at the HEALTHSOUTH  Special Meeting.  As of
such date, there wereoutstanding and entitled to vote shares of HEALTHSOUTH Common Stock. Each issued and outstanding share of HEALTHSOUTH Common Stock is entitled to one vote on each matter to be presented at the HEALTHSOUTH Special Meeting.

         SCA. The Special Meeting of SCA's stockholders (the "SCA Special Meeting") to consider and vote on a proposal to approve and adopt the Plan will
be held on     , 1996, at       .m. Central Time at Nashville, Tennessee       .
Only holders of record of SCA Shares at the close of business on          , 1995
(the "SCA Record Date"), will be entitled to notice of and to vote at the SCA Special Meeting. At such date, there were outstanding and entitled to vote shares of SCA Common Stock. Each issued and outstanding SCA Share is entitled to one vote on each matter to be presented at the SCA Special Meeting.

         For additional information relating to the Special Meetings, see "THE SPECIAL MEETINGS".

Votes Required

         HEALTHSOUTH. Approval and adoption of the Plan by the stockholders of HEALTHSOUTH is not required by state law, but is required pursuant to rules of the NYSE because of the number of shares of HEALTHSOUTH Common Stock which are expected to be issued in connection with the Merger. Such approval is being sought solely to comply with such rules of the NYSE. Approval and adoption of the Plan by the stockholders of HEALTHSOUTH requires the affirmative vote of holders of a majority of the shares of HEALTHSOUTH Common Stock present or represented and entitled to vote at the HEALTHSOUTH Special Meeting.

         Approval and adoption of the Amendment to increase the number of authorized shares of HEALTHSOUTH Common Stock to 250,000,000 shares requires the affirmative vote of a majority of the issued and outstanding shares of HEALTHSOUTH Common Stock. Accordingly, approval and adoption of the Amendment will require the affirmative vote of the holders of shares of HEALTHSOUTH Common
Stock entitled to cast at least       votes.

         As of the HEALTHSOUTH Record Date, directors and executive officers of HEALTHSOUTH and their affiliates beneficially owned an aggregate of shares of HEALTHSOUTH Common Stock (excluding shares issuable upon exercise of options and convertible securities) or approximately % of the shares of HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of HEALTHSOUTH and their affiliates have indicated their intention to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them in favor of approval and adoption of the Plan.

         SCA. Approval and adoption of the Plan by the stockholders of SCA requires the affirmative vote of the holders of a majority of the outstanding shares of SCA Common Stock. Accordingly, approval and adoption of the Plan at the SCA Special Meeting will require the affirmative vote of the holders of at
least        shares of SCA Common Stock.

         As of the SCA Record Date,  directors and executive officers of SCA and
their affiliates  beneficially  owned an aggregate of       shares of SCA Common
Stock (excluding shares issuable upon exercise of options and convertible securities), or approximately %, of the SCA Shares outstanding on such date. The directors and executive officers of SCA and their affiliates have indicated their intentions to vote the SCA Shares beneficially owned by them in favor of approval and adoption of the Plan.


         In the event that the Plan is not approved and adopted by both the HEALTHSOUTH and SCA stockholders, or in the event that the Amendment is not approved and adopted by the HEALTHSOUTH stockholders, the Plan may be terminated by HEALTHSOUTH or SCA in accordance with its terms. Such approvals are also a condition to HEALTHSOUTH's and SCA's obligations to consummate the Merger. See "THE SPECIAL MEETING -- Votes Required", "THE MERGER -- Conditions to the Merger" and "-- Termination".

         As a condition to entering into the Plan, HEALTHSOUTH required that Joel C. Gordon, Chairman of the Board and Chief Executive Officer of SCA, and certain of his affiliates enter into Proxy Agreements with HEALTHSOUTH, whereby they agreed that until the date on which the Plan is terminated and following such termination during such time as a Third Party Acquisition Event (as defined herein) exists with respect to SCA, but in no event after the close of business one year following the termination of the Plan, they will vote an aggregate of 1,358,170 shares of SCA Common Stock (a) in favor of adoption and approval of the Plan and the Merger at every meeting of the stockholders of SCA at which such matters are considered and at every adjournment thereof, and (b) against any other proposal for any reorganization. The shares subject to the Proxy Agreements represent approximately of the votes eligible to be cast at the SCA Special Meeting as of the SCA Record Date. See "THE MERGER -- Interests ofCertain Persons in the Merger".


The Merger

         Terms of the Merger. SCA will be acquired by HEALTHSOUTH pursuant to the Plan, which provides that at the effective time of the Merger (the "Effective Time"), the Subsidiary will merge with and into SCA with SCA being the Surviving Corporation. The Restated Certificate of Incorporation of SCA, as amended and existing at the Effective Time in form satisfactory to HEALTHSOUTH, and the Bylaws of the Subsidiary in effect at the Effective Time, will govern the surviving corporation until amended or repealed in accordance with applicable law. At the Effective Time, each outstanding SCA Share (excluding shares held by SCA and any of its subsidiaries) will be converted into the right to receive 1.22 shares (the "Exchange Ratio") of HEALTHSOUTH Common Stock (the "Merger Consideration"); provided, however, that if the Base Period Trading Price (as defined below) is greater than $28.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $34.16 by the Base Period Trading Price, computed to four decimal places; and provided further, that if the Base Period Trading Price shall be less than $22.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $26.84 by the Base Period Trading Price, computed to four decimal places; and provided further, that the Exchange Ratio shall in no event be greater than 1.342, except as set forth in the immediately following sentences. SCA shall have the right to terminate the Plan if the Base Period Trading Price is less than $20.00. If, in that circumstance, SCA proposes so to terminate the Plan, HEALTHSOUTH shall have an opportunity to submit a final and best offer (the "Final Offer") for a change in the Merger Consideration. If SCA's Board of Directors (in consultation with its legal counsel and financial advisors) accepts the Final Offer, the Plan shall be amended to reflect such Final Offer.

         The term "Base Period Trading Price" is defined in the Plan as the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending on the second New York Stock Exchange trading day before the closing of the Merger. The daily closing price per share shall be the closing price for NYSE-Composite Transactions as reported in The Wall Street Journal-Eastern Edition or, if not reported therein, any other authoritative source. Fractional shares of HEALTHSOUTH Common Stock will not be issuable in connection with the Merger. SCA stockholders will receive cash (without interest) in lieu of fractional shares of HEALTHSOUTH Common Stock. See "THE MERGER" and "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH".

         The following table indicates the Exchange Ratio assuming various Base Period Trading Prices, with the resulting "value" to be received for each SCA
Share:

                                                               Value to be
      Base Period                                              received for
     Trading Price             Exchange Ratio                 each SCA Share
       (Col. 1)                   (Col. 2)                  (Col. 1  x Col. 2)
       --------                   --------                  ------------------

     $19.00(1)......               1.342                         $25.50
      20.00.........               1.342                          26.84
      21.00.........               1.2781                         26.84
      22.00.........               1.22                           26.84
      23.00.........               1.22                           28.06
      24.00.........               1.22                           29.28
      25.00.........               1.22                           30.50
      26.00.........               1.22                           31.72
      27.00.........               1.22                           32.94
      28.00.........               1.22                           34.16
      29.00.........               1.1779                         34.16
      30.00.........               1.1387                         34.16

===============

(1) SCA will have the right to terminate the Plan if the Base Period Trading Price is less than $20.00.


         In addition, at the Effective Time, all options to purchase shares of SCA Common Stock which are outstanding at such time, whether or not then exercisable, will become immediately exercisable options to purchase HEALTHSOUTH Common Stock, and HEALTHSOUTH will assume each such option (as adjusted to reflect the Exchange Ratio). All warrants to purchase shares of SCA Common Stock which are outstanding at such time shall become warrants to purchase HEALTHSOUTH Common Stock, and HEALTHSOUTH will assume each such warrant (as adjusted to reflect the Exchange Ratio).

         Recommendations of the Boards of Directors. The Board of Directors of each of HEALTHSOUTH and SCA has approved the Plan and has recommended a vote FOR the Plan. Each Board of Directors believes the Plan is fair to and in the best interests of the stockholders of its Company.


         The Board of Directors of HEALTHSOUTH believes that the Merger is desirable for the following reasons, among others: (i) SCA's position as the largest independent operator of ambulatory surgery centers in the United States;
(ii) the experience and expertise of SCA's management team; (iii) the fact that HEALTHSOUTH currently operates rehabilitation facilities in approximately 70% of SCA's markets; (iv) the benefits to patients and payors from packaged pricing of bundled services in such markets; (v) HEALTHSOUTH's belief that its managed care relationships and national network would significantly enhance SCA's patient volume; (vi) HEALTHSOUTH's belief that there is a natural strategic fit between HEALTHSOUTH and SCA; (vii) HEALTHSOUTH's belief that the Merger would provide significant operating synergies and would be accretive to 1996 earnings; and
(viii) the opinion of Smith Barney Inc. ("Smith Barney"), HEALTHSOUTH's financial advisor, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to HEALTHSOUTH.

         The Board of Directors of SCA believes that the Plan is in the best interests of the SCA stockholders based on a number of factors, including, without limitation and without assigning relative weights thereto, the following factors: (i) the value of the consideration to be received by SCA stockholders, including the fact that the method for determining the Exchange Ratio allows holders of SCA Shares to receive up to $34.16 per share in value of HEALTHSOUTH Common Stock in the event that the Base Period Trading Price of HEALTHSOUTH
Common Stock equals or exceeds $28.00; (ii) the terms and conditions of the proposed Merger, including the parties' reciprocal representations, warranties and covenants, the conditions to their respective obligations, and the circumstances and terms under which SCA may terminate the Plan to accept a higher offer; (iii) the fact that the Merger is expected to be treated as a tax-free reorganization and that the Merger will be accounted for under the "pooling-of-interests" method of accounting; (iv) the SCA Board's familiarity with SCA's business, assets, financial condition, results of operations, business strategy and prospects and current trends in the markets in which it operates; (v) the opportunity for SCA stockholders to continue to share in the potential for long-term gain in SCA through the ownership of HEALTHSOUTH Common Stock after the Merger; (vi) the business reputation and capabilities of HEALTHSOUTH and its management, HEALTHSOUTH's financial strength, prospects, market position and strategic objectives, and the historical performance of HEALTHSOUTH Common Stock; (vii) the oral opinion of Bear, Stearns & Co. Inc. ("Bear Stearns"), which served as financial advisor to SCA in connection with the Merger, that, as of the date of the Plan, the Merger was fair, from a financial point of view, to the stockholders of SCA; and (viii) the perceived strengths of SCA and HEALTHSOUTH combined, the belief that SCA and HEALTHSOUTH are strategically complementary, and the belief that the combined Companies will be able to compete more effectively in the changing healthcare marketplace and will be more attractive to managed care companies and other payors.

         See "THE MERGER -- Reasons for the Merger; Recommendations of the Boards of Directors".


         Opinions of Financial Advisors.


         HEALTHSOUTH. Smith Barney has acted as financial advisor to HEALTHSOUTH in connection with the Merger and has delivered a written opinion, dated October 9, 1995, to the Board of Directors of HEALTHSOUTH to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to HEALTHSOUTH. The full text of the written opinion of Smith Barney, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Prospectus-Joint Proxy Statement and should be read carefully in its entirety. Smith Barney's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view to HEALTHSOUTH, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the HEALTHSOUTH Special Meeting. See "THE MERGER -- Opinion of Smith Barney".

         SCA. Bear Stearns, which has acted as financial advisor to SCA in connection with the Merger, has rendered its opinion to SCA's Board of Directors that, as of the date of such opinion, the Merger is fair, from a financial point of view, to the stockholders of SCA. A copy of such opinion is attached as Annex C to this Prospectus-Joint Proxy Statement. SCA stockholders are urged to, and should, read such opinion carefully in its entirety in conjunction with this Prospectus-Joint Proxy Statement for assumptions made, matters considered and the limits of the review by Bear Stearns. See "THE MERGER -- Opinion of Bear Stearns".


         Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and SCA under the General Corporation Law of the State of Delaware (the "DGCL"), or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made, subject to satisfaction of the conditions to the respective obligations of each party to consummate the Merger, no later than two business days after satisfaction or waiver of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and SCA. See "THE MERGER -- Effective Time of the Merger" and "-- Conditions to the Merger".

         Exchange of Certificates. As soon as reasonably practicable after the Effective Time, transmittal materials will be mailed to each holder of record of SCA Shares for use in exchanging such holder's stock certificates for certificates evidencing shares of HEALTHSOUTH Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Stockholders should not send any stock certificates with their proxy cards. See "THE MERGER -- Exchange of Certificates".

         Representations    and   Warranties.    The   Plan   contains   certain
representations and warranties made by each of the parties thereto. See "THE MERGER -- Representations and Warranties".

         Conditions to the Merger. The obligation of each of HEALTHSOUTH, the Subsidiary and SCA to consummate the Merger is subject to certain conditions, including the requisite stockholder approvals. See "THE MERGER -- Conditions to the Merger".

         Regulatory Approvals. The HSR Act provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. On November 1, 1995, HEALTHSOUTH and SCA made their respective filings with the DOJ and the FTC with respect to the Plan. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filings commenced a 30-day waiting period during which the Merger cannot be consummated, which waiting period will expire on December 1, 1995, unless extended by a request for additional information. Notwithstanding the expiration of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of SCA. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.

         The operations of each Company are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result of the Merger, certain of the licenses for facilities operated by SCA will be deemed to have been transferred, requiring the consents or approvals of various state licensing and/or health planning agencies. In some instances, new licenses will be required to be obtained. In addition, certain of the arrangements between SCA and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. See "THE MERGER -- Regulatory Approvals".

         Business Pending the Merger. The Plan provides that, until the Effective Time, except as provided in the Plan, SCA will use its reasonable best efforts to preserve intact its present business organizations, to keep available to HEALTHSOUTH and the Surviving Corporation the services of its present employees and to preserve the goodwill of customers, suppliers and others having business dealings with it. See "THE MERGER -- Business Pending the Merger".

         Amendment. The Plan provides that, at any time prior to the Effective Time, the parties may, under certain circumstances, amend or otherwise change the Plan. See "THE MERGER -- Waiver and Amendment".

         Termination. The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of SCA and the stockholders of HEALTHSOUTH under certain circumstances which are set forth in the Plan. If, however SCA proposes to exercise its right under the Plan to terminate the Plan because the Base Period Trading Price is less than $20.00, SCA must first notify HEALTHSOUTH in writing of its intent so to terminate. HEALTHSOUTH shall then have not less than 48 hours from the time of receipt of such written notice to submit a final and best offer (a "Final Offer") for a change in the Merger Consideration. If such Final Offer is accepted by SCA (as determined by its Board of Directors after consulting with its legal counsel and financial advisors), SCA, HEALTHSOUTH and the Subsidiary shall amend the Plan to reflect such Final Offer and shall make any appropriate amendments to this Prospectus-Joint Proxy Statement. See "THE MERGER -- Termination".

         Break-up Fee; Third Party Bids. If the Plan is terminated by SCA pursuant to a determination by SCA's Board of Directors, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of SCA Shares, or the SCA Board shall have withdrawn such recommendation, or shall have approved, recommended or endorsed any Acquisition Transaction (as defined in the Plan) other than the Plan, and within one year after the effective date of such termination SCA is the subject of a Third Party Acquisition Event (as defined in the Plan), then at the time of consummation of such a Third Party Acquisition Event SCA shall pay to HEALTHSOUTH a break-up fee equal to 3.25% of the aggregate Merger Consideration (determined as it would have been calculated on the effective date of termination of the Plan, substituting the effective date of such termination for the Closing Date of the Merger in calculating the Base Period Trading Price). See "THE MERGER -- Break-up Fee; Third Party Bids".

         Interests of Certain Persons in the Merger. In considering the recommendations of the Boards of Directors of HEALTHSOUTH and SCA with respect to the Plan and the transactions contemplated thereby, stockholders of both Companies should be aware that certain members of the management of HEALTHSOUTH and SCA and the Boards of Directors of such Companies have certain interests in the Merger in addition to the interests of such stockholders generally.

         Concurrently with the execution of the Plan, HEALTHSOUTH entered into a proxy agreement (the "Proxy Agreement"), a non-competition agreement (the "Non-Competition Agreement") and a consulting agreement (the "Consulting Agreement") with Joel C. Gordon, the Chairman of the Board of Directors and Chief Executive Officer of SCA.

         Mr. Gordon, William J. Hamburg, President and Chief Operating Officer of SCA, and Tarpley B. Jones, Senior Vice President and Chief Financial Officer of SCA, are parties to employment agreements with SCA (the "Employment Agreements"), which provide that if SCA merges, consolidates or combines with another business entity, then, at the employee's option, the new entity will assume the employment agreement or SCA will pay the employee a lump sum equal to three years' compensation.

         See "THE MERGER -- Interests of Certain Persons in the Merger".

         Accounting Treatment. It is intended that the Merger will be accounted for as a pooling of interests. It is a condition to the consummation of the Merger that each of HEALTHSOUTH and SCA receive a letter from Ernst & Young LLP to the effect that the Merger will be accounted for as a pooling of interests. See "THE MERGER -- Accounting Treatment" and "PRO FORMA CONDENSED FINANCIAL INFORMATION".

         Certain Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization within the meaning Section 368(a) of the Code. If the Merger so qualifies, no gain or loss will be recognized by holders of SCA Shares upon their receipt of HEALTHSOUTH Common Stock in exchange for their SCA Shares, except with respect to cash received in lieu of fractional shares. The obligation of SCA and HEALTHSOUTH to consummate the Merger is conditioned upon their receipt of opinions from their respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each holder of SCA Shares and each holder of options or warrants to acquire SCA Shares is urged to consult his or her personal tax and financial advisors concerning the federal income tax consequences of the Merger, as well as any state, local, foreign or other tax consequences of the Merger, based upon such holder's own particular facts and circumstances. See "THE MERGER -- Certain Federal Income Tax Consequences".

         Resale Restrictions. All shares of HEALTHSOUTH Common Stock received by SCA stockholders in the Merger will be freely transferable, except that shares of HEALTHSOUTH Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of SCA at the time of the SCA Special Meeting may be resold by them only in certain permitted circumstances. See "THE MERGER -- Resale of HEALTHSOUTH Common Stock by Affiliates".

         Appraisal Rights. Holders of SCA Shares and holders of HEALTHSOUTH Common Stock are not entitled to appraisal rights under the DGCL with respect to the Merger. See "THE MERGER -- No Appraisal Rights".

         NYSE Listing. A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to the SCA stockholders in the Merger. Although no assurance can be given that the NYSE will accept such shares of HEALTHSOUTH Common Stock for listing, HEALTHSOUTH and SCA anticipate that these shares will qualify for listing. It is a condition to the obligation of HEALTHSOUTH, the Subsidiary and SCA to consummate the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time. See "THE MERGER -- NYSE Listing".

Market and Market Price


         HEALTHSOUTH Common Stock is listed under the symbol HRC on the NYSE. Set forth below are the closing prices per share of HEALTHSOUTH Common Stock on the NYSE on (i) October 9, 1995, the last business day preceding public announcement of the Merger, and (ii) November 7, 1995:


                                                        Market Price
                                                        Per Share of
                                                         HEALTHSOUTH
                  Date                                  Common Stock
                  ----                                  ------------
             October 9, 1995...........                    $24.50
             November 7, 1995...........                   $29.00



         SCA Common Stock is listed under the symbol SCA on the NYSE. Set forth below is the closing price per share of SCA Common Stock on the NYSE on (i) October 9, 1995, the last business day preceding public announcement of the Merger, and (ii) November 7, 1995.



                                                         Market Price
                                                         Per Share of
                  Date                                 SCA Common Stock
                  ----                                 ----------------
             October 9, 1995...........                     $23.00
             November 7, 1995...........                    $31.38

         The following table sets forth certain information as to the high and low reported sale prices per share of HEALTHSOUTH Common Stock for the calendar years and quarters indicated. The prices for HEALTHSOUTH Common Stock are as reported on the NYSE Composite Transactions Tape. HEALTHSOUTH has never paid dividends on its capital stock. All prices shown have been adjusted for a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.


                                                             HEALTHSOUTH
                                                             Common Stock
                                                         High            Low
   1992 ...................................
    First Quarter...........................           $18.56          $12.00
    Second Quarter..........................            12.75            7.63
    Third Quarter...........................            12.63            9.13
    Fourth Quarter..........................            13.25            8.00
   1993 ...................................
    First Quarter...........................           $13.19           $7.13
    Second Quarter..........................             9.32            6.50
    Third Quarter...........................             8.38            6.07
    Fourth Quarter..........................            12.82            7.63
   1994 ...................................
    First Quarter...........................           $16.13          $11.69
    Second Quarter..........................            17.32           12.63
    Third Quarter...........................            19.69           12.88
    Fourth Quarter .........................            19.32           16.13
   1995 ...................................
    First Quarter ..........................           $20.44          $18.06
    Second Quarter..........................            21.63           16.32
    Third Quarter...........................            25.75           17.25
    Fourth Quarter (through November 7,
     1995)...................................           29.00           22.50

         The following table sets forth certain information as to the high and low reported sale prices per share of SCA Common Stock for the periods indicated, as reported on the NYSE Composite Transactions Tape. SCA paid a $.16 cash dividend during 1994 and an $.18 cash dividend during 1995.


         Period                                         High             Low
   1992 ....................................
    First Quarter ...........................          $43.35          $30.85
    Second Quarter...........................           37.10           24.35
    Third Quarter............................           30.85           18.10
    Fourth Quarter...........................           27.48           17.10
   1993 ....................................
    First Quarter............................          $29.73          $14.85
    Second Quarter...........................           17.85           13.48
    Third Quarter............................           16.60           12.23
    Fourth Quarter...........................           20.60           14.00
   1994 ....................................
    First Quarter............................          $20.00          $15.00
    Second Quarter...........................           15.75           11.88
    Third Quarter............................           20.00           12.63
    Fourth Quarter...........................           20.88           18.25
   1995 .....................................
    First Quarter............................          $24.50          $20.00
    Second Quarter ..........................           24.50           20.38
    Third Quarter ...........................           24.88           19.00
    Fourth Quarter (through November 7,
     1995) ...................................          31.50           22.00



         As of the HEALTHSOUTH Record Date, there were approximately record holders of HEALTHSOUTH Common Stock. As of the SCA Record Date, there were approximately record holders of SCA Common Stock.

         Stockholders are advised to obtain current market quotations for HEALTHSOUTH Common Stock. No assurance can be given as to the market price of HEALTHSOUTH Common Stock at the Effective Time or at any other time.

Operations and Management of HEALTHSOUTH After the Merger


         Pursuant to the Plan, following the Effective Time, SCA will be a wholly-owned subsidiary of HEALTHSOUTH, and all of SCA's subsidiaries will be indirect subsidiaries of HEALTHSOUTH. HEALTHSOUTH will continue its operations as prior to the Merger and will continue to be managed by the same Board of Directors and executive officers, except that HEALTHSOUTH has agreed to cause Joel C. Gordon, Chairman of the Board and Chief Executive Officer of SCA, to be appointed to the Board of Directors of HEALTHSOUTH immediately following the Effective Time. See "THE MERGER -- Interests of Certain Persons in the Merger" and "OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER".

                        COMPARATIVE PER SHARE INFORMATION

         The following summary presents selected comparative per share information (i) for HEALTHSOUTH on a historical basis in comparison with pro forma equivalent information giving effect to the Merger on a pooling-of-interests basis, and (ii) SCA on a historical basis in comparison with its pro forma equivalent information after giving effect to the Merger, assuming that 1.22 shares of HEALTHSOUTH Common Stock are issued in exchange for each SCA Share in the Merger. This financial information should be read in conjunction with the historical consolidated financial statements of HEALTHSOUTH and SCA and the related notes thereto contained elsewhere herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma financial information appearing elsewhere in this Prospectus-Joint Proxy Statement. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "PRO FORMA CONDENSED FINANCIAL INFORMATION" and "CONSOLIDATED FINANCIAL STATEMENTS OF SCA".

         HEALTHSOUTH has not paid cash dividends since inception. SCA paid a $.16 cash dividend during 1994 and an $.18 cash dividend during 1995. It is anticipated that HEALTHSOUTH will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of HEALTHSOUTH and will depend, among other things, upon HEALTHSOUTH's earnings, capital requirements, financial condition and debt covenants.

         The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.

                                                                          Nine Months Ended
                                               Year Ended December 31,       September 30,
                                                 1992    1993   1994        1994       1995
Net income per common share:
HEALTHSOUTH(1)
   Historical (primary)......................   $ .47    $ .22  $ .59       $ .54    $ .51
   Historical (fully diluted)(2).............     N/A      N/A    .59         N/A      .51
   Pro forma combined (primary)..............   $ .52    $ .43  $ .59       $ .54    $ .57
   Pro forma combined (fully diluted)(2)          N/A      N/A    .59         N/A      .57
SCA
   Historical (primary)......................    $.78    $ .96  $ .75       $ .69    $ .84
   Pro forma equivalent (primary) (3) .......     .63      .52    .72         .66      .70
   Pro forma equivalent (fully diluted) (3)..     N/A      N/A    .72         N/A      .70


                                           At September 30,
                                               1995
Stockholders' equity per common share:
  HEALTHSOUTH -- historical..............   $  6.24
  HEALTHSOUTH -- pro forma combined .....      5.69
  SCA -- historical......................      5.85
  SCA -- pro forma equivalent(3).........      6.94


(1) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(2) Fully diluted earnings per share in 1994 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001.

(3) SCA pro forma equivalent per share data have been calculated by multiplying the pro forma HEALTHSOUTH amounts by an assumed exchange ratio of 1.22, which is based on an assumed Base Period Trading Price for the HEALTHSOUTH Common Stock within the range of $22 to $28 per share.

                             HEALTHSOUTH's and SCA's
              SELECTED PRO FORMA FINANCIAL INFORMATION (Unaudited)

         The following selected pro forma financial information for the combined Companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Joint Proxy Statement. See "PRO FORMA CONDENSED FINANCIAL INFORMATION". The pro forma financial information set forth in this Prospectus-Joint Proxy Statement is not necessarily indicative of the results that actually would have actually occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.

                                                                                            Nine Months
                                                      Year Ended December 31,           Ended September 30,
                                                 1992        1993        1994(5)       1994        1995(5)
                                                               (In thousands, except per share data)

Income Statement Data(1):
 Revenues ..................................  $665,836    $877,695    $1,664,243    $1,102,066    $1,376,772
 Operating expenses:
  Operating units ..........................   457,855     590,371     1,175,709       782,696       940,792
  Corporate general and administrative  ....    21,158      30,473        54,070        36,024        34,519
 Provision for doubtful accounts............    14,873      19,015        31,976        21,720        26,348
 Depreciation and amortization .............    39,714      60,453       119,346        73,559       104,312
 Interest expense...........................    16,077      22,707        93,214        50,653        78,647
 Interest income............................    (8,177)     (5,571)       (6,198)       (4,846)       (6,060)
 Terminated merger expense .................     3,665           0             0             0             0
 Merger expenses............................         0         333         6,520         3,571        29,194
 NME Selected Hospitals Acquisition related
  expense ..................................         0      49,742             0             0             0
 Gain on sale of partnership interest  .....         0      (1,400)            0             0             0
 Gain on sale of MCA Stock..................         0           0        (7,727)       (6,882)            0

 Loss on impairment of assets...............         0           0        10,500             0        11,192
 Loss on abandonment of computer project  ..         0           0         4,500             0             0
 Loss on disposal of Surgery Centers .......         0           0        13,197             0             0
                                               545,165     766,123     1,495,107       956,495     1,218,944
 Income before income taxes and minority
  interests.................................   120,671     111,572       169,136       145,571       157,828
 Provision for income taxes ................    34,505      32,712        58,110        51,639        49,410
                                                86,166      78,860       111,026        93,932       108,418
 Minority interests.........................    25,911      29,308        31,729        21,307        30,027
 Income from continuing operations..........    60,255      49,552        79,297        72,625        78,391
 Income from discontinued operations .......     3,283       4,452             0             0             0
 Net income.................................  $ 63,538    $ 54,004    $   79,297    $   72,625    $   78,391
 Weighted average common and common
  equivalent shares outstanding(2)..........   121,362     125,987       133,910       133,692       137,359
 Net income per common and common
  equivalent share(2) ......................  $   0.52    $   0.43    $     0.59     $    0.54    $     0.57
 Net income per common share--assuming full
  dilution(2) (3)...........................       N/A         N/A    $     0.59           N/A    $     0.57


                                     December 31,                            September 30,
                                       1992        1993        1994              1995
Balance Sheet Data(1):
 Cash and marketable securities    $  165,825  $  136,607  $  121,584        $  137,535
  Working capital................     250,245     267,336     261,928           344,030
  Total assets...................   1,066,027   1,787,961   2,119,283         2,559,392
  Long-term debt(4)..............     388,648     979,890   1,111,900         1,487,772
  Stockholders' equity...........     448,309     598,394     700,846           781,105

(1) In addition to SCA, reflects combination of HEALTHSOUTH, ReLife, SHC and SSCI for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994, SHC in June 1995 and SSCI in October 1995 in transactions accounted for as pooling of interests.

(2) Adjusted to reflect a two-for-one split effected in the form of a 100% stock dividend paid on April 17, 1995.

(3) Fully-diluted earnings per share reflects shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001, where applicable.

(4)  Includes current portion of long-term debt.

(5) Gives effect to the NovaCare Rehabilitation Hospitals Acquisition as if the purchase had occurred on January 1, 1994. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".

                                       18

                                  RISK FACTORS


         In addition to the other information in this Prospectus-Joint Proxy Statement, the following should be considered carefully by holders of shares of SCA Common Stock.

         Regulation. As a result of the continued escalation of healthcare costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures relating to healthcare reform. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on HEALTHSOUTH or on the combined Companies. HEALTHSOUTH is also subject, and the combined Companies will be subject, to various other types of regulation at the federal and state levels, including, but not limited to, licensure and certification laws, Certificate of Need laws and laws relating to financial relationships among providers of healthcare services, Medicare fraud and abuse and physician self-referral. See "BUSINESS OF HEALTHSOUTH -- Regulation" and "BUSINESS OF SCA -- Regulation".


                              THE SPECIAL MEETINGS

General


         This Prospectus-Joint Proxy Statement is being furnished to holders of HEALTHSOUTH Common Stock in connection with the solicitation of proxies by the Board of Directors of HEALTHSOUTH for use at the HEALTHSOUTH Special Meeting to consider and vote upon a proposal to approve and adopt the Plan and an amendment (the "Amendment") to the HEALTHSOUTH Certificate to increase the number of authorized shares of HEALTHSOUTH Common Stock from 150,000,000 shares to 250,000,000 shares, and to transact such other business as may properly come before the HEALTHSOUTH Special Meeting or any adjournments or postponements thereof.


         This Prospectus-Joint Proxy Statement is also being furnished to holders of SCA Shares in connection with the solicitation of proxies by the Board of Directors of SCA for use at the SCA Special Meeting to consider and vote upon a proposal to approve and adopt the Plan and to transact such other business as may properly come before the SCA Special Meeting or any adjournments or postponements thereof.

         Each copy of this Prospectus-Joint Proxy Statement mailed to holders of HEALTHSOUTH Common Stock is accompanied by a form of Proxy for use at the HEALTHSOUTH Special Meeting, and each copy of this Prospectus-Joint Proxy Statement mailed to holders of SCA Shares is accompanied by a form of Proxy to be used at the SCA Special Meeting.

         This Prospectus-Joint Proxy Statement is also furnished to holders of SCA Shares as a Prospectus in connection with the issuance to them of the shares of HEALTHSOUTH Common Stock upon consummation of the Merger.

Dates, Places and Times

         The HEALTHSOUTH Special Meeting will be held at the executive offices of HEALTHSOUTH at Two Perimeter Park South, HEALTHSOUTH Corporation, Birmingham,
Alabama 35243 on       , 1995 at     .m., Central Time.

         The SCA Special Meeting will be held at         Nashville, Tennesee, on
at         .m., Central Time.

Record Dates; Quorums

         The Board of Directors of HEALTHSOUTH has fixed the close of business on as the HEALTHSOUTH Record Date for the determination of the holders of HEALTHSOUTH Common Stock entitled to receive notice of and to vote at the HEALTHSOUTH Special Meeting. The presence, in person or by Proxy, of the holders of shares of HEALTHSOUTH Common Stock entitled to cast a majority of the votes entitled to be cast at the HEALTHSOUTH Special Meeting will constitute a quorum at the HEALTHSOUTH Special Meeting.

         The Board of Directors of SCA has fixed the close of business on , as the SCA Record Date for the determination of holders of SCA Shares entitled to receive notice of and to vote at the SCA Special Meeting. The presence, in person or by Proxy, of the holders of SCA Shares entitled to cast a majority of the votes entitled to be cast at the SCA Special Meeting will constitute a quorum at the SCA Special Meeting.

Votes Required

         As of the HEALTHSOUTH  Record Date, there were outstanding and entitled
to vote         shares of HEALTHSOUTH  Common Stock.  Each share of  HEALTHSOUTH
Common Stock is entitled to one vote on each matter that comes before the HEALTHSOUTH Special Meeting.

         Approval and adoption of the Plan by the stockholders of HEALTHSOUTH is not required by state law, but is required pursuant to rules of the NYSE because of the number of shares of HEALTHSOUTH Common Stock which are expected to be issued in connection with the Merger. Such approval is being sought solely to comply with such rules of the NYSE. The affirmative vote of the holders of shares of HEALTHSOUTH Common Stock representing a majority of the votes cast at the HEALTHSOUTH Special Meeting is required to approve and adopt the Plan.

         Approval and adoption of the Amendment to increase the number of authorized shares of HEALTHSOUTH Common Stock to 250,000,000 shares requires the affirmative vote of a majority of the issued and outstanding shares of HEALTHSOUTH Common Stock. Accordingly, approval and adoption of the Amendment will require the affirmative vote of the holders of shares of HEALTHSOUTH Common Stock entitled to cast at least votes. The number of shares of HEALTHSOUTH Common Stock currently reserved for issuance, including those reserved for issuance in connection with the Merger, when added to the number of shares currently outstanding, exceeds the number of shares of HEALTHSOUTH Common Stock currently authorized. Accordingly, unless the Amendment is approved and adopted, there will not be a sufficient number of shares of HEALTHSOUTH Common Stock available to consummate the Plan and the Merger.

         As of the HEALTHSOUTH Record Date, directors and executive officers of HEALTHSOUTH and their affiliates beneficially owned an aggregate of shares  of  HEALTHSOUTH Common Stock (excluding shares issuable upon exercise of
options andconvertible securities),  or approximately         % of the shares of
HEALTHSOUTH Common Stock outstanding on such date. The directors and executive officers of HEALTHSOUTH and their affiliates have indicated their intentions to vote the shares of HEALTHSOUTH Common Stock beneficially owned by them in favor of approval and adoption of the Plan.

         By unanimous vote of the members of the Board of Directors of HEALTHSOUTH at a special meeting held on October 6, 1995, the HEALTHSOUTH Board of Directors approved and adopted the Plan and the Merger and recommended that the stockholders of HEALTHSOUTH vote FOR approval and adoption of the Plan.

         As of the SCA Record Date, there were outstanding and entitled to vote shares of SCA Common Stock. Each of such SCA Shares is entitled to one vote on each matter that comes before the SCA Special Meeting. Approval and adoption of the Plan will require the affirmative vote of a majority of the votes entitled to be cast by the holders of record of the issued and outstanding shares of SCA Common Stock. Accordingly, approval and adoption of the Plan will require the affirmative vote of the holders of at least shares of SCA Common Stock.

         As of the SCA Record Date, SCA's directors and executive officers and their affiliates beneficially owned an aggregate of _____________ shares, or approximately ____%, of SCA Common Stock outstanding on such date (excluding shares issuable upon exercise of options and warrants), by Joel C. Gordon, Chairman of the Board of Directors and Chief Executive Officer of SCA, and certain of his affiliates have executed Proxy Agreements with HEALTHSOUTH, whereby they agreed that until the date on which the Plan is terminated and following such termination during such time as a Third Party Acquisition Event (as defined herein) exists with respect to SCA, but in no event after the close of business one year following the termination of the Plan, they will vote an aggregate of 1,358,170 shares of SCA Common Stock (a) in favor of adoption and approval of the Plan and the Merger at every meeting of the stockholders of SCA at which such matters are considered and at every adjournment thereof, and (b) against any other proposal for any reorganization. The shares subject to the Proxy Agreements represent approximately of the votes eligible to be cast at the SCA Special Meeting as of the SCA Record Date. See "THE MERGER -- Interests of Certain Persons in the Merger".

         By the unanimous vote of the members of the Board of Directors of SCA at a special meeting held on October 9, 1995, the SCA Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan, were in the best interests of SCA and its stockholders. The Plan and the Merger were adopted and approved unanimously by the entire SCA Board of Directors, which also unanimously resolved to recommend that the stockholders of SCA vote FOR approval and adoption of the Plan.

         In the event that the Plan is not approved and adopted by both the HEALTHSOUTH and SCA stockholders, the Plan may be terminated in accordance with its terms. See "THE MERGER -- Termination".


Voting and Revocation of Proxies


         Shares of HEALTHSOUTH Common Stock and the SCA Shares represented by a Proxy properly signed and received at or prior to the appropriate Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a Proxy for the HEALTHSOUTH Special Meeting is properly executed and returned without indicating any voting instructions, shares of HEALTHSOUTH Common Stock represented by the Proxy will be voted for approval and adoption of the Plan and approval and adoption of the Amendment. If a Proxy for the SCA Special Meeting is properly executed and returned without indicating any voting instructions, SCA Shares represented by the Proxy will be voted for approval and adoption of the Plan. Any Proxy given pursuant to the solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing of an instrument revoking it or of a duly executed Proxy bearing a later date with the Secretary of HEALTHSOUTH, for HEALTHSOUTH stockholders, or with the Secretary of SCA, for SCA stockholders, prior to or at the appropriate Special Meeting, or by voting in person at the appropriate Special Meeting. Attendance at a Special Meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast for approval of the Plan or other matters constitute affirmative votes. Abstentions and broker non-votes will, therefore, have the same effect as votes against approval of the Plan with respect to the SCA Special Meeting. Abstentions and broker non-votes will not affect the vote on the Plan at the HEALTHSOUTH Special Meeting. Because the proposal to amend the HEALTHSOUTH Certificate requires the affirmative vote of a majority of the issued and outstanding shares of HEALTHSOUTH Common Stock, abstentions and broker non-votes will be the equivalent of votes against this proposal.


         The Boards of Directors of HEALTHSOUTH and SCA are not aware of any business to be acted upon at the Special Meetings of their respective stockholders other than as described herein. If, however, other matters are properly brought before either Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC or Delaware law.

Solicitation of Proxies

         In addition to solicitation by mail, directors, officers and employees of HEALTHSOUTH and SCA, who will not be specifically compensated for such services, may solicit proxies from the stockholders of HEALTHSOUTH and SCA, respectively, personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so.

         Each of HEALTHSOUTH and SCA has retained Morrow & Co. to assist in the solicitation of proxies from its stockholders. The fees to be paid to Morrow & Co. for such services by each of HEALTHSOUTH and SCA are not expected to exceed approximately $6,000 plus reasonable out-of-pocket costs and expenses. Each of HEALTHSOUTH and SCA will bear its own expenses in connection with the solicitation of proxies for its Special Meeting, except that HEALTHSOUTH and SCA each will pay one-half of the expenses incurred in printing this
Prospectus-Joint Proxy Statement, the forms of Proxies and other proxy materials. See "THE MERGER -- Expenses".

STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH ELSEWHERE IN THIS PROSPECTUS-JOINT PROXY STATEMENT. SEE "THE MERGER -- EXCHANGE OF CERTIFICATES".

                                  THE MERGER

         The description of the Merger contained in this Prospectus-Joint Proxy Statement summarizes the principal provisions of the Plan; it is not complete and is qualified in its entirety by reference to the Plan, the full text of which is attached hereto as Annex A. All stockholders are urged to read Annex A in its entirety.

Terms of the Merger

         The acquisition of SCA by HEALTHSOUTH will be effected by means of the merger of the Subsidiary with and into SCA, with SCA being the Surviving Corporation. The Certificate of Incorporation of SCA (the "SCA Certificate") shall be amended and restated, effective at the Effective Time, in a manner satisfactory to HEALTHSOUTH, and will govern the Surviving Corporation until amended in accordance with applicable law. The Bylaws of the Subsidiary as in effect at the Effective Time will govern the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, SCA shall continue as the Surviving Corporation under the name "Surgical Care Affiliates, Inc.".


         At the Effective Time, each outstanding SCA Share not owned by SCA or a subsidiary of SCA will be converted into the right to receive 1.22 shares (the "Exchange Ratio") of HEALTHSOUTH Common Stock (the "Merger Consideration"); provided, however, that if the Base Period Trading Price (as defined below) is greater than $28.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $34.16 by the Base Period Trading Price, computed to four decimal places; and provided further, that if the Base Period Trading Price shall be less than $22.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $26.84 by the Base Period Trading Price, computed to four decimal places; and provided further, that the Exchange Ratio shall in no event be greater than 1.342, except as set forth in the immediately following sentences. SCA shall have the right to terminate the Plan if the Base Period Trading Price is less than $20.00. If, in that circumstance, SCA proposes to so terminate the Plan, HEALTHSOUTH shall have an opportunity to submit a final and best offer (the "Final Offer") for a change in the Merger Consideration. If SCA's Board of Directors (in consultation with its legal counsel and financial advisors) accepts the Final Offer, the Plan shall be amended to reflect such Final Offer.


         The term "Base Period Trading Price" means the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending on the second New York Stock Exchange trading day immediately preceding the closing of the Merger. The daily closing price per share shall be the closing price for NYSE-Composite Transactions as reported in The Wall Street Journal-Eastern Edition or, if not reported therein, any other authoritative source.

         The following table indicates the Exchange Ratio assuming various Base Period Trading Prices, with the resulting "value" to be received for each SCA
Share:


                                                          Value to be
           Base Period                                    received for
          Trading Price         Exchange Ratio           each SCA Share
            (Col. 1)               (Col. 2)            (Col. 1 x Col. 2)

            $19.00(1)......         1.342                   $25.50
             20.00.........         1.342                    26.84
             21.00.........         1.2781                   26.84
             22.00.........         1.22                     26.84
             23.00.........         1.22                     28.06
             24.00.........         1.22                     29.28
             25.00.........         1.22                     30.50
             26.00.........         1.22                     31.72
             27.00.........         1.22                     32.94
             28.00.........         1.22                     34.16
             29.00.........         1.1779                   34.16
             30.00.........         1.1387                   34.16

------------------

(1) SCA will have the right to terminate the Plan if the Base Period Trading Price is less than $20.00.

         As of the Effective Time, all outstanding SCA Shares shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive shares of HEALTHSOUTH Common Stock, cash (without interest) in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Each SCA Share that is owned by SCA or any subsidiary of SCA shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.


         The Plan provides that, at the Effective Time, all outstanding options to purchase SCA Common Stock which are outstanding at such time, whether or not then exercisable, will become immediately exercisable options to purchase HEALTHSOUTH Common Stock, and HEALTHSOUTH will assume each such option (with exercise prices adjusted in accordance with the Exchange Ratio). All warrants to purchase shares of SCA Common Stock which are outstanding at the Effective Time shall become warrants to purchase shares of HEALTHSOUTH Common Stock, and HEALTHSOUTH shall assume all such warrants (with exercise prices adjusted in accordance with the Exchange Ratio).

         Based upon the number of shares of HEALTHSOUTH Common Stock outstanding upon exercise of options and convertible securities as of the HEALTHSOUTH Record Date, the stockholders of SCA will receive in the aggregate approximately % of the outstanding shares of HEALTHSOUTH Common Stock anticipated to be outstanding immediately after the Effective Time, assuming an Exchange Ratio of 1.22.


Background of the Merger


         Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, and Joel C. Gordon, Chairman of the Board and Chief Executive Officer of SCA, were familiar with each other and had met informally at various times in the past at industry conferences and other business gatherings. In early September 1995, Mr. Scrushy and Mr. Gordon met and discussed in a general way whether there existed a basis for considering a possible business combination between the two companies. On October 4, 1995, Mr. Scrushy called Mr. Gordon to request a meeting to explore a potential transaction. On October 5, 1995, members of senior management of HEALTHSOUTH and SCA held detailed discussions regarding the possible terms of a merger of the two companies, including the structure, price and documentation of such a transaction. Following these discussions, the Board of Directors of SCA met on October 6, 1995 to review the results of such discussions. Through October 9, 1995, management of SCA and its legal and financial advisors negotiated the terms of the Merger with HEALTHSOUTH and its legal and financial advisors. On October 6, 1995, the Board of Directors of HEALTHSOUTH held a meeting to consider the terms of HEALTHSOUTH's offer and, after reviewing information about SCA and the proposed Plan with HEALTHSOUTH's management and legal and financial advisors, unanimously approved the Merger. The Board of Directors of SCA held a meeting on the evening of October 9, 1995 attended by SCA's senior management and its legal and financial advisors. At the October 9, 1995 meeting, senior management and the financial and legal advisors made detailed presentations concerning material aspects of the proposed Merger and related transactions. As discussed above, at such October 9, 1995 meeting the SCA Board of Directors approved and adopted the Plan. Following such approvals, HEALTHSOUTH, SCA and the Subsidiary executed the definitive Plan.


Reasons for the Merger; Recommendations of the Boards of Directors

         On October 6, 1995, the HEALTHSOUTH Board of Directors voted to approve the Plan and the Merger.

         In approving the Plan, HEALTHSOUTH's Board of Directors considered the following factors, among others, without assigning relative weights thereto:

         (i) The fact that SCA is the largest independent operator of ambulatory surgery centers in the United States;

         (ii) The experience and expertise of SCA's management team;

         (iii) The fact the HEALTHSOUTH currently operates rehabilitation facilities in approximately 70% of SCA's markets;

         (iv) The benefits to be derived by both patients and payors from packaged pricing of bundled surgical and rehabilitative healthcare services in such overlapping markets;

         (v) HEALTHSOUTH's belief that its existing managed care relationships and national network would significantly enhance SCA's patient volume and make SCA more competitive in its markets;

         (vi) HEALTHSOUTH's belief that there is a natural strategic fit between HEALTHSOUTH and SCA in view of the large number of surgical patients who require rehabilitative healthcare services;

         (vii) HEALTHSOUTH's belief that significant operating synergies would exist in the areas of cost of capital, purchasing power and overheard reduction, and that the Merger would produce immediate accretion to HEALTHSOUTH's 1996 earnings, thus benefiting HEALTHSOUTH's existing stockholders; and

         (viii) The written opinion of Smith Barney dated October 9, 1995 to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to HEALTHSOUTH.

         Based upon its analysis of the foregoing  factors,  among  others,  the
Board  of  Directors  of  HEALTHSOUTH   recommends  that  the   stockholders  of
HEALTHSOUTH vote FOR the approval and adoption of the Plan.

         By the unanimous vote of the the entire Board of Directors of SCA at a special meeting held on October 9, 1995, the SCA Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan, were in the best interests of SCA and its stockholders. The Plan and the Merger were adopted and approved unanimously by the entire Board of Directors of SCA, who also unanimously resolved to recommend that the stockholders of SCA vote FOR approval and adoption of the Plan. See "-- Background of the Merger". In reaching its conclusion to enter into the Plan and to recommend that the stockholders of SCA vote for the approval and adoption of the Plan, the Board of Directors of SCA considered a number of factors, including, without limitation and without assigning relative weights thereto, the following:

         (i) The value of the consideration to be received by SCA stockholders, including the fact that the method for determining the Exchange Ratio allows holders of SCA Shares to receive up to $34.16 per share in value of HEALTHSOUTH Common Stock, if the Base Period Trading Price of HEALTHSOUTH Common Stock equals or exceeds $28.00.


         (ii) The terms and conditions of the proposed Merger, including the parties' reciprocal representations, warranties and convenants, the conditions to their respective obligations, and the circumstances and terms under which SCA may terminate the Plan to accept a higher offer.

         (iii) The fact that the Merger is  expected to be treated as a tax-free
reorganization   and  that  the  Merger   will  be   accounted   for  under  the
"pooling-of-interests" method of accounting.


         (iv) The SCA Board's familiarity with SCA's business, assets, financial condition, results of operations, business strategy and prospects and current trends in the markets in which it operates.

         (v) The opportunity for SCA stockholders to continue to share in the potential for long-term gains in SCA through the ownership of HEALTHSOUTH Common Stock following the Merger.


         (vi) The business reputation and capabilities of HEALTHSOUTH and its management, HEALTHSOUTH's financial strength, prospects, market position and strategic objectives, and the historical performance of HEALTHSOUTH Common Stock.


         (vii) The presentations of Bear Stearns delivered to the Board of Directors of SCA at its meeting held on October 9, 1995 including the oral opinion of Bear Stearns delivered on October 9, 1995, that the Merger was fair, from a financial point of view, to the stockholders of SCA. Bear Stearns has since delivered an updated written opinion, dated as of the date of this Prospectus-Joint Proxy Statement, to the effect that, as of the date of this Prospectus-Joint Proxy Statement, the Merger is fair, from a financial point of view, to such stockholders. See "--Opinions of Financial Advisors".

         (viii) The perceived strengths of SCA and HEALTHSOUTH combined, the belief that SCA and HEALTHSOUTH are strategically complementary and the belief that the combined Companies will be able to compete more effectively in the changing healthcare marketplace and will be more attractive to managed care companies and other payors.

Opinion of Smith Barney


         Smith Barney was retained by HEALTHSOUTH to act as its financial advisor in connection with the Merger. In connection with such engagement, HEALTHSOUTH requested that Smith Barney evaluate the fairness, from a financial point of view, to HEALTHSOUTH of the consideration to be paid by HEALTHSOUTH in the Merger. Smith Barney has delivered a written opinion, dated October 9, 1995, to the Board of Directors of HEALTHSOUTH to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to HEALTHSOUTH.

         In arriving at its opinion, Smith Barney reviewed the Plan and held discussions with certain senior officers, directors and other representatives and advisors of HEALTHSOUTH and certain senior officers and other representatives and advisors of SCA concerning the businesses, operations and prospects of HEALTHSOUTH and SCA. Smith Barney examined certain publicly available business and financial information relating to HEALTHSOUTH and SCA as well as certain other financial information and data for HEALTHSOUTH and SCA which were provided to or otherwise discussed with Smith Barney by the respective managements of HEALTHSOUTH and SCA, including information relating to certain strategic implications and operational benefits anticipated from the Merger, certain financial forecasts of HEALTHSOUTH prepared by the management of HEALTHSOUTH and analysts' estimates as to the future financial performance of HEALTHSOUTH and SCA. Smith Barney reviewed the financial terms of the Merger as set forth in the Plan in relation to, among other things: current and historical market prices and trading volumes of the HEALTHSOUTH Common Stock; the historical and projected earnings and other operating data of HEALTHSOUTH and SCA; and the capitalization and financial condition of HEALTHSOUTH and SCA. Smith Barney considered, to the extent publicly available, the financial terms of similar transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose businesses Smith Barney considered relevant in evaluating those of HEALTHSOUTH and SCA. Smith Barney also evaluated the potential pro forma financial impact of the Merger on HEALTHSOUTH. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate to arrive at its opinion. Smith Barney noted that its opinion was necessarily based upon information available to, and financial, stock market and other conditions and circumstances existing and disclosed to, Smith Barney as of the date of its opinion.

         In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to certain financial information and other data provided to or otherwise reviewed by or discussed with Smith Barney, the managements of HEALTHSOUTH and SCA advised Smith Barney that such information and other data reflected the best currently available estimates and judgments of the respective managements of HEALTHSOUTH and SCA as to the future financial performance of HEALTHSOUTH and SCA and the strategic implications and operational benefits anticipated from the Merger. Smith Barney assumed, with the consent of the Board of Directors of HEALTHSOUTH, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion relates to the relative values of HEALTHSOUTH and SCA. Smith Barney did not express any opinion as to what the value of the HEALTHSOUTH Common Stock actually will be when issued to SCA stockholders pursuant to the Merger or the price at which the

HEALTHSOUTH Common Stock will trade subsequent to the Merger. In addition, Smith Barney did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HEALTHSOUTH or SCA nor did Smith Barney make any physical inspection of the properties or assets of HEALTHSOUTH or SCA. Smith Barney was not asked to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for HEALTHSOUTH or the effect of any other transaction in which HEALTHSOUTH might engage. In addition, although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger. No limitations were imposed by HEALTHSOUTH on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

         The full text of the written opinion of Smith Barney dated October 9, 1995, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B and is incorporated herein by reference. HEALTHSOUTH stockholders are urged to read this opinion carefully in its entirety. Smith Barney's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the HEALTHSOUTH Special Meeting. The summary of the opinion of Smith Barney set forth in this Prospectus-Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

         In preparing its opinion to the Board of Directors of HEALTHSOUTH, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to HEALTHSOUTH, SCA, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HEALTHSOUTH and SCA. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

         Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of SCA for the fiscal years 1995 through 2000, assuming, among other things, discount rates of 12%, 14% and 16%, terminal multiples of latest 12 months net income of 15.0x to 20.0x (with particular focus on terminal multiples of 17.0x to 18.0x) and revenue growth for SCA of approximately 15% in fiscal year 1995, 24.3% in fiscal year 1996 and 18% per year in fiscal years 1997 through 2000. Utilizing terminal multiples of net income of 17.0x to 18.0x, this analysis resulted in an equity reference range for SCA of approximately $26.58 to $32.79 per share.

         Contribution Analysis. Smith Barney analyzed the respective contributions of HEALTHSOUTH and SCA to the adjusted revenue, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted earnings before interest and taxes ("EBIT") and net income of the combined company for fiscal years 1995 through 1997 (with particular focus on fiscal years 1995 and 1996), based on internal estimates of management in the case of HEALTHSOUTH and estimates of selected investment banking firms in the case of SCA. This analysis indicated that (i) in fiscal year 1995, HEALTHSOUTH would contribute approximately 88.1% of adjusted revenue, 80.3% of adjusted EBITDA, 77.7% of adjusted EBIT and 69.1% of net income, and SCA would contribute approximately

11.9% of adjusted revenue, 19.7% of adjusted EBITDA, 22.3% of adjusted EBIT and 30.9% of net income and (ii) in fiscal year 1996, HEALTHSOUTH would contribute approximately 87.4% of adjusted revenue, 79.9% of adjusted EBITDA, 77.5% of adjusted EBIT and 72.2% of net income, and SCA would contribute approximately 12.6% of adjusted revenue, 20.1% of adjusted EBITDA, 22.5% of adjusted EBIT and 27.8% of net income. Immediately following consummation of the Merger, stockholders of HEALTHSOUTH and SCA would own approximately 69.5% and 30.5%, respectively, of the combined Companies. Smith Barney noted that the operating margins of SCA are higher than those of HEALTHSOUTH, and that the revenue contributions of SCA relative to HEALTHSOUTH do not give effect to such margin disparity. Smith Barney also noted that the capital structure of HEALTHSOUTH includes more debt than does the capital structure of SCA, and that the revenue, EBITDA and EBIT contributions of HEALTHSOUTH relative to SCA do not give effect to the significant negative effect of HEALTHSOUTH interest expense on the pro forma net income of the combined Companies. For these reasons, Smith Barney viewed net income as a significant factor for purposes of its contribution analysis.

         Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of HEALTHSOUTH for the fiscal years ended 1995 through 1997. Based on EPS estimates of selected investment banking firms as to SCA and internal estimates of HEALTHSOUTH management as to HEALTHSOUTH, the results of the pro forma merger analysis suggested that the Merger would be accretive to HEALTHSOUTH's EPS in each of the years analyzed assuming certain cost savings and other potential synergies anticipated from the Merger were achieved. The actual results achieved by the combined Companies may vary from projected results and the variations may be material.

         Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of SCA and the following selected companies in the dialysis services industry:
Renal Treatment Centers, Inc. and VIVRA Incorporated (the "Dialysis Companies"), and the following selected companies in the physician practice management industry: American Oncology Resources, Inc.; Apogee, Inc.; Coastal Healthcare Group, Inc.; EmCare Holdings, Inc.; InPhyNet Medical Management, Inc.; Medcath, Inc.; MedPartners, Inc.; Orthodontic Centers of America, Inc.; OccuSystems,
Inc.; Pacific Physicians Services, Inc.; PhyCor, Inc.; Physician Reliance Network, Inc.; Physicians Resource Group, Inc.; and Sterling Healthcare Group, Inc. (the "Physician Practice Management Companies" and, together with the Dialysis Companies, the "Selected Companies"). Smith Barney compared market values as multiples of latest 12 months and estimated net income, and adjusted market values (equity market value, plus total debt, less cash and, in the case of the Dialysis Services Companies, less capitalized rents) as multiples of latest 12 months net revenue, EBIT and EBITDA. Smith Barney also compared the debt to capitalization ratios, profit margins, historical revenue growth and projected EPS growth of SCA and the Selected Companies. Net income and EPS projections for the Selected Companies and SCA were based on estimates of selected investment banking firms. All multiples were based on closing stock prices as of October 6, 1995. This analysis resulted in an equity reference range for SCA of approximately $22.40 to $32.38 per share based on the multiples of the Dialysis Services Companies, and approximately $22.94 to $59.64 per share based on the multiples of the Physician Practice Management Companies.

         Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed, among other things, the implied transaction multiples paid in the following transactions: Columbia/HCA Healthcare Corporation's acquisition of Medical Care America, Inc. (May 1994), HEALTHSOUTH's acquisition of Surgical Health Corporation (January 1995) and
HEALTHSOUTH's acquisition of Sutter Surgery Centers, Inc. (August 1995) (the "Selected Transactions"). Smith Barney compared transaction values of the Selected Transactions as a multiple of, among other things, latest 12 months EBITDA. All multiples for the Selected Transactions were based on information available at the time of announcement of the Selected Transactions. This analysis resulted in an equity reference range for SCA of approximately $14.55 to $25.28 per share based on multiples of latest 12 months EBITDA. In evaluating the Selected Transactions, Smith Barney noted that this analysis did not take into account, among other things, differences in stock market valuations, both in general terms and specifically for the healthcare industry, as of the dates of the Selected Transactions and the proposed

Merger, or differences in the size and national scope of the operations and relative levels of operating profitability (i.e., EBIT and EBITDA expressed as a percentage of revenue) of the target companies in the Selected Transactions as compared with SCA.

         No company, transaction or business used in the "Selected Company Analysis" and "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to HEALTHSOUTH, SCA or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment or company to which they are being compared.

         Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including among other things, a review of (i) HEALTHSOUTH and SCA historical and projected financial results; (ii) the history of trading prices for HEALTHSOUTH Common Stock and SCA Common Stock; (iii) summary market and financial information for HEALTHSOUTH and selected companies in the rehabilitation industry; (iv) identifiable cost savings and other potential synergies anticipated from the Merger; (v) the premiums paid in selected stock-for-stock transactions; and (vi) the pro forma ownership of the combined company.

         Pursuant to the terms of Smith Barney's engagement, HEALTHSOUTH has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee of $5,000,000. HEALTHSOUTH also has agreed to reimburse Smith Barney for travel and other out-of-pocket expenses incurred by Smith Barney in performing its services, including the fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

         Smith Barney has advised HEALTHSOUTH that, in the ordinary course of business, Smith Barney and its affiliates may actively trade the securities of HEALTHSOUTH and SCA for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided, and is currently providing, financial advisory and investment banking services to HEALTHSOUTH unrelated to the Merger, for which services Smith Barney has received, and will receive, compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with HEALTHSOUTH and SCA.

         Smith Barney is a nationally recognized investment banking firm and was selected by HEALTHSOUTH based on Smith Barney's experience, expertise and familiarity with HEALTHSOUTH and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Opinion of Bear Stearns

         The Board of Directors of SCA initially retained Bear Stearns in October 1994 to act as its financial advisor. On October 6, 1995, the Board of Directors of SCA retained Bear Stearns to act as its financial advisor and to render an opinion to the Board of Directors of SCA as to the fairness of the Merger, from a financial point of view, to the stockholders of SCA. On October 9, 1995, Bear Stearns rendered its oral opinion to the Board of Directors of SCA that the Merger was fair, from a financial point of view, to the stockholders of SCA as of the date thereof. Bear Stearns subsequently issued its written opinion to the Board of Directors of SCA which has been dated the date of this Prospectus-Joint Proxy Statement (the "Bear Stearns Opinion").

         The full text of the Bear Stearns Opinion is attached as Annex C to this Prospectus-Joint Proxy Statement. SCA stockholders are urged to, and should, read the Bear Stearns Opinion carefully in its entirety in conjunction with this Prospectus-Joint Proxy Statement for assumptions made, matters considered and limits of the review by Bear Stearns.

         The Bear Stearns Opinion addresses only the fairness of the Merger, from a financial point of view, to the stockholders of SCA and does not constitute a recommendation to any stockholder of SCA as to how such stockholder should vote with respect to the approval of the Plan. The summary of the Bear Stearns Opinion set forth in this Prospectus-Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

         Although Bear Stearns evaluated the financial terms of the Merger and participated in discussions concerning the consideration to be paid, Bear Stearns did not recommend the specific consideration to be paid in the Merger. The consideration to be received by SCA's stockholders as a result of the Merger was determined by negotiations between SCA and HEALTHSOUTH after consultation by each of such parties with their respective financial advisors. In connection with rendering its opinion, Bear Stearns, among other things: (i) reviewed the Prospectus-Joint Proxy Statement; (ii) reviewed SCA's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years December 31, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 1995; (iii) reviewed HEALTHSOUTH's Registration Statement on Form S-3 dated September 27, 1995, its Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 1995; (iv) reviewed certain operating and financial information, including financial projections, provided to Bear Stearns by the managements of SCA and HEALTHSOUTH relating to their respective business and prospects; (v) met with certain members of the senior managements of SCA and HEALTHSOUTH to discuss their respective operations, historical financial statements and future prospects; (vi) reviewed the historical prices and trading volume of the common shares of SCA and HEALTHSOUTH; (vii) reviewed publicly available financial data and stock market performance data of companies which Bear Stearns deemed generally comparable to SCA and HEALTHSOUTH; (viii) reviewed the terms of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to the Merger, and (ix) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

         Bear Stearns relied upon and assumed without  independent  verification
(i) the accuracy and completeness of all of the financial and other information provided to it by SCA and HEALTHSOUTH for purposes of its opinion and (ii) the reasonableness of the assumptions made by the managements of SCA and HEALTHSOUTH with respect to their projected financial results and potential synergies which could be achieved upon consummation of the Merger. Bear Stearns further relied upon the assurances of the managements of SCA and HEALTHSOUTH that they are unaware of any facts that would make the information provided to Bear Stearns incomplete or misleading. In addition, Bear Stearns did not make or seek to obtain appraisals of SCA's or HEALTHSOUTH's assets and liabilities in rendering its opinion. The Bear Stearns Opinion is also necessarily based upon the market, economic and other conditions as in effect on, and the information made available to it as of, the date thereof.

         In connection with its opinion, Bear Stearns performed the following analyses: (a) a contribution analysis based on (i) relative contribution analysis and (ii) pro forma analysis to examine the effect of the Merger on SCA's and HEALTHSOUTH's earnings per share and (b) a going concern analysis based upon going concern value of SCA, based upon (i) an analysis of selected publicly traded companies which it deemed to be comparable to SCA and (ii) an analysis of selected merger and acquisition transactions which it deemed to be comparable to the Merger, and going concern value of HEALTHSOUTH, based upon an analysis of selected publicly traded companies which it deemed to be comparable to HEALTHSOUTH.

         The following is a brief summary of certain of the financial analyses used by Bear Stearns in connection with providing its opinion to the Board of Directors of SCA on October 9, 1995.

  Contribution Analysis

         Pro Forma Analysis. Bear Stearns analyzed the pro forma effects of the Merger upon the earnings per share of SCA and HEALTHSOUTH. In its analysis, Bear Stearns imputed the equivalent earnings per share of SCA based upon the pro forma earnings per share of HEALTHSOUTH. Bear Stearns noted that each share of SCA Common Stock would be exchanged for a certain number of shares of

HEALTHSOUTH Common Stock based upon the Exchange Ratio, and that the earnings attributable to each share of SCA Common Stock would be equal to the pro forma earnings per share of HEALTHSOUTH multiplied by the Exchange Ratio (the "SCA Equivalent Pro Forma Earnings Per Share"). The pro forma analysis compared the projected financial results of SCA and HEALTHSOUTH which reflected the stand-alone prospects of each company assuming the Merger was not consummated with the pro forma projected financial results for HEALTHSOUTH assuming it consummated the Merger. The projected financial results for SCA and HEALTHSOUTH used in the analysis were prepared by Bear Stearns and were based, in part, on consensus estimates published by Wall Street research analysts as well as discussions with the managements of SCA and HEALTHSOUTH regarding future prospects of SCA and HEALTHSOUTH, respectively. The pro forma analysis reflected certain assumptions made by Bear Stearns and by SCA, some of which may be beyond the control of SCA and which may not necessarily reflect what will actually occur upon the consummation of the Merger. The pro forma analysis assumed that upon consummation of the Merger the newly combined entity would realize certain benefits from the Merger (the "Merger Benefits") by (i) reducing operating expenses at certain of HEALTHSOUTH's facilities, (ii) eliminating certain duplicative corporate and regional overhead expenses, and (iii) generating incremental revenue from the cross-referral of SCA's and HEALTHSOUTH's patients into HEALTHSOUTH's and SCA's facilities. Such analysis did not take into account the potential impact of the timing of the implementation of such Merger Benefits on the newly combined entity's earnings. The pro forma analysis examined the impact of such Merger Benefits on an annual basis and assumed that the Merger had been consummated on January 1, 1995. In addition, the pro forma analysis did not take into account the potential cost of implementation of any of the Merger Benefits referenced above.

         Giving effect to the Merger Benefits described above, as well as the assumptions incorporated in the pro forma analysis, the pro forma earnings per share of HEALTHSOUTH were $1.12 per share and $1.35 per share for the years ending December 31, 1995 and 1996, respectively, which compared with projected earnings per share of $1.08 per share and $1.35 per share for the years ending December 31, 1995 and 1996, respectively, for HEALTHSOUTH assuming it did not consummate the Merger. The imputed accretion to HEALTHSOUTH earnings per share for the years ending December 31, 1995 and 1996 was 3% and 0%, respectively. Bear Stearns noted, based upon the pro forma analysis, that the Merger could potentially have a positive impact on HEALTHSOUTH's earnings per share.

         Based upon the HEALTHSOUTH stock price of $25.00 as of October 6, 1995, the Exchange Ratio was 1.22x pursuant to the Plan. Using the Exchange Ratio of 1.22x, the SCA Equivalent Pro Forma Earnings Per Share were $1.37 per share and $1.65 per share for the years ending December 31, 1995 and 1996, respectively, which compared with projected earnings per share of $1.18 per share and $1.39 per share for the years ending December 31, 1995 and 1996, respectively, for SCA assuming it did not consummate the Merger. The imputed accretion to the SCA Equivalent Pro Forma Earnings Per Share was 16% and 19%, respectively. Bear Stearns noted, based upon the pro forma analysis, that the Merger could potentially have a substantial positive impact on the SCA Equivalent Pro Forma Earnings Per Share.

         Relative Contribution Analysis. Bear Stearns reviewed and compared the relative contribution of SCA and HEALTHSOUTH to the pro forma results of the newly combined entity based upon net revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and total assets for the fiscal years ending December 31, 1995 and 1996 and compared these ratios to the relative contribution of SCA and HEALTHSOUTH of total enterprise value (defined as the market value of equity plus the book value of all debt less the book value of any cash and investments). Bear Stearns also reviewed and compared the relative contribution of SCA and HEALTHSOUTH to the pro forma results of the newly combined entity based upon net income and the book value of stockholders' equity and compared these ratios to the ratios of the pro forma ownership of the stockholders of SCA and HEALTHSOUTH of the newly combined entity. Based upon the terms of the Merger, SCA would contribute approximately 26% of the total enterprise value of the newly combined entity. SCA would contribute approximately (i) 16% and 15% of 1995 and 1996 net revenue, respectively, (ii) 25% of 1995 and 1996 EBITDA; (iii) 28% of 1995 and 1996 EBIT and (iv) 16% of total assets of the newly combined entity. Bear Stearns noted that SCA's percentage contribu-tion to total enterprise value was greater than SCA's percentage contribution to net revenue, EBITDA and total assets and was less than SCA's percentage contribution to EBIT. Based upon the terms of the Merger, SCA stockholders would own approximately 31% of the newly combined entity. SCA would contribute approximately (i) 29% and 28% of 1995 and 1996 net income, respectively, and
(ii) 21% of book value of stockholders' equity of the combined entity. Bear Stearns noted that the pro forma ownership of SCA's shareholders was greater than SCA's percentage contribution to projected 1995 and 1996 net income and total assets of the combined entity.

         Based upon the contribution analysis, Bear Stearns concluded that the Merger was fair, from a financial point of view, to the stockholders of SCA.

  Going Concern Analysis

         Going Concern Value of SCA -- Analysis of Selected Publicly Traded Companies. Bear Stearns reviewed and compared the financial and market performance of SCA to the financial and market performance of Apria Healthcare, Inc.; VIVRA Incorporated; Lincare Holdings, Ltd.; Renal Treatment Centers, Inc.; RoTech Medical Corporation; and American HomePatient, Inc., six publicly traded companies engaged in the delivery of outpatient healthcare services that Bear Stearns believed were comparable in certain respects to SCA (the "SCA Comparable Companies"). Although the SCA Comparable Companies were considered similar to SCA in some respects, none of such companies possessed a business profile or other characteristics identical to those of SCA. For each of the SCA Comparable Companies, Bear Stearns examined certain publicly available financial data, including net revenue, gross margin, EBITDA, EBIT, selling, general and administrative expenses, net income, earnings per share and profit and expense margins. Bear Stearns examined balance sheet items, published earnings forecasts and the trading performance of the common stock of each of the SCA Comparable Companies. In addition, Bear Stearns calculated the ratio of the market price (as of October 6, 1995) of SCA and of each of the SCA Comparable Companies' stock in relation to each company's earnings per share and the ratio of the enterprise value (the total market value of the common stock outstanding plus the par value of total debt less cash and cash equivalents) of SCA and of each of the SCA Comparable Companies in relation to each company's net revenue, EBITDA and EBIT. Bear Stearns noted that SCA in comparison to the SCA Comparable Companies (i) was the third largest company in terms of net revenue, (ii) had the second highest EBITDA and EBIT and (iii) had the highest EBITDA and EBIT margins. The ratios of the stock prices of the SCA Comparable Companies to projected calendarized 1995 earnings per share ranged from 14.1x to 27.8x and had a harmonic mean of 17.4x and a median of 16.7x. The ratios of the stock prices of the SCA Comparable Companies to projected calendarized 1996 earnings per share ranged from 10.5x to 21.9x and had a harmonic mean of 14.0x and a median of 13.6x. The ratios of the enterprise value to latest twelve months ("LTM") net revenue of the SCA Comparable Companies ranged from 1.31x to 3.60x and had a harmonic mean of 2.17x and a median of 2.30x. The ratios of the enterprise value to LTM EBITDA of the SCA Comparable Companies ranged from 7.7x to 15.2x and had a harmonic mean of 9.9x and a median of 9.7x. The ratios of the enterprise value to LTM EBIT of the SCA Comparable Companies ranged from 10.2x to 23.2x and had a harmonic mean of 13.4x and a median of 13.5x.

         Based upon the then latest closing price of HEALTHSOUTH's Common Stock of $25.00 per share (October 6, 1995), (i) the implied purchase price of SCA was approximately $1.208 billion, (ii) the implied transaction value (defined as the total purchase price of the common stock plus the par value of total debt less cash and cash equivalents) of SCA was approximately $1.237 billion, (iii) the ratio of the purchase price to SCA's projected fiscal 1995 net income and 1996 net income was 25.9x and 21.9x, respectively, and (iv) the ratio of the transaction value to SCA's LTM net revenue, EBITDA and EBIT was 4.82x, 10.8x and 12.8x, respectively. Bear Stearns noted that, based upon these ratios, (i) the ratio of SCA's transaction value to LTM net revenue was greater than the harmonic mean and median ratios of the SCA Comparable Companies, (ii) the ratio of SCA's transaction value to LTM EBITDA was greater than the harmonic mean and median ratios of the SCA Comparable Companies, and (iii) the ratio of SCA's purchase price to projected 1995 net income and 1996 net income was greater than the harmonic mean and median of the ratios of stock price to projected 1995 and 1996 earnings per share of the SCA Comparable Companies.

         Going Concern Value of SCA -- Analysis of Selected Merger and Acquisition Transactions. Bear Stearns reviewed certain financial data and the purchase prices paid in the following merger and acquisition transactions in the health care services industry (target company/acquiring company): Rehability, Inc./Living Centers of America, Inc., Continental Medical Systems, Inc./Horizon Healthcare, Inc., Abbey Healthcare, Inc./Homedco Group, Inc., Hillhaven Corporation/Vencor, Inc., HealthTrust, Inc. -- The Hospital Company/Columbia/HCA Healthcare Corporation, Relife, Inc./HEALTHSOUTH Corporation, American Medical Holding, Inc./National Medical Enterprises, Inc., Medical Care America, Inc./Columbia/HCA Healthcare Corporation, Mediplex Group, Inc./Sun Healthcare Group, Inc., Summit Health, Ltd./OrNda HealthCorp, American Healthcare Management/OrNda HealthCorp, HCA--Hospital Corporation of America/Columbia Healthcare Corporation and Galen Health Care, Inc./Columbia Healthcare Corporation (the "Comparable Transactions").

         For each of the target companies involved in the Comparable Transactions, Bear Stearns examined certain publicly available financial data, including net revenue, gross margin, selling, general and administrative expenses, EBITDA, EBIT, net income, earnings per share and profit and expense margins. Bear Stearns examined the balance sheet items and published earnings forecasts of the common stock of each of the target companies involved in the Comparable Transactions. In addition, Bear Stearns calculated the ratio of the purchase price of the target company in relation to the target company's LTM and projected net income (for the next calendar year) and the ratio of the transaction value (the total purchase price of the equity plus the target company's total debt at par less cash and cash equivalents) of each target company to its LTM net revenue, LTM EBITDA and LTM EBIT. Bear Stearns noted that ratios of the purchase price of the equity to LTM net income of the target companies in the Comparable Transactions ranged from 12.0x to 32.9x and had a harmonic mean of 21.6x and a median of 21.7x. The ratios of the purchase price of the equity to projected net income of the target companies in the Comparable Transactions ranged from 13.9x to 28.1x and had a harmonic mean of 18.2x and a median of 18.8x. The ratios of the transaction value to LTM net revenue of the target companies in the Comparable Transactions ranged from 0.70x to 2.70x and had a harmonic mean of 1.30x and a median of 1.40x. The ratios of the transaction value to LTM EBITDA of the target companies in the Comparable Transactions ranged from 5.7x to 13.9x and had a harmonic mean of 8.9x and a median of 9.9x. The ratios of the transaction value to LTM EBIT of the target companies in the Comparable Transactions ranged from 8.4x to 19.8x and had a harmonic mean of 12.6x and a median of 12.7x.

         Bear Stearns noted that, based upon these ratios, (i) the ratio of transaction value to SCA's LTM net revenue was greater than the harmonic mean and median ratios of the Comparable Transactions, (ii) the ratio of transaction value to SCA's LTM EBITDA was greater than the harmonic mean and median ratios of the Comparable Transactions, (iii) the ratio of transaction value to SCA's LTM EBIT was greater than the harmonic mean and median ratios of the Comparable Transactions, (iv) the ratio of purchase price LTM net income of the Comparable Transactions and (v) the ratio of purchase price to SCA's projected 1996 net income was greater than the harmonic mean and median of the ratios of purchase price to projected net income of the Comparable Transactions.

         Going Concern Value of HEALTHSOUTH -- Analysis of Selected Publicly Traded Companies. Bear Stearns reviewed and compared the financial and market performance of HEALTHSOUTH to the financial and market performance of Novacare, Inc., OccuSystems, Inc., Advantage Health Corporation, RehabCare Corporation, Pacific Rehabilitation & Sports Medicine, Inc., U.S. Physical Therapy, Inc., and Professional Sports Care Management, Inc.; seven publicly traded rehabilitation service companies that Bear Stearns believed were comparable in certain respects to HEALTHSOUTH (the "HEALTHSOUTH Comparable Companies"). Although the HEALTHSOUTH Comparable Companies were considered similar to HEALTHSOUTH in some respects, none of such companies possessed a business profile or other characteristics identical to those of HEALTHSOUTH. For each of the HEALTHSOUTH Comparable Companies, Bear Stearns examined certain publicly available financial data including, net revenue, gross margin, EBITDA, EBIT, selling, general and administrative expenses, net income, earnings per share and profit and expense margins. Bear Stearns examined balance sheet items, published earnings forecasts and the trading performance of the common stock of each of the HEALTHSOUTH Comparable Companies. In addition, Bear Stearns calculated the ratio of the market price (as of October 6, 1995) of HEALTHSOUTH and of each of the HEALTHSOUTH Comparable Companies' stock in relation to each companies' earnings per share and the ratio of the enterprise value (the total market value of the common stock outstanding plus the par value of total debt less cash and cash equivalents) of HEALTHSOUTH and of each of the HEALTHSOUTH Comparable Companies in relation to each companies' net revenue, EBITDA and EBIT. Bear Stearns noted that HEALTHSOUTH in comparison to the HEALTHSOUTH Comparable Companies (i) was the largest company in terms of net revenue, (ii) had the second highest EBITDA and EBIT and (iii) had the highest EBITDA margins and third highest EBIT margins. The ratios of the stock prices of the Comparable Companies to projected 1995 earnings per share ranged from 10.6x to 46.3x and had a harmonic mean of 15.3x and a median of 14.2x. The ratios of the stock prices of the Comparable Companies to projected calendarized 1996 earnings per share ranged from 8.3x to 30.6x and had a harmonic mean of 12.3x and a median of 12.3x. The ratios of the enterprise value to LTM net revenue of the Comparable Companies ranged from 0.73x to 2.97x and had a harmonic mean of 1.39x and a median of 1.50x. The ratios of the enterprise value to LTM EBITDA of the Comparable Companies ranged from 3.9x to 19.6x and had a harmonic mean of 6.6x and a median of 7.1x. The ratios of the enterprise value to LTM EBIT of the Comparable Companies ranged from 5.3x to 26.6x and had a harmonic mean of 8.7x and a median of 8.9x.

         Based upon the then latest closing price of HEALTHSOUTH's Common Stock of $25.00 per share (October 6, 1995), (i) the implied market equity value of HEALTHSOUTH was approximately $2.283 billion, (ii) the implied enterprise value (defined as the total market value of the common stock plus the par value of total debt less cash and cash equivalents) of HEALTHSOUTH was approximately $3.229 billion, (iii) the ratio of the equity value to HEALTHSOUTH's projected fiscal 1995 net income and 1996 net income was 23.1x and 18.5x, respectively, and (iv) thc ratio of the enterprise value to HEALTHSOUTH's LTM net revenue, EBITDA and EBIT was 2.13x, 9.4x and 14.2x, respectively. Bear Stearns noted that, based upon these ratios, (i) the ratio of HEALTHSOUTH's enterprise value to LTM net revenue was greater than the harmonic mean and median ratios of the HEALTHSOUTH Comparable Companies, (ii) the ratio of HEALTHSOUTH's enterprise value to LTM EBITDA was greater than the harmonic mean and median ratios of the HEALTHSOUTH Comparable Companies, and (iii) the ratio of HEALTHSOUTH's equity value to projected 1995 net income and 1996 net income was greater than the harmonic mean and median of the ratios of stock price to projected 1995 and 1996 earnings per share of the HEALTHSOUTH Comparable Companies.

         Based upon the analysis of going concern values of SCA and HEALTHSOUTH, Bear Stearns concluded that the Merger was fair, from a financial point of view, to the stockholders of SCA.

         Bear Stearns also reviewed the historical closing daily market price and volume relating to SCA's Common Stock and noted the following, (i) on October 9, 1995, the last trading day prior to public disclosure of the Merger, the closing price was $23.00 per share, (ii) during the period from July 10, 1995 through October 9, 1995, SCA's Common Stock traded in a range of $18.00 to $24.75; (iii) during the period from January 3, 1995 through October 9, 1995, SCA's Common Stock traded in a range of $18.00 to $24.75; and (iv) during the period from October 10, 1992 through October 9, 1995, SCA's Common Stock traded in a range of $12.125 to $30.125.

         Bear Stearns reviewed the historical closing daily market price and volume relating to HEALTHSOUTH's Common Stock and noted the following: (i) on October 9, 1995, the last trading day prior to public disclosure of the Merger, the closing price was $24.50 per share, (ii) during the period from July 10, 1995 through October 9, 1995, HEALTHSOUTH's Common Stock traded in a range of $19.00 to $25.50; (iii) during the period from January 3, 1995 through October 9, 1995, HEALTHSOUTH's Common Stock traded in a range of $16.75 to $25.50; and
(iv) during the period from October 10, 1992 through October 9, 1995, HEALTHSOUTH's Common Stock traded in a range of $6.125 to $25.50.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Bear Stearns Opinion. In arriving at its opinion, Bear Stearns considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of the Merger, from a financial point of view, to the stockholders of SCA and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Bear Stearns' opinion and presentation to the Board of Directors of SCA was one of many factors taken into consideration by the Board of Directors of SCA in making its determination to approve the Plan. The foregoing summary does not purport to be a complete description of the analyses performed by Bear Stearns.

         In the ordinary course of its business, Bear Stearns may actively trade the equity securities of SCA for its own accounts and for the accounts of customers and, accordingly, may, at any time, hold a long or short position in such securities.

         Pursuant to a letter agreement, dated October 6, 1995, SCA agreed to pay Bear Stearns a fee of $500,000 upon the rendering of its fairness opinion relating to the Merger (the "Fairness Opinion Fee"). The Company also agreed to pay Bear Stearns a fee equal to 0.5% of the total consideration paid to the holders of SCA Common Stock, payable upon consummation of the Merger, against which the Fairness Opinion Fee would be credited. Pursuant to the agreement between SCA and Bear Stearns, such fee percentage was based upon a scale which correlated to a range of values of the consideration to be paid to the holders of SCA Common Stock. The Company also agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under federal securities laws.

Effective Time of the Merger

         The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and SCA under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger, no later than two business days after satisfaction of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and SCA. It is presently anticipated that such filing will be made as soon as reasonably possible after the Special Meetings and after all regulatory approvals have been obtained, and that the Effective Time will occur upon such filing. However, there can be no assurance as to whether or when the Merger will occur. See "-- Conditions to the Merger" and "-- Regulatory Approvals".

Exchange of Certificates

         From and after the Effective Time, each holder of a stock certificate, which immediately prior to the Effective Time represented outstanding SCA Shares (the "Certificates"), will be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (as defined in the Plan), a certificate or certificates representing the number of whole shares of HEALTHSOUTH Common Stock into which such holder's SCA Shares have been converted, cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger.

         As soon as reasonably practicable after the Effective Time, HEALTHSOUTH will deliver through the Exchange Agent to each holder of record of SCA Shares at the Effective Time transmittal materials for use in exchanging the Certificates for certificates for shares of HEALTHSOUTH Common Stock. After the Effective Time, there will be no transfers on the stock transfer books of SCA Shares which were issued and outstanding immediately prior to the Effective Time and converted in the Merger. Outstanding shares of HEALTHSOUTH Common Stock at the Effective Time will remain outstanding.

         No fractional shares of HEALTHSOUTH Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, HEALTHSOUTH will pay to each holder of SCA Shares who would otherwise be entitled to a fractional share an amount of cash determined by multiplying such holder's fractional interest by the Base Period Trading Price. See "-- Terms of the Merger".

         The certificates representing shares of HEALTHSOUTH Common Stock, the fractional share payment (if any) which any holder of SCA Shares is entitled to receive, and any dividends or other distributions paid on such HEALTHSOUTH Common Stock prior to the delivery to HEALTHSOUTH of the Certificates, will not be delivered to such stockholder until the Certificates are delivered to HEALTHSOUTH through the Exchange Agent. No interest will be paid on dividends or other distributions or on any fractional share payment which the holder of such shares shall be entitled to receive upon such delivery.

         At the Effective Time, holders of SCA Shares immediately prior to the Effective Time will cease to be, and shall have no rights as, stockholders of SCA, other than the right to receive the shares of HEALTHSOUTH Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions to which they may be entitled under the Plan. Holders of SCA Shares will be treated as stockholders of record of HEALTHSOUTH for purposes of voting at any annual or special meeting of stockholders of HEALTHSOUTH after the Effective Time, both before and after such time as they exchange their Certificates for certificates of HEALTHSOUTH Common Stock as provided in the Plan.

         Neither HEALTHSOUTH nor SCA will be liable to any holder of SCA Shares for any shares of HEALTHSOUTH Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Representations and Warranties

         The Plan contains various customary representations and warranties of the parties thereto. The representations and warranties of HEALTHSOUTH and the Subsidiary, jointly and severally made, include, but are not limited to, representations as to: (i) the corporate organization of the Subsidiary, (ii) the power and authority of the Subsidiary to execute and perform the Plan and
(iii) the absence of contracts, liabilities and legal proceedings relating to or affecting the Subsidiary.

         The representations and warranties of HEALTHSOUTH include, but are not limited to, representations as to: (i) the organization of HEALTHSOUTH, (ii) the power and authority of HEALTHSOUTH to execute, deliver and perform the Plan,
(iii) the capitalization of HEALTHSOUTH, (iv) the fact that HEALTHSOUTH has furnished SCA with a true and complete copy of each report, schedule, registration statement and proxy statement filed by HEALTHSOUTH with the SEC,
(v) the absence of legal proceedings against HEALTHSOUTH, (vi) the validity of HEALTHSOUTH's material contracts, (vii) the fact that HEALTHSOUTH has not incurred any material adverse changes since June 30, 1995, (viii) the opinion of HEALTHSOUTH's financial advisor, (ix) the filing of HEALTHSOUTH's tax returns,
(x) HEALTHSOUTH's employee benefits, (xi) HEALTHSOUTH's licenses, accreditation and regulatory approvals, (xii) HEALTHSOUTH's compliance with laws in general and (xiii) the absence of untrue representations by HEALTHSOUTH in the Plan or in connection with the Merger.

         The representations and warranties of SCA include, but are not limited to: (i) the organization of SCA and its subsidiaries, (ii) the power and authority of SCA to execute, deliver and perform the Plan, (iii) the fact that SCA has furnished HEALTHSOUTH with a true and complete copy of each report, schedule, registration statement and proxy statement filed by SCA with the SEC,
(iv) the absence of legal proceedings against SCA, (v) the validity of SCA's material contracts, (vi) the fact that SCA has not incurred any material adverse changes since the date of SCA's June 1995 Quarterly Report on Form 10-Q (the "SCA June 10-Q"), (vii) the opinion of SCA's financial advisor, (viii) the filing of SCA's tax returns, (ix) SCA's employee benefits, (x) SCA's licenses, accreditation and regulatory approvals, (xi) SCA's compliance with laws in general and (xii) the absence of untrue representations by SCA in the Plan or in connection with the Merger.

Conditions to the Merger

         The obligation of HEALTHSOUTH and the Subsidiary to consummate the Merger is subject to, among others, the following conditions: (i) SCA shall have performed all of its obligations as contemplated by the Plan at or prior to the consummation date of the Merger; (ii) the representations and warranties of SCA set forth in the Plan shall be true and correct as of the dates specified in the Plan; (iii) HEALTHSOUTH shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code; (iv) HEALTHSOUTH shall have received an opinion of SCA's counsel substantially in the form specified in the Plan; and (v) the Proxies in favor of HEALTHSOUTH shall remain in full force and effect.

         The obligation of SCA to consummate the Merger is subject to, among others, the following conditions: (i) HEALTHSOUTH and the Subsidiary shall have performed all of their obligations as contemplated by the Plan at or prior to the consummation of the Merger; (ii) the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in the Plan shall be true and correct as of the dates specified in the Plan; (iii) SCA shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code; and (iv) SCA shall have received an opinion of HEALTHSOUTH's counsel substantially in the form specified in the Plan.

         The obligation of each of HEALTHSOUTH, the Subsidiary and SCA to consummate the Merger is subject to certain additional conditions, including the following: (i) no order, decree or injunction by a court of competent jurisdiction preventing the consummation of the Merger or imposing any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the common stock of the surviving corporation or any material portion of the assets or business of SCA shall be in effect; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan illegal; (iii) the waiting period under the HSR Act shall have expired or shall have been terminated; (iv) the Registration Statement shall have been declared effective under the Securities Act and shall not be subject to any stop order; (v) the Merger shall have been approved by the requisite vote of the holders of the outstanding SCA Shares entitled to vote thereon and the Merger and the amendment of HEALTHSOUTH's Restated Certificate of Incorporation to increase the number of authorized shares of HEALTHSOUTH Common Stock shall have been approved by the requisite votes of the holders of outstanding shares of HEALTHSOUTH Common Stock entitled to vote thereon; (vi) the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE upon official notice of issuance and shall have been issued pursuant to an effective registration statement (subject to no stop order); (vii) the Merger shall qualify for "pooling of interests" accounting treatment and HEALTHSOUTH and SCA each shall have received a letter from Ernst & Young LLP to that effect dated the closing date of the Merger;
(viii) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any licenses, certificates of need and other regulatory approvals necessary to allow the Surviving Corporation to operate the SCA facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation; and (ix) HEALTHSOUTH and the Subsidiary shall have received all required consents, approvals and authorizations of third parties with respect to all material leases and management agreements to which any subsidiary of SCA, or any limited partnership or limited liability company controlled by SCA, is a party, except when the failure to obtain such consent, authorization or approval would not have a material effect on the business of the Surviving Corporation.

Regulatory Approvals

         The HSR Act prohibits consummation of the Merger until certain information has been furnished to the Antitrust Division of the DOJ and the FTC and certain waiting period requirements have been satisfied. On November 1, 1995, HEALTHSOUTH and SCA made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a 30-day waiting period during which the Merger could not be consummated, which waiting period will expire on December 1, 1995, unless extended by a request for additional information. Notwithstanding the termination of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of SCA. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.

         As conditions precedent to the consummation of the Merger, the Plan requires, among other things: (i) that the HSR Act waiting period has expired or been terminated, and (ii) that all other governmental approvals required for the consummation of the Merger have been obtained, except where the failure to obtain such approvals would not have a material adverse effect on the business of SCA.

         HEALTHSOUTH and SCA believe that the Merger does not violate the antitrust laws and intend to resist vigorously any assertion to the contrary by the FTC, the DOJ or others. Any such resistance could delay consummation of the Merger, perhaps for a considerable period. Prior to the Merger, the FTC or the DOJ could seek to enjoin the consummation of the Merger under the federal antitrust laws or require that HEALTHSOUTH or SCA divest certain assets to avoid such a proceeding. The FTC or DOJ could also, following the Merger, take action under the federal antitrust laws to rescind the Merger, to require divestiture of assets of either HEALTHSOUTH or SCA, or to obtain other relief.

         Certain other persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. Neither HEALTHSOUTH nor SCA intends to seek any further stockholder approval or authorization of the Plan as a result of any action that it may take to resist or resolve any FTC, DOJ or other objections, unless required to do so by applicable law.

         The operations of each Company are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result of the Merger, many of the arrangements between SCA and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. In addition, a number of the facilities operated by SCA may be deemed to have been transferred, requiring the consents or approvals of various state licensing and/or health regulatory agencies. In some instances, new licenses will be required to be obtained. It is anticipated that, prior to the time this Prospectus-Joint Proxy Statement is mailed to the stockholders of SCA and HEALTHSOUTH, all filings required to be made prior to such date to obtain the consents and approvals required from federal and state healthcare regulatory bodies and agencies will have been made. However, certain of such filings cannot be made under the applicable laws, rules and regulations until after the Effective Time. Although no assurances to this effect can be given, it is anticipated that the Companies will be able to obtain any required consent or approval.

Business Pending the Merger

         The Plan provides that, during the period from the date of the Plan to the Effective Time, except as provided in the Plan, HEALTHSOUTH and SCA will conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and SCA will use its reasonable best efforts to preserve intact its present business organizations and to preserve its relationships with customers, suppliers and others having business dealings with it.

         Under the Plan, SCA may not (other than as required pursuant to or contemplated by the terms of the Plan and related documents), without first obtaining the written consent of HEALTHSOUTH, (i) encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed in the Plan; (ii) enter into any employment contract which is not terminable upon notice of 30 days or less, at will and without penalty to it, except as provided in the Plan; (iii) enter into any contract or agreement which cannot be performed within three months or which involves the expenditure of over $100,000; (iv) issue or sell, or agree to issue or sell, any shares of its capital stock or other securities of SCA, except upon exercise of currently outstanding stock options or warrants; (v) make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with SCA's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan; (vi) extend credit to anyone, except in the ordinary course of business consistent with prior practices; (vii) guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices;
(viii) amend its Certificate of Incorporation or Bylaws; (ix) discharge or satisfy any material lien or encumbrance or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than liabilities shown or reflected on the consolidated balance sheet of SCA as of June 30, 1995 (the "SCA Balance Sheet"), or liabilities incurred since the date of the SCA June 10-Q in the ordinary course of business; (x) increase or establish any reserve for taxes or any other liability on its books or otherwise provide therefor which would have a material adverse effect on SCA, except as may be required due to income or operations of SCA since the date of the SCA June 10-Q; (xi) mortgage, pledge or subject to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of SCA; (xii) sell or transfer any of the assets material to the consolidated business of SCA, cancel any material debts or claims or waive any material rights, except in the ordinary course of business; (xiii) grant any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by SCA to any officer or employee, consultant or agent (other than normal merit increases) or, by means of any bonus or pension plan, contract or other commitment, increase in a material respect the compensation of any officer, employee, consultant or agent; (xiv) except for the Plan and the other agreements executed and delivered pursuant to the Plan, enter into any material transaction other than in the ordinary course of business or permitted under the Plan; (xv) issue any stock, bonds or other securities, other than stock issued pursuant to options or warrants that are disclosed in the Plan; and (xvi) incur any material adverse change.

Waiver and Amendment

         The Plan provides that, at any time prior to the Effective Time, HEALTHSOUTH and SCA may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan or in any document delivered pursuant to the Plan; and
(iii) waive compliance with the agreements or conditions under the Plan. In addition, the Plan may be amended at any time upon the written agreement of HEALTHSOUTH and SCA without the approval of stockholders of either Company, except that after the Special Meetings no amendment may be made which by law requires a further approval by the stockholders of either Company without such further approval being obtained.

Termination

         The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of SCA and the stockholders of HEALTHSOUTH: (i) by mutual written consent of HEALTHSOUTH and SCA; (ii) by either HEALTHSOUTH or SCA if there is a material breach on the part of the other party of any representation, warranty, covenant or other agreement set forth in the Plan which is not cured as provided in the Plan; (iii) by either HEALTHSOUTH or SCA if any governmental entity or court of competent jurisdiction shall have issued a final, permanent order, enjoining or otherwise prohibiting the Merger and such order shall have become non-appealable; (iv) by either HEALTHSOUTH or SCA if the Merger has not been consummated on or before March 31, 1996 (or such later date as may be determined under the Plan), unless the failure to consummate the Merger by such time is due to the breach of the Plan by the party seeking to terminate the Plan; (v) by either HEALTHSOUTH or SCA if any required approval of the Plan by stockholders of SCA or stockholders of HEALTHSOUTH has not been obtained by the required votes at a duly held meeting of stockholders; (vi) by either HEALTHSOUTH or SCA if either party gives notice of termination under the Plan due to the occurrence of a material change in or a material addition to an Exhibit to the Plan which would have a material adverse effect on the notifying party; (vii) by either HEALTHSOUTH or SCA if all of the mutual conditions to the obligations of both parties to effect the Merger under the Plan have been satisfied and any condition to the obligation of such party to effect the Merger under the Plan is not capable of being satisfied prior to March 31, 1996 (or such later date as may be determined under the Plan); (viii) by SCA, if SCA's Board of Directors shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the stockholders of SCA or shall have withdrawn such recommendation, or shall have approved, recommended or endorsed any proposal to acquire SCA upon a merger, purchase of assets, purchase of or tender offer for shares of SCA or similar transaction other than the Merger, or shall have resolved to do any of the foregoing; (ix) by either HEALTHSOUTH or SCA if such party has not received by the closing date of the Merger a letter from Ernst & Young LLP to the effect that the Merger will be accounted for as a pooling of interests and (x) by SCA, if the Base Period Trading Price of the HEALTHSOUTH Common Stock shall be less than $20.00. If, however SCA proposes to exercise its right under the Plan to terminate the Plan because the Base Period Trading Price is less than $20.00, SCA must first notify HEALTHSOUTH in writing of its intent so to terminate. HEALTHSOUTH shall then have not less than 48 hours from the time of receipt of such written notice to submit a final and best offer (a "Final Offer") for a change in the Merger Consideration. If such Final Offer is accepted by SCA (as determined by its Board of Directors after consulting with its legal counsel and financial advisors), SCA, HEALTHSOUTH and the Subsidiary shall amend the Plan to reflect such Final Offer and shall make any appropriate amendments to this Prospectus-Joint Proxy Statement.

Break-up Fee; Third Party Bids

         If the Plan is terminated by SCA because its Board of Directors has (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of SCA Shares, or shall have withdrawn such recommendation, or shall have approved, recommended or endorsed an Acquisition Transaction (as defined in the Plan) other than the Plan, and within one year after the effective date of such termination SCA is the subject of a Third Party Acquisition Event (as defined in the Plan), then at the time of consummation of such a Third Party Acquisition Event SCA shall pay to HEALTHSOUTH a break-up fee equal to 3.25% of the aggregate Merger Consideration (determined as it would have been calculated on the effective date of termination of the Plan, substituting the effective date of such termination for the closing date of the Merger in calculating the Base Period Trading Price.)

Interests of Certain Persons in the Merger

         In considering the recommendations of the Boards of Directors of HEALTHSOUTH and SCA with respect to the Plan and the transactions contemplated thereby, stockholders of both Companies should be aware that certain members of the management of HEALTHSOUTH and SCA and the Boards of Directors of such Companies have certain interests in the Merger that are in addition to the interests of such stockholders generally.

         Concurrently with the execution of the Plan, HEALTHSOUTH entered into a Proxy Agreement, a Non-Competition Agreement and a Consulting Agreement with Joel C. Gordon, the Chairman of the Board of Directors and Chief Executive Officer of SCA.

         Pursuant to the Non-Competition Agreement, HEALTHSOUTH and Mr. Gordon have agreed that, among other things, for ten years commencing as of the Effective Time, Mr. Gordon will not, without the prior written consent of HEALTHSOUTH, directly or indirectly, own, operate, manage, be employed by, financially support or otherwise have an interest in any business which is competitive with the outpatient surgical centers, diagnostic centers and rehabilitative healthcare businesses of HEALTHSOUTH as currently conducted, in any part of the United States and Canada.

         In consideration for Mr. Gordon's agreement to not compete with HEALTHSOUTH, HEALTHSOUTH agreed to pay Mr. Gordon an aggregate of $7,250,000, in ten annual installments, to be paid on June 15 of each year commencing with June 15, 1996. Mr. Gordon will receive $850,000 in each of the first five years of such agreement, followed by $600,000 in each of the last five years.

         Pursuant to the Consulting Agreement, Mr. Gordon agreed, for five years commencing as of the Effective Time, to make himself available to consult, cooperate with and advise the Chief Executive Officer and the Board of Directors of HEALTHSOUTH with respect to such matters involving the business and affairs of HEALTHSOUTH. In consideration for Mr. Gordon's agreement to act as aconsultant, HEALTHSOUTH will pay Mr. Gordon an annual fee of not less than $250,000, paid in equal monthly installments over the five year period. Furthermore, as an inducement to enter into and perform his duties under the Consulting Agreement, Mr. Gordon will receive an option to purchase 50,000 shares of HEALTHSOUTH Common Stock. In addition, Mr. Gordon will be entitled to participate in any benefit plan generally available to HEALTHSOUTH executives. In addition, HEALTHSOUTH has agreed, as soon as practicable following the Effective Time, to cause Gordon to be appointed to the Board of Directors of HEALTHSOUTH.

         As a condition of HEALTHSOUTH's willingness to enter into the Plan, Mr. Gordon and certain of his affiliates entered into the Proxy Agreements. Pursuant to such agreements, HEALTHSOUTH has the right to vote Mr. Gordon's and such affiliates' shares of SCA Common Stock in any stockholder vote relating to the consummation of the transactions contemplated under the Plan.

         Mr. Gordon, William J. Hamburg, President and Chief Operating Officer of SCA, and Tarpley B. Jones, Senior Vice President and Chief Financial Officer of SCA, are parties to Employment Agreements with SCA, which provide that if SCA merges, consolidates or combines with another business entity, then, at the employee's option, the new entity will assume the employment agreement or SCA will pay the employee a lump sum equal to three years' compensation.

         Options granted pursuant to SCA's Incentive Stock Plan of 1986 will become immediately exercisable upon the Merger. The Plan provides that all options with respect to SCA Common Stock will become rights with respect to HEALTHSOUTH Common Stock. Each option will, following the Merger, be exercisable for that number of shares of HEALTHSOUTH Common Stock equal to the number of SCA shares subject to such option multiplied by the Exchange Ratio, and shall have an exercise price per share equal to the exercise price prior to the Merger divided by the Exchange Ratio.

Indemnification and Insurance

         The  Plan  provides  that SCA  shall,  and  after  the  Effective  Time
HEALTHSOUTH and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is, or has ever been at any time prior to the Effective Time, an officer, director or employee of SCA or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party, in connection with any claim arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of SCA, pertaining to a matter occurring or existing at or prior to the Effective Time.

         For a period of three years after the Effective Time, HEALTHSOUTH shall cause to be maintained the current policies of directors and officers liability insurance maintained by SCA with respect to claims arising from facts or events which occurred at or prior to the Effective Time; provided, however, that HEALTHSOUTH will not be required to spend more than 150% of the amount of SCA's 1995 annual premium.

Accounting Treatment

         Consummation of the Merger is conditioned upon the receipt by HEALTHSOUTH and SCA of an opinion from Ernst & Young LLP, HEALTHSOUTH's independent auditors, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with the Plan. HEALTHSOUTH and SCA have agreed not to intentionally take or cause to be taken any action that would disqualify the Merger as a pooling of interests for accounting purposes.

         Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of HEALTHSOUTH and SCA will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of HEALTHSOUTH and SCA will be combined on HEALTHSOUTH's consolidated balance sheet and no goodwill or other intangible assets will be created. Financial statements of HEALTHSOUTH issued after the Merger will be restated retroactively to reflect the consolidated operations of HEALTHSOUTH and SCA as if the Merger had taken place prior to the periods covered by such financial statements.

         The unaudited pro forma financial information contained in this Prospectus-Joint Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the Merger. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".

Certain Federal Income Tax Consequences

         The following is a discussion of the principal federal income tax consequences of the Merger to the holders of SCA Shares. The discussion is based on currently existing provisions of the Code, Treasury Regulations thereunder, certain administrative rulings and court decisions. All of the foregoing are subject to change and any such change can affect the continuing validity of this discussion. This summary applies to holders of SCA Shares who hold their SCA
Shares as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of SCA Shares in light of such holders' specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations and holders who acquired SCA shares pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan), and it does not discuss any aspect of state, local, foreign or other tax law.

         It is a condition to the consummation of the Merger that SCA receive an opinion from its counsel, Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps"), and that HEALTHSOUTH receive an opinion from its counsel, Haskell Slaughter Young & Johnston, Professional Association ("Haskell Slaughter", and together with Skadden Arps, "Tax Counsel"), substantially to the effect that for federal income tax purposes the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code. Based upon such opinions, the material federal income tax consequences of the Merger will be that: (i) no gain or loss will be recognized by HEALTHSOUTH, Subsidiary or SCA as a result of the Merger, (ii) no gain or loss will be recognized by the stockholders of SCA upon the exchange of their SCA Shares solely for shares of HEALTHSOUTH Common Stock pursuant to the Merger, except that a SCA stockholder who receives cash proceeds in lieu of a fractional share of HEALTHSOUTH Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis allocated to such fractional share (as described in clause (iii) below) and the amount of cash received, and such gain or loss will constitute capital gain or loss if such shareholder's SCA Shares with respect to which gain or loss is recognized are held as a capital asset at the Effective Time, (iii) the aggregate tax basis of the shares of the HEALTHSOUTH Common Stock received solely in exchange for SCA Shares pursuant to the Merger (including fractional shares of HEALTHSOUTH Common Stock for which cash is received) will be the same as the aggregate tax basis of the SCA Shares exchanged therefor, and (iv) the holding period for HEALTHSOUTH Common Stock received in exchange for SCA Shares pursuant to the Merger will include the holding period of the SCA Shares exchanged therefor, provided such SCA Shares were held as a capital asset at the Effective Time.

         Neither HEALTHSOUTH nor SCA has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. In rendering such opinions, Tax Counsel may receive and will rely upon representations contained in certificates of HEALTHSOUTH, Subsidiary, SCA and others. Tax Counsel's opinions will be subject to certain limitations and qualifications and will be based upon the truth and accuracy of these representations and upon certain factual assumptions and represents Tax Counsel's best legal judgment. The Tax Opinions are not binding on the Service or the courts and do not preclude the Service from adopting a contrary position. The Merger is intended to qualify as a reorganization under
Section 368(a) of the Code, with the result that neither HEALTHSOUTH, Subsidiary nor SCA will be required to recognize gain as a result of the Merger and each SCA stockholder will not be required to recognize gain or loss with respect to each SCA Share equal to the difference between the stockholder's tax basis in such share and the fair market value, as of the Effective Time, of the HEALTHSOUTH Common Stock received in exchange therefor.

         EACH HOLDER OF SCA SHARES IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

Resale of HEALTHSOUTH Common Stock by Affiliates

         HEALTHSOUTH  Common  Stock  to be  issued  to  stockholders  of  SCA in connection with the Merger has been registered under the Securities Act. HEALTHSOUTH Common Stock received by the stockholders of SCA upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of SCA or HEALTHSOUTH within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with SCA or HEALTHSOUTH at the time of the Special Meetings (generally, directors, certain executive officers and major stockholders). Affiliates of SCA or HEALTHSOUTH may not sell their shares of HEALTHSOUTH Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of HEALTHSOUTH Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of HEALTHSOUTH Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if HEALTHSOUTH remained current with its information filings with the SEC under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such HEALTHSOUTH Common Stock without such manner of sale or volume limitations, provided that HEALTHSOUTH were current with its Exchange Act information filings and such Affiliate were not then an Affiliate of HEALTHSOUTH. Three years after the Effective Time, an Affiliate would be able to sell such shares of HEALTHSOUTH Common Stock without any restrictions so long as such Affiliate had not been an Affiliate of HEALTHSOUTH for at least three months prior thereto.

         SCA has agreed to use its reasonable, good faith efforts to cause each holder of SCA Shares deemed to be an Affiliate of SCA to enter into an agreement providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of shares of HEALTHSOUTH Common Stock to be received by such person in the Merger, (i) except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) until after such time as results covering at least thirty days of post-Merger combined operations of HEALTHSOUTH and SCA have been published. HEALTHSOUTH has agreed that within 20 days after the first calendar month following at least 30 days after the Effective Time, HEALTHSOUTH shall cause the publication of such results.

No Appraisal Rights

         Under the DGCL, holders of SCA Shares and holders of shares of HEALTHSOUTH Common Stock will not be entitled to dissenters' rights of appraisal in connection with the Merger.

No Solicitation of Transactions

         SCA has agreed that it will not, and will direct each officer, director, employee, representative and agent of SCA not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate, associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for SCA Shares or similar transactions involving SCA. Under the Plan, SCA may furnish information concerning SCA to other corporations, partnerships, persons or other entities or groups, and may participate in discussions and negotiate with such entities concerning any proposal to acquire SCA upon a merger, purchase of assets, purchase of or tender offer for SCA Shares or similar transaction (an "Acquisition Transaction"), in response to unsolicited requests therefor, if the Board of Directors of SCA determines in its good faith judgment in the exercise of its fiduciary duties or its duties under Rule 14e-2 under the Exchange Act that such action is appropriate in furtherance of the best interest of its stockholders. SCA has further agreed that it will notify HEALTHSOUTH if it enters into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction, including providing HEALTHSOUTH with the identity of the third party.

Expenses

         The Plan provides that all costs and expenses incurred in connection with the Plan and the transactions contemplated thereby shall be paid by the party incurring such expense, except that expenses of printing and mailing this Prospectus-Joint Proxy Statement shall be shared equally by HEALTHSOUTH and SCA.

NYSE Listing

         A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to SCA stockholders in connection with the Merger. Although no assurance can be given that the shares of HEALTHSOUTH Common Stock so issued will be accepted for listing, HEALTHSOUTH and SCA anticipate that these shares will qualify for listing on the NYSE upon official notice of issuance thereof. It is a condition to the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time.

               SELECTED CONSOLIDATED FINANCIAL DATA -- HEALTHSOUTH

         The consolidated income statement data set forth below for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 and the consolidated balance sheet data at December 31, 1990, 1991, 1992, 1993 and 1994 are derived from consolidated financial statements audited by HEALTHSOUTH's independent auditors. The data for the nine months ended September 30, 1994 and 1995 and at September 30, 1995 are derived from the unaudited consolidated financial statements of HEALTHSOUTH. In the opinion of HEALTHSOUTH, the consolidated income statement data for the nine months ended September 30, 1994 and 1995, and the consolidated balance sheet data at September 30, 1995, reflect all adjustments (which consist of only normal recurring adjustments) necessary for a fair presentation of results of interim periods. Operating results for the nine months ended September 30, 1995, are not necessarily indicative of results for the full fiscal year or for any future interim period. The consolidated income statement data set forth below for the years ended December 31, 1992, 1993 and 1994 and the consolidated balance sheet data at December 31, 1993 and 1994 are qualified by reference to the audited consolidated financial statements included elsewhere herein. The consolidated income statement data set forth below for the nine months ended September 30, 1994 and 1995 and the consolidated balance sheet data at September 30, 1995 are qualified by reference to the unaudited consolidated financial statements included elsewhere herein. The financial information for all periods set forth below has been restated to reflect the acquisition of ReLife, Inc. ("ReLife") in December 1994 and the acquisition of Surgical Health Corporation ("SHC") in June 1995, each of which has been accounted for as a pooling of interests.

                                                                                                               Nine Month Ended
                                                                Year Ended December 31,                          September 30,
                                                 1990        1991        1992        1993          1994        1994         1995
                                                        (In thousands, except per share data)                    (unaudited)
Income Statement Data: ......................
Revenues ..................................    $207,390    $277,655    $501,046    $656,329    $1,236,190    $902,268  $1,109,689
  Operating expenses:
   Operating units ..........................   151,970     200,350     372,169     471,778       906,712     670,607     788,593
   Corporate general and administrative .....     7,025      10,901      16,878      24,329        45,895      29,831      28,463
  Provision for doubtful accounts............     5,608       6,092      13,254      16,181        23,739      16,691      20,520
  Depreciation and amortization .............    11,388      15,115      29,834      46,224        86,678      59,142      86,767
  Interest expense...........................    12,058      10,507      12,623      18,495        65,286      45,632      68,697
  Interest income............................    (4,166)     (5,835)     (5,415)     (3,924)       (4,308)     (3,256)     (4,529)
  Merger expenses (1) .......................       --          --          --          333         6,520       3,571      29,194
  Loss on impairment of assets (2) ..........       --          --          --          --         10,500          --      11,192
  Loss on abandonment of computer project
   (2).......................................       --          --          --          --          4,500          --          --
  NME Selected Hospitals Acquisition related
   expense (2) ..............................       --          --          --       49,742           --           --          --
  Terminated merger expense (2) .............       --          --        3,665         --            --           --          --
  Gain on sale of partnership interest  .....       --          --          --       (1,400)          --           --          --
                                               183,883     237,130     443,008      621,758     1,145,522      822,218  1,028,897
  Income before income taxes and minority
   interests.................................   23,507      40,525      58,038       34,571        90,668       80,050     80,792
  Provision for income taxes ................    8,153      13,582      18,864       11,930        34,305       30,418     27,525
  Income before minority interests...........   15,354      26,943      39,174       22,641        56,363       49,632     53,267
  Minority interests.........................      929       1,272       4,245        5,444         6,402        4,276      8,357
   Net income ............................... $ 14,425    $ 25,671    $ 34,929     $ 17,197    $   49,961    $  45,356  $  44,910
  Weighted average common and common
   equivalent shares outstanding.............   41,337      57,390      74,214       77,709        84,687       84,509     87,773
  Net income per common and common
   equivalent share (3) ..................... $   0.35    $   0.45    $   0.47     $   0.22    $     0.59    $    0.54  $    0.51
  Net income per common share--assuming full
   dilution (3) (4) ......................... $   0.32    $   0.43    $   0.47     $   0.22    $     0.59          N/A  $    0.51

                                                     December 31,                                September 30,
                                      1990     1991       1992         1993        1994              1995
                                  (In thousands)
Balance Sheet Data:
  Cash and marketable securities   $  74,774 $126,508   $111,524   $   89,999  $   85,363        $   93,169
  Working capital................    114,761  184,729    204,065      211,063     231,327           299,157
  Total assets...................    321,383  503,797    795,367    1,444,418   1,736,336         2,150,680
  Long-term debt (5).............    157,585  171,275    338,000      888,181   1,034,394         1,404,170
  Stockholders' equity...........    132,009  299,097    386,244      418,298     489,920           547,547

(1)  Expenses  related to SHC's Ballas  merger in 1993,  the ReLife and Heritage
     Acquisitions in 1994 and the SHC  Acquisition  and NovaCare  Rehabilitation
     Hospitals Acquisition in 1995.

(2)  See "Notes to Consolidated Financial Statements".

(3) Adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend paid on December 31, 1991 and a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(4)  Fully-diluted  earnings per share in 1990 and 1991 reflect shares  reserved for issuance  upon exercise of dilutive  stock options and shares  reserved
     for  issuance  upon  conversion  of   HEALTHSOUTH's  7  3/4  %  Convertible
     Subordinated  Debentures  due 2014, all of which were converted into Common
     Stock prior to June 3, 1991.  Fully diluted  earnings per share in 1994 and the nine months  ended  September  30, 1995  reflect  shares  reserved  for issuance  upon  conversion of  HEALTHSOUTH's  5%  Convertible  Subordinated
     Debentures due 2001.

(5)  Includes current portion of long-term debt.

                   SELECTED CONSOLIDATED FINANCIAL DATA -- SCA

         The consolidated income statement data set forth below for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 and the consolidated balance sheet data at December 31, 1990, 1991, 1992, 1993 and 1994 are derived from consolidated financial statements audited by SCA's independent auditors. The data for the nine months ended September 30, 1994 and 1995 and at September 30, 1994 and 1995 are derived from the unaudited consolidated financial statements of SCA. In the opinion of SCA, the consolidated income statement data for the nine months ended September 30, 1994 and 1995 and the consolidated balance sheet data at September 30, 1994 and 1995 reflect all adjustments (which consist of only normal recurring adjustments) necessary for a fair presentation of results of interim periods. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of results for the full fiscal year or for any future interim period. The consolidated income statement data set forth below for the years ended December 31, 1992, 1993 and 1994 and the consolidated balance sheet data at December 31, 1993 and 1994 are qualified by reference to the audited consolidated financial statements incorporated by reference herein. The consolidated income statement data set forth below for the nine months ended September 30, 1994 and 1995 and the consolidated balance sheet data at September 30, 1994 and 1995 are qualified by reference to the unaudited consolidated financial statements incorporated by reference herein.


                                                                                                                 Nine Months Ended
                                                               Year Ended December 31,                              September 30,
                                                        1990       1991        1992       1993       1994         1994       1995
                                                        (In thousands, except per share data)

Income Statement Data:
  Net revenue ....................................   $ 87,252   $120,680    $161,873   $197,976   $236,720   $   169,973   $196,258
  Operating costs: ...............................
   Costs of providing healthcare services  ........    47,687     62,667      83,871    103,825    123,379        88,794    102,383
   Depreciation and amortization ..................     5,056      6,956       9,695     12,626     17,392        12,506     12,640
   Provision for doubtful accounts.................     1,163      1,867       1,442      1,068      3,061         2,079      2,381
   Loss on disposal of surgery centers ............       --         --          --         --      13,197           --          --
   Totals .........................................    53,906     71,490      95,008    117,519    157,029       103,379    117,404
   Operating income ...............................    33,346     49,190      66,865     80,457     79,691        66,594     78,854
General, administrative and development
 expenses ...................................... .      2,593      2,925       3,804      3,880      5,464         4,061      4,236
Interest and other expenses .....................       4,355      3,972       3,410      3,600      7,294         6,025      3,413
Interest and other income .......................      (2,875)    (3,929)     (3,049)    (2,513)    (4,184)       (2,699)    (2,412)
Gain on sale of Medical Care America, Inc.
 stock............................................         --         --          --         --     (7,727)       (6,882)        --
   Income before minority interests and income
    taxes .........................................    29,273     46,222      62,700     75,490     78,844        66,089     73,617
Minority interests in earnings and partnerships       (12,215)   (17,374)    (21,481)   (22,624)   (22,420)      (15,144)   (19,217)
Net income from continuing operations before
  income taxes and cumulative effect of change in
  accounting principle ...........................     17,058     28,848      41,219     52,866     56,424        50,945     54,400
Income tax provision ...........................       (6,824)   (11,077)    (15,663)   (20,650)   (25,039)      (22,084)   (21,397)
Net income from continuing operations before
  cumulative effect of change in accounting
  principle ......................................     10,234     17,771      25,556     32,216     31,385        28,861     33,003
Net income from discontinued operations  .......        1,258      2,971       3,283      4,452        --            --         --
Cumulative effect of change in accounting
  principle, net of income tax benefit of $1,403 .         --         --          --         --     (2,105)       (2,105)       --
   Net income .....................................  $ 11,492   $ 20,742    $ 28,839   $ 36,668   $ 29,280   $    26,756   $ 33,003
Net income per common and common equivalent
  share

   Continuing operations before cumulative effect
    of change in accounting principle  ............  $    .29   $    .49    $    .69   $    .85   $    .80    $      .74   $    .84
   Discontinued operations ........................       .03        .08         .09        .11         --            --         --
   Cumulative effect in change in accounting
    principle ......................................       --         --          --         --       (.05)         (.05)        --
                                                  $       .32   $    .57    $    .78   $    .96   $    .75   $       .69   $    .84
   Weighted average number of common and  common
    equivalent shares outstanding...................   35,531     36,674      37,191     38,117     38,892        38,859     39,189

                                                             DECEMBER 31,                       SEPTEMBER 30,
                                             1990     1991      1992      1993      1994        1994    1995
Balance Sheet Data:
   Cash and cash equivalents ..........  $  36,521 $ 42,026  $ 25,158  $ 23,877  $ 31,223  $   27,144  $ 39,047
   Working capital.....................     37,000   38,071    34,879    50,666    25,052      32,661    42,567
   Total assets........................    120,495  172,418   228,033   300,189   340,344     337,676   371,422
   Long-term debt......................     36,776   32,520    35,364    62,191    49,717      61,430    65,119
   Shareholders' equity................     52,641   88,502   136,268   166,583   196,623     198,211   229,230
   Cash dividends paid per share of
    common stock......................   $    .043 $   .093  $   .147  $    .16  $    .16  $      .12       .13

                    PRO FORMA CONDENSED FINANCIAL INFORMATION

         The following pro forma condensed financial information and explanatory notes are presented to reflect the effect of the Merger of SCA with the Subsidiary on the historical financial statements of HEALTHSOUTH and SCA. The Merger is reflected in the pro forma condensed financial information as a pooling of interests. The HEALTHSOUTH historical amounts reflect the combination of HEALTHSOUTH, ReLife, Inc. ("ReLife") and Surgical Health Corporation ("SHC") for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994 and SHC in June 1995 in transactions accounted for as poolings of interests.


         The pro forma condensed financial information also reflects the acquisition by HEALTHSOUTH of Sutter Surgery Centers, Inc. ("SSCI") for all periods presented. HEALTHSOUTH acquired SSCI in October 1995 in a transaction that will be accounted for as a pooling of interests. SSCI operates 12 surgery centers.


         In addition, the pro forma condensed financial information reflects the impact of HEALTHSOUTH's acquisition, effective April 1, 1995, from NovaCare, Inc. ("NovaCare") of 11 rehabilitation hospitals, 12 other facilities and two Certificates of Need (the "NovaCare Rehabilitation Hospitals Acquisition") on the results of operations for the year ended December 31, 1994 and the nine months ended September 30, 1995.

         The pro forma condensed balance sheet assumes that the Merger was consummated on September 30, 1995, and the pro forma condensed income statements assume that the Merger was consummated on January 1, 1992. The assumptions are described in the accompanying Notes to Pro Forma Condensed Financial Information.

         All HEALTHSOUTH shares outstanding and per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100 percent stock dividend payable on April 17, 1995.


         The pro forma information should be read in conjunction with the historical financial statements of HEALTHSOUTH and SCA and the related notes thereto appearing elsewhere in this Prospectus-Joint Proxy Statement. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the date indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                    HEALTHSOUTH Corporation and Subsidiaries
             Pro Forma Condensed Combined Balance Sheet (Unaudited)
                               September 30, 1995


                                                                               Pro Forma                 Pro Forma      Pro Forma
                                                   HEALTHSOUTH     SSCI       Adjustments       SCA     Adjustments      Combined
                                                                                     (In thousands)
ASSETS
Current assets: ................................
  Cash and cash equivalents..................... $     86,952    $ 5,024       $      0     $ 39,047      $     0     $  131,023
  Other marketable securities ..................        6,217          0              0          295            0          6,512
  Accounts receivable...........................      298,178      4,047              0       30,764            0        332,989
  Other receivables ............................            0          0              0          587         (587)(3)          0
  Supplies .....................................            0          0              0        5,159       (5,159)(3)          0
  Inventories, prepaid expenses and other
   current assets...............................      102,906      2,714              0        1,277       15,006 (3)    121,903
  Deferred income taxes.........................            0          0              0        9,260       (9,260)(3)          0
Total current assets............................      494,253     11,785              0       86,389            0        592,427
Other assets....................................       58,127          0              0        2,262            0         60,389
Deferred income taxes ..........................        7,559          0           (509)(3)        0       (3,846)(4)      3,204
Property, plant and equipment, net..............    1,049,375     14,630              0      158,501            0      1,222,506
Intangible assets, net..........................      541,366     15,230              0      124,270            0        680,866
Total assets....................................  $ 2,150,680   $ 41,645       $   (509)    $371,422     $ (3,846)    $2,559,392

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................  $    83,246   $  1,391       $  3,000(1)  $  4,441      $15,000 (1) $  107,078
  Salaries and wages payable....................       44,668        947              0            0          963 (3)     46,578
  Accrued interest payable and other
   liabilities..................................       49,462        361         (1,170)(1)   10,530       (5,850)(1)     73,493
                                                                                                           20,160 (3)
  Accrued loss on disposal of surgery centers .             0          0              0          741         (741)(3)          0
  Current portion of long-term debt............        17,720      2,799              0          729                      21,248
  Income taxes payable.........................             0          0              0       20,382      (20,382)(3)          0
  Distributable to minority interests  ........             0          0              0        7,000       (7,000)(3)          0

Total current liabilities......................       195,096      5,498          1,830       43,823        2,150        248,397

Long-term debt.................................     1,386,450     14,955              0       65,119            0      1,466,524

Deferred income taxes..........................             0        509           (509)(3)    3,846       (3,846)(4)          0
Other long-term liabilities....................         5,470          0              0            0            0          5,470
Deferred revenue...............................         7,137          0              0            0            0          7,137
Minority interests.............................         8,980      5,375              0       29,404        7,000(3)      50,759

Stockholders' equity:
  Preferred Stock, $.10 par value..............             0          0              0            0            0              0
  Common Stock, $.01 par value ................           954        196           (178)(2)    9,867       (9,385)(2)      1,454
  Additional paid-in capital...................       719,296     18,905            178 (2)   96,126        9,385 (2)    843,890
  Retained earnings............................       178,929      1,481         (1,830)(1)  129,288       (9,150)(1)    298,718
  Common stock subscription receivable ........      (335,423)         0              0            0            0       (335,423)
  Treasury stock...............................          (323)         0              0       (6,051)           0         (6,374)
  Receivable from Employee Stock Ownership
   Plan........................................       (15,886)         0              0            0            0        (15,886)
 Notes receivable from stockholders............             0     (5,274)             0            0            0         (5,274)

Total stockholders' equity.....................       547,547     15,308         (1,830)     229,230       (9,150)       781,105

Total liabilities and stockholders' equity ....  $  2,150,680    $41,645      $    (509)    $371,422     $ (3,846)    $2,559,392

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1994



                                                Acquisition
                                                 Pro Forma    Pro Forma             Pro Forma              Pro Forma    Pro Forma
                      HEALTHSOUTH   NovaCare    Adjustments    Combined     SSCI    Adjustments    SCA     Adjustments  Combined
                                                       (In thousands, except per share amounts)


Revenues...........   $1,236,190   $ 142,548    $   8,058 (5) $1,386,796   $38,175    $    0     $236,720  $  2,552 (3)  $1,664,243
Operating expenses:
  Operating units..      906,712     128,233      (12,406)(2)  1,022,539    24,133         0      123,379     5,658 (3)   1,175,709
  Corporate general and
    administrative...     45,895           0            0         45,895     2,711         0        5,464         0          54,070
Provision for doubtful
 accounts............     23,739       1,269            0         25,008     3,907         0        3,061         0          31,976
Depreciation and
  amortization ......     86,678       7,041       (1,918)(1)     99,327     2,627         0       17,392         0         119,346
                                                    7,526 (3)
Interest expense.....     65,286      11,096       10,100 (4)     86,482     1,588         0        7,294    (2,150)(3)      93,214
Interest income......     (4,308)          0            0         (4,308)     (258)        0       (4,184)     2,552(3)      (6,198)
Merger expenses......      6,520           0            0          6,520         0         0            0          0          6,520
Gain on sale of MCA
  Stock .....                  0           0            0              0         0         0       (7,727)         0         (7,727)
Loss on impairment of
  assets ..               10,500           0            0         10,500         0         0            0          0         10,500
Loss on abandonment of
computer project......     4,500           0            0          4,500         0         0            0          0          4,500
Loss on disposal of
Surgery Centers.......         0           0            0              0         0         0       13,197          0         13,197
                       1,145,522     147,639        3,302      1,296,463    34,708         0      157,876      6,060      1,495,107
Income before income
 taxes and minority
 interests....            90,668      (5,091)       4,756         90,333     3,467         0       78,844     (3,508)       169,136
Provision for income
 taxes ..............     34,305      (1,084)         780(6)      34,001       473         0       25,039     (1,403)(3)     58,110
                          56,363      (4,007)       3,976         56,332     2,994         0       53,805     (2,105)       111,026
Minority interests...      6,402         445            0          6,847     2,462         0       22,420          0         31,729
Income before
 cumulative effect of
 change in accounting
 principle..........      49,961      (4,452)       3,976         49,485       532         0       31,385      (2,105)       79,297
Cumulative effect of
 change in accounting
 principle, net of
 income tax benefit
 of $1,403...........          0           0            0              0         0         0        2,105       (2,105)(3)        0
Net income........... $   49,961   $  (4,452)    $  3,976      $  49,485   $   532    $    0     $ 29,280    $       0    $  79,297
Weighted average common
 and common equivalent
 shares outstanding...    84,687         N/A          N/A         84,687    19,612   (17,837)(2)   38,892        8,556 (2)  133,910
Net income per common
 and common equivalent
  share.............. $     0.59         N/A          N/A      $    0.58   $  0.03       N/A     $   0.75          N/A    $    0.59
Net income per common
share -- assuming full
  dilution..........  $     0.59         N/A          N/A      $    0.58       N/A       N/A          N/A          N/A    $    0.59


                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1993


                                                                                    Pro Forma              Pro Forma      Pro Forma
                                                           HEALTHSOUTH     SSCI     Adjustments    SCA    Adjustments     Combined
                                                                        (In thousands, except per share amounts)

Revenues...............................................     $656,329     $22,096    $     0      $197,976     $1,294(3)   $877,695
Operating expenses:
Operating units........................................      471,778      14,768          0       103,825          0       590,371
Corporate general and administrative...................       24,329       2,264          0         3,880          0        30,473
Provision for doubtful accounts........................       16,181       1,766          0         1,068          0        19,015
Depreciation and amortization..........................       46,224       1,603          0        12,626          0        60,453
Interest expense.......................................       18,495         612          0         3,600          0        22,707
Interest income........................................       (3,924)       (428)         0        (2,513)     1,294(3)     (5,571)
Merger expense.........................................          333           0          0             0          0           333
NME Selected Hospitals Acquisition related expense ....       49,742           0          0             0          0        49,742
Gain on sale of partnership interest...................       (1,400)          0          0             0          0        (1,400)
                                                             621,758      20,585          0       122,486      1,294       766,123
Income before income taxes and minority interests .....       34,571       1,511          0        75,490          0       111,572
Provision for income taxes.............................       11,930         132          0        20,650          0        32,712
                                                              22,641       1,379          0        54,840          0        78,860
Minority interests.....................................        5,444       1,240          0        22,624          0        29,308
Income from continuing operations......................       17,197         139          0        32,216          0        49,552
Income from discontinued operations....................            0           0          0         4,452          0         4,452
Net income.............................................     $ 17,197     $   139    $     0      $ 36,668     $    0      $ 54,004
Weighted average common and common equivalent shares
outstanding............................................       77,709      19,608    (17,833)(2)    38,117      8,386(2)    125,987
Net income per common and common equivalent share .....     $   0.22     $  0.01        N/A      $   0.96        N/A      $   0.43

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1992


                                                                                 Pro Forma                Pro Forma      Pro Forma
                                                         HEALTHSOUTH   SSCI      Adjustments     SCA     Adjustments    Combined
                                                                    (In thousands, except per share amounts)
Revenues............................................      $501,046  $ 2,611       $    0      $161,873    $   306(3)   $ 665,836
Operating expenses:
  Operating units...................................       372,169    1,815            0        83,871          0        457,855
  Corporate general and administrative..............        16,878      476            0         3,804          0         21,158
Provision for doubtful accounts.....................        13,254      177            0         1,442          0         14,873
Depreciation and amortization.......................        29,834      185            0         9,695          0         39,714
Interest expense....................................        12,623       44            0         3,410          0         16,077
Interest income.....................................        (5,415)     (19)           0        (3,049)       306(3)      (8,177)
Terminated merger expense...........................         3,665        0            0             0          0          3,665
                                                           443,008    2,678            0        99,173        306        545,165
Income (loss) before income taxes and minority
  interests.........................................        58,038      (67)           0        62,700          0        120,671
Provision for income taxes..........................        18,864      (22)           0        15,663          0         34,505
                                                            39,174      (45)           0        47,037          0         86,166
Minority interests..................................         4,245      185            0        21,481          0         25,911
Income from continuing operations...................        34,929     (230)           0        25,556          0         60,255
Income from discontinued operations.................             0        0            0         3,283          0          3,283
Net income..........................................      $ 34,929  $  (230)      $    0      $ 28,839   $      0      $  63,538
Weighted average common and common equivalent
  shares outstanding................................        74,214   19,608      (17,833)(2)    37,191      8,182(2)     121,362
Net income (loss) per common and common equivalent
  share...............................................    $   0.47  $ (0.01)         N/A      $   0.78         N/A     $    0.52

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                     Nine Months Ended September 30, 1995



                                                      Acquisition                          Pro
                                                       Pro Forma    Pro Forma             Forma             Pro Forma   Pro Forma
                               HEALTHSOUTH  NovaCare  Adjustments   Combined    SSCI    Adjustments  SCA    Adjustments  Combined
                                                               (In thousands, except per share amounts)

Revenues.......................$1,109,689   $37,942    $1,860 (5) $1,149,491  $29,868     $  0    $196,258   $1,155(3) $1,376,772
Operating expenses:
  Operating units..............   788,593    33,065      (910)(2)    820,748   17,661        0     102,383        0       940,792
  Corporate general
   and administrative..........    28,463         0         0         28,463    1,820        0       4,236        0        34,519
Provision for doubtful accounts    20,520       322         0         20,842    3,125        0       2,381        0        26,348
Depreciation and amortization .    86,767     1,996      (999)(1)     89,646    2,026        0      12,640        0       104,312
                                                        1,882 (3)
Interest expense...............    68,697     2,595     2,684 (4)     73,976    1,258        0       3,413        0        78,647
Interest income................    (4,529)        0         0         (4,529)    (274)       0      (2,412)   1,155(3)     (6,060)
Merger cost....................    29,194         0         0         29,194        0        0           0        0        29,194
Loss on impairment of assets ..    11,192         0         0         11,192        0        0           0        0        11,192
                                1,028,897    37,978     2,657      1,069,532   25,616        0     122,641    1,155     1,218,944
Income before income taxes and
  minority interests...........    80,792       (36)     (797)        79,959    4,252        0      73,617        0       157,828
Provision for income taxes ....    27,525      (101)     (259)(6)     27,165      848        0      21,397        0        49,410
                                   53,267        65      (538)        52,794    3,404        0      52,220        0       108,418
Minority interests.............     8,357        89         0          8,446    2,364        0      19,217        0        30,027
Net income.....................$   44,910   $   (24)    $(538)    $   44,348   $1,040     $  0    $ 33,003   $    0    $   78,391
Weighted average common and
  common equivalent shares
  outstanding..................    87,773       N/A       N/A         87,773   19,615  (17,840)(2)  39,189    8,622(2)    137,359
Net income per common and common
  equivalent share.............$     0.51       N/A       N/A     $     0.51  $  0.05      N/A    $   0.84      N/A    $     0.57
Net income per common share --
  assuming full dilution.......$     0.51       N/A       N/A     $     0.51      N/A      N/A         N/A      N/A    $     0.57

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                     Nine Months Ended September 30, 1994


                                                                                   Pro Forma                 Pro Forma    Pro Forma
                                                           HEALTHSOUTH     SSCI    Adjustments      SCA     Adjustments    Combined
                                                                        (In thousands, except per share amounts)

Revenues................................................    $902,268     $28,357     $   0        $169,973   $ 1,468 (3)$1,102,066
Operating expenses:
Operating units.........................................     670,607      17,637         0          88,794     5,658 (3)   782,696
Corporate general and administrative....................      29,831       2,132         0           4,061         0        36,024
Provision for doubtful accounts.........................      16,691       2,950         0           2,079         0        21,720
Depreciation and amortization...........................      59,142       1,911         0          12,506         0        73,559
Interest expense........................................      45,632       1,146         0           6,025    (2,150)(3)    50,653
Interest income.........................................      (3,256)       (359)        0          (2,699)    1,468 (3)    (4,846)
Merger costs............................................       3,571           0         0               0         0         3,571
Gain on sale of MCA stock...............................           0           0         0          (6,882)        0        (6,882)
                                                             822,218      25,417         0         103,884     4,976       956,495
Income before income taxes and minority interests ......      80,050       2,940         0          66,089    (3,508)      145,571
Provision for income taxes..............................      30,418         540         0          22,084    (1,403)(3)    51,639
                                                              49,632       2,400         0          44,005    (2,105)       93,932
Minority interests......................................       4,276       1,887         0          15,144         0        21,307
Net income before cumulative effect of change in
accounting principle....................................      45,356         513         0          28,861    (2,105)       72,625
Cumulative effect of change in accounting principle,
net of income tax benefit of $1,403.....................           0           0         0           2,105    (2,105)(3)         0
Net income..............................................    $ 45,356     $   513     $   0        $ 26,756   $     0      $ 72,625
Weighted average common and common equivalent shares
outstanding.............................................      84,509      19,610   (17,835)(2)      38,859     8,549 (2)   133,692
Net income per common and common equivalent share ......    $   0.54     $  0.03       N/A        $   0.69       N/A      $   0.54


                             See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries

               Notes to Pro Forma Condensed Financial Information

A. The NovaCare Rehabilitation Hospitals Acquisition

         Effective April 1, 1995 HEALTHSOUTH completed the acquisition of the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two additional facilities (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price was approximately $234,807,000. The transaction was accounted for as a purchase and, accordingly, the results of the acquired NovaCare facilities are included in HEALTHSOUTH'S historical financial statements from the effective date of the acquisition. HEALTHSOUTH financed the cost of the NovaCare Rehabilitation Hospitals Acquisition through additional borrowings under its existing credit facilities, as amended.

         The accompanying pro forma income statements for the year ended December 31, 1994 and the nine months ended September 30, 1995 assume that the transaction was consummated at the beginning of the periods presented.

         Certain assets and liabilities of Rehab Systems Company (a wholly owned subsidiary of NovaCare, Inc.) were excluded from the NovaCare Rehabilitation Hospitals Acquisition. The excluded assets and liabilities are as follows (in thousands):



     Cash and cash equivalents...........................     4,973
     Accounts receivable.................................       259
     Other current assets................................        42
     Equipment, net......................................     4,719
     Intangible assets, net..............................    56,321
     Other assets (primarily investments in
      subsidiaries)......................................    40,637
     Accounts payable....................................      (454)
     Other current liabilities...........................      (275)
     Current portion of long term debt...................      (146)
     Long term debt......................................   (38,620)
     Payable to affiliates...............................   (92,377)
          Net excluded (liability).......................  $(24,921)


         The following pro forma adjustments are necessary for the NovaCare Rehabilitation Hospitals Acquisition:

         1. To exclude historical depreciation and amortization expense related to the excluded assets described above. The total expense excluded amounts to $1,918,000 for the year ended December 31, 1994 and $999,000 for the nine months ended September 30, 1995.

         2. To eliminate intercompany management fees and royalty fees totaling $12,406,000 for the year ended December 31, 1994 and $910,000 for the nine months ended September 30, 1995 of the acquired NovaCare facilities.

         3. To adjust depreciation and amortization expense to reflect the allocation of the excess purchase price over the net tangible asset value as follows (in thousands):

                    Purchase Price
                     Allocation      Useful          Annual         Quarterly
                     Adjustment       Life        Amortization    Amortization
  Leasehold
    value........     128,333       20 years           6,417          1,605
  Goodwill.......      44,365       40 years           1,109            277
                                                      $7,526         $1,882


         No additional adjustments to NovaCare's historical depreciation and amortization are necessary. The remaining net assets acquired approximate their fair value.

                    HEALTHSOUTH Corporation and Subsidiaries

         Because NovaCare's results of operations before intercompany items (described in Note 2 above) are profitable, both on a historical and pro forma basis, the 40-year amortization period for goodwill is appropriate and consistent with HEALTHSOUTH policy. Leasehold value is being amortized over the weighted average remaining terms of the leases, which is 20 years.


         4. To increase interest expense by $19,559,000 for the year ended December 31, 1994 and $4,889,000 for the nine months ended September 30, 1995 to reflect pro forma borrowings of $234,807,000, described above, at a 8.33% variable interest rate, which represents HEALTHSOUTH's weighted average cost of debt, as if they were outstanding for the entire period, and to decrease interest expense by $9,459,000 for the year ended December 31, 1994 and $2,205,000 for the nine months ended September 30, 1995, which represents interest on NovaCare debt not assumed by HEALTHSOUTH. A .125% variance in the assumed interest rate would change annual pro forma interest expense by approximately $294,000.


         5. To adjust estimated Medicare reimbursement for the changes in reimbursable expenses described in items 1, 2, 3 and 4 above. These changes are as follows (in thousands);

                                               Year Ended
                                              December 31,   Nine months ended
                                                  1994       September 30, 1995
  Depreciation and amortization (Note 1).....  $(1,918)          $  (999)
  Intercompany management fees (Note 2)......   (4,196)             (910)
  Depreciation and amortization (Note 3).....    7,526             1,882
  Interest expense (Note 4)..................   10,100             2,684
                                                11,512             2,657
  Assumed Medicare utilization...............       70%               70%
  Increased reimbursement....................   $8,058            $1,860



The Medicare utilization rate of 70% assumes a slight improvement in NovaCare's historical Medicare percentage of 78% as a result of bringing these facilities into the HEALTHSOUTH network.

         6. To adjust the NovaCare provision for income taxes to an effective rate of 39% (net of minority interests).

B. The SSCI Merger

         The SSCI Merger was completed in October, 1995 and will be accounted for as a pooling of interests. The pro forma condensed income statements assume that the SSCI Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the SSCI Merger was consummated on September 30, 1995.

         The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

         The following pro forma adjustments are necessary for the SSCI Merger:

         1. The pro forma condensed income statements do not reflect non-recurring costs resulting directly from the SSCI Merger. The management of HEALTHSOUTH estimates that these costs will approximate $3,000,000 and will be charged to operations in the quarter the SSCI Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $1,170,000, has been charged to retained earnings in the accompanying pro forma balance sheet.

         2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding SSCI Share into .0905 shares of HEALTHSOUTH Common Stock.


         3. To net SSCI's net deferred tax liability against HEALTHSOUTH's net deferred tax asset.

                    HEALTHSOUTH Corporation and Subsidiaries

C. The SCA Merger

         The proposed SCA Merger is intended to be accounted for as a pooling of interests. The pro forma condensed income statements assume that the SCA Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the SCA Merger was consummated on September 30, 1995.

         The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

         The following pro forma adjustments are necessary for the SCA Merger:

         1. The pro forma income statements do not reflect non-recurring costs resulting directly from the SCA Merger. The management of HEALTHSOUTH estimates that these costs will approximate $15,000,000 and will be charged to operations in the quarter the SCA Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $5,850,000, has been charged to retained earnings in the accompanying pro forma balance sheet.


         2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding SCA Share, par value $.25, into 1.22 shares of HEALTHSOUTH Common Stock, par value $.01. The conversion ratio is based upon an assumed Base Period Trading Price for HEALTHSOUTH's Common Stock ranging from $22 to $28 per share.

         3. To reclassify certain balance sheet and income statement amounts from the SCA historical financial statements in order to conform to the HEALTHSOUTH method of presentation.

         4. To net SCA's net deferred tax liability against HEALTHSOUTH's net deferred tax asset.

                             BUSINESS OF HEALTHSOUTH

General

         HEALTHSOUTH is the nation's largest provider of outpatient and rehabilitative healthcare services. HEALTHSOUTH provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, medical centers and other healthcare facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled the Company to secure contracts with national and regional managed care payors. HEALTHSOUTH has over 500 patient care locations in 39 states, the District of Columbia and Ontario, Canada.

         In its outpatient and inpatient rehabilitation facilities, HEALTHSOUTH provides interdisciplinary programs for the rehabilitation of patients experiencing disability due to a wide variety of physical conditions, such as stroke, head injury, orthopaedic problems, neuromuscular disease and sports-related injuries. HEALTHSOUTH's rehabilitation services include physical therapy, sports medicine, work hardening, neurorehabilitation, occupational therapy, respiratory therapy, speech-language pathology and rehabilitation nursing. Independent studies have shown that rehabilitation services like those provided by HEALTHSOUTH can save money for payors and employers.

         HEALTHSOUTH operates the third largest network of free-standing outpatient surgery centers in the United States. HEALTHSOUTH's outpatient surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures. While outpatient surgery is widely recognized as generally less expensive than surgery performed in a hospital, HEALTHSOUTH believes that outpatient surgery performed at a free-standing outpatient surgery center is generally less expensive than hospital-based outpatient surgery. Approximately 95% of HEALTHSOUTH's surgery center facilities are located in markets served by its rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals.

         Over the last two years, HEALTHSOUTH has completed several significant acquisitions in the rehabilitation business and has expanded into the surgery center business. HEALTHSOUTH believes that these acquisitions complement its historical operations and enhance its market position. HEALTHSOUTH further believes that its expansion into the outpatient surgery business provides it with a platform for future growth.

Company Strategy

         HEALTHSOUTH's principal objective is to be the provider of choice for patients, physicians and payors alike for outpatient and rehabilitative healthcare services throughout the United States. HEALTHSOUTH's growth strategy is based upon four primary elements: (i) the implementation of HEALTHSOUTH's integrated service model in appropriate markets, (ii) successful marketing to managed care organizations and other payors, (iii) the provision of high-quality, cost-effective healthcare services, and (iv) the expansion of its national network.

         o Integrated Service Model. HEALTHSOUTH seeks, where appropriate, to provide an integrated system of healthcare services, including outpatient rehabilitation services, inpatient rehabilitation services, ambulatory surgery services and outpatient diagnostic services. HEALTHSOUTH believes that its integrated system offers payors the convenience of dealing with a single provider for multiple services. Additionally, it believes that its facilities can provide extensive referral opportunities. For example, HEALTHSOUTH estimates that approximately one-third of its outpatient rehabilitation patients have had outpatient surgery, virtually all inpatient rehabilitation patients will require some form of outpatient rehabilitation, and virtually all inpatient rehabilitation patients have had some type of diagnostic procedure. HEALTHSOUTH has implemented its integrated service model in certain of its markets, and intends to expand the model into other appropriate markets.

         o Marketing to Managed Care Organizations and Other Payors. Since the late 1980s, HEALTHSOUTH has focused on the development of contractual relationships with managed care organizations, major insurance companies, large regional and national employer groups and provider alliances and networks. HEALTHSOUTH's documented outcomes and experience with several hundred thousand patients in delivering quality healthcare services at reasonable prices has enhanced its attractiveness to such entities and has given HEALTHSOUTH a competitive advantage over smaller and regional competitors. These relationships have increased patient flow to HEALTHSOUTH's facilities and contributed to HEALTHSOUTH's same-store growth.

         o Cost-Effective Services. HEALTHSOUTH's goal is to provide high-quality healthcare services in cost-effective settings. To that end, HEALTHSOUTH has developed standardized clinical protocols for the treatment of its patients. This results in "best practices" techniques being utilized at all of HEALTHSOUTH's facilities, allowing the consistent achievement of demonstrable, cost-effective clinical outcomes. HEALTHSOUTH's reputation for its clinical programs is enhanced through its relationships with major universities throughout the nation, and its support of clinical research in its facilities. Further, independent studies estimate that, for every dollar spent on rehabilitation, $11 to $35 is saved. Finally, surgical procedures typically are less expensive in outpatient surgery centers than in hospital settings. HEALTHSOUTH believes that outpatient and rehabilitative healthcare services will assume increasing importance in the healthcare environment as payors continue to seek to reduce overall costs by shifting patients to more cost-effective treatment settings.

         o Expansion of National Network. As the largest provider of outpatient and rehabilitative healthcare services in the United States,
           HEALTHSOUTH is able to realize economies of scale and compete successfully for national contracts with large payors and employers while retaining the flexibility to respond to particular needs of local markets. The national network affords HEALTHSOUTH the opportunity to offer large national and regional employers and payors the convenience of dealing with a single provider, to utilize greater buying power through centralized purchasing, to achieve more efficient costs of capital and labor and to more effectively recruit and retain clinicians. HEALTHSOUTH believes that its recent and pending acquisitions in the outpatient surgery and diagnostic imaging fields will further enhance its national presence by broadening the scope of its existing services and providing new opportunities for growth. These national benefits are realized without sacrificing local market responsiveness. HEALTHSOUTH's objective is to provide those outpatient and rehabilitative healthcare services needed within each local market by tailoring its services and facilities to that market's needs, thus bringing the benefits of nationally recognized expertise and quality into the local setting.

Patient Care Services

         HEALTHSOUTH began its operations in 1984 with a focus on providing comprehensive orthopaedic and musculoskeletal rehabilitation services on an outpatient basis. Over the succeeding 11 years, HEALTHSOUTH has consistently sought and implemented opportunities to expand its services through acquisitions and de novo development activities that complement its historic focus on orthopaedic, sports medicine and occupational medicine services and that provide independent platforms for growth. HEALTHSOUTH's acquisitions and internal growth have enabled it to become the largest provider of rehabilitative healthcare services, both inpatient and outpatient, in the United States. In addition, HEALTHSOUTH has added outpatient surgery services, diagnostic imaging services and other outpatient services which provide natural enhancements to its rehabilitative healthcare locations and facilitate the implementation of its integrated service model. HEALTHSOUTH believes that these additional businesses also provide opportunities for growth in other areas not directly related to the rehabilitative business, and HEALTHSOUTH intends to pursue further expansion in those businesses.

Rehabilitative Services: General

         When a patient is referred to one of HEALTHSOUTH's rehabilitation facilities, he undergoes an initial evaluation and assessment process that results in the development of a rehabilitation care plan designed specifically for that patient. Depending upon the patient's disability, this evaluation process may involve the services of a single discipline, such as physical therapy for a knee injury, or of multiple disciplines, as in the case of a complicated stroke patient. HEALTHSOUTH has developed numerous rehabilitation programs, which include stroke, head injury, spinal cord injury, neuromuscular and work injury, that combine certain services to address the needs of patients with similar disabilities. In this way, all of the facilities' patients, regardless of the severity and complexity of their disabilities, can receive the level and intensity of those services necessary for them to be restored to as productive, active and independent a lifestyle as possible.

Outpatient Rehabilitation Services

         HEALTHSOUTH operates the largest group of affiliated proprietary outpatient rehabilitation facilities in the United States. HEALTHSOUTH's outpatient rehabilitation centers offer a comprehensive range of rehabilitative healthcare services, including physical therapy and occupational therapy, that are tailored to the individual patient's needs, focusing predominantly on orthopaedic injuries, sports injuries, work injuries, hand and upper extremity injuries, back injuries, and various neurological neuromuscular conditions. As of September 30, 1995, HEALTHSOUTH provided outpatient rehabilitative healthcare services through 340 outpatient locations, including freestanding outpatient centers and their satellites and outpatient satellites of inpatient facilities.

         The continuing emphasis on containing the increases in healthcare costs, as evidenced by Medicare's prospective payment system, the growth in managed care and the various alternative healthcare reform proposals, results in the early discharge of patients from acute-care facilities. As a result, many hospital patients do not receive the intensity of services that may be necessary for them to achieve a full recovery from their diseases, disorders or traumatic conditions. HEALTHSOUTH's outpatient rehabilitation services play a significant role in the continuum of care because they provide hospital-level services, in terms of intensity, quality and frequency, in a more cost-efficient setting.

         Patients treated at HEALTHSOUTH's outpatient centers will undergo varying courses of therapy depending upon their needs. Some patients may only require a few hours of therapy per week for a few weeks, while others may spend up to five hours per day in therapy for six months or more, depending on the nature, severity and complexity of their injuries.

         In general, HEALTHSOUTH initially establishes an outpatient center in a given market, either by acquiring an existing private therapy practice or through de novo development, and institutes its clinical protocols and programs in response to the community's general need for services. HEALTHSOUTH will then establish satellite clinics that are dependent upon the main facility for management and administrative services. These satellite clinics generally provide a specific evaluative or specialty service/program, such as hand therapy or foot and ankle therapy, in response to specific market demands. HEALTHSOUTH's outpatient rehabilitation facilities range in size from 1,200 square feet for specialty clinics to 20,000 square feet for large, full-service facilities. Currently, the typical outpatient facility configuration ranges in size from 2,000 to 5,000 square feet and costs less than $500,000 to build and equip.

         Patient utilization of HEALTHSOUTH's outpatient rehabilitation facilities cannot be measured in the conventional manner applied to acute-care hospitals, nursing homes and other healthcare providers which have a fixed number of licensed beds and serve patients on a 24-hour basis. Utilization patterns in outpatient rehabilitation facilities will be affected by the market to be served, the types of injuries treated, the patient mix and the number of available therapists, among other factors. Moreover, because of variations in size, location, hours of operation, referring physician base and services provided and other differences among each of HEALTHSOUTH's outpatient facilities, it is not possible to accurately assess patient utilization against a norm.

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Inpatient Services

         Inpatient Rehabilitation Facilities. At September 30, 1995, HEALTHSOUTH operated 77 inpatient rehabilitation facilities with 4,618 beds, representing the largest group of affiliated proprietary inpatient rehabilitation facilities in the United States. HEALTHSOUTH's inpatient rehabilitation facilities provide high-quality comprehensive services to patients who require intensive institutional rehabilitation care.

         Inpatient rehabilitation patients are typically those who are experiencing significant physical disabilities due to various conditions, such as head injury, spinal cord injury, stroke, certain orthopaedic problems and neuromuscular disease. HEALTHSOUTH's inpatient rehabilitation facilities provide the medical, nursing, therapy and ancillary services required to comply with local, state and federal regulations as well as accreditation standards of the Joint Commission on Accreditation of Healthcare Organizations (the "JCAHO") and the Commission on Accreditation of Rehabilitation Facilities.

         All of HEALTHSOUTH's inpatient rehabilitation facilities utilize an interdisciplinary team approach to the rehabilitation process and involve the patient and family, as well as the payor, in the determination of the goals for the patient. Internal case managers monitor each patient's progress and provide documentation of patient status, achievement of goals, functional outcomes and efficiency.

         HEALTHSOUTH acquires or develops inpatient rehabilitation facilities in those communities where it believes there is a demonstrated need for comprehensive inpatient rehabilitation services. Depending upon the specific market opportunity, these facilities may be licensed as rehabilitation hospitals or skilled nursing facilities. HEALTHSOUTH believes that it can provide high-quality rehabilitation services in either type of facility, but prefers to utilize the rehabilitation hospital form.

         In certain markets where the it does not provide free-standing outpatient facilities, HEALTHSOUTH's rehabilitation hospitals may provide outpatient rehabilitation services as a complement to their inpatient services. Typically, this opportunity arises when patients complete their inpatient course of treatment but remain in need of additional therapy that can be accomplished on an outpatient basis. Depending upon the demand for outpatient services and physical space constraints, the rehabilitation hospital may establish the services either within its building or in a satellite location. In either case, the clinical protocols and programs developed for use in the free-standing outpatient centers will be utilized by these facilities.

         HEALTHSOUTH's Nashville, Tennessee (Vanderbilt University), Memphis, Tennessee (Methodist Hospitals), Dothan, Alabama (Southeast Alabama Medical Center) and Charleston, South Carolina (North Trident Regional Medical Center) hospital facilities have been developed in conjunction with local tertiary-care facilities. This strategy of developing effective referral and service networks prior to opening results in improved operating efficiencies for the new facilities. HEALTHSOUTH is utilizing this same concept in rehabilitation hospitals under development with the University of Missouri and the University of Virginia.

         Medical Centers. HEALTHSOUTH operates five medical centers with 912 licensed beds in four distinct markets. These facilities provide general and specialty medical and surgical healthcare services, emphasizing orthopaedics, sports medicine and rehabilitation.

         HEALTHSOUTH acquired its five medical centers as outgrowths of its rehabilitative healthcare services. Often, patients require medical and surgical interventions prior to the initiation of their rehabilitative care. In each of the markets in which HEALTHSOUTH has acquired a medical center, HEALTHSOUTH had well-established relationships with the medical communities serving each facility. In addition, each of the facilities enjoyed well-established reputations in orthopaedics and/or sports medicine prior to their acquisition by HEALTHSOUTH. Following the acquisition of each of its medical centers, HEALTHSOUTH has provided the resources to improve upon the physical plant and expand services through the introduction of new technology. HEALTHSOUTH has also developed additional relationships between these facilities and certain university facilities, including the University of Miami, Auburn University and the University of Alabama at Birmingham. Through these relationships, the influx of celebrity athletes and personalities and the acquisition of new technology, all five medical centers have improved their operating efficiencies and enhanced census.

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         Each of the five medical center facilities is licensed as an acute-care
hospital,   is  accredited  by  the  JCAHO  and  participates  in  the  Medicare prospective payment system. See "Business -- Regulation".

         Inpatient Facility Utilization. In measuring patient utilization of HEALTHSOUTH's inpatient facilities, various factors must be considered. Due to market demand, demographics, start-up status, renovation, patient mix and other factors, HEALTHSOUTH may not treat all licensed beds in a particular facility as available beds, which sometimes results in a material variance between licensed beds and beds actually available for utilization at any specific time. HEALTHSOUTH is in a position to increase the number of available beds at such facilities as market conditions dictate. During the year ended December 31, 1994, HEALTHSOUTH's inpatient facilities achieved an overall utilization, based on patient days and available beds, of 61.0%.

Surgery Centers

         As a  result  of the SHC  acquisition,  HEALTHSOUTH  became  the  third largest operator of outpatient surgery centers in the United States. It currently operates 43 free-standing surgery centers, including five mobile lithotripsy units, in 12 states, and has an additional five free-standing surgery centers under development. Approximately 95% of these facilities are located in markets served by HEALTHSOUTH outpatient and rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals between surgery and rehabilitative facilities as well as to centralize administrative functions. HEALTHSOUTH's surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization. Its typical surgery center is a free-standing facility with two to six fully equipped operating and procedure rooms and ancillary areas for reception, preparation, recovery and administration. Each of HEALTHSOUTH's surgery centers is available for use only by licensed physicians, oral surgeons and podiatrists, and the centers do not perform surgery on an emergency basis.

         Outpatient surgery centers, unlike hospitals, have not historically provided overnight accommodations, food services or other ancillary services. Over the past several years, states have increasingly permitted the use of extended-stay recovery facilities by outpatient surgery centers. As a result, many outpatient surgery centers are adding extended recovery care capabilities where permitted. Seventeen of HEALTHSOUTH's surgery centers currently provide for extended recovery stays. HEALTHSOUTH's ability to develop such recovery care facilities is dependent upon state regulatory environments in the particular states where its centers are located.

         HEALTHSOUTH's outpatient surgery centers implement quality control procedures to evaluate the level of care provided the centers. Each center has a medical advisory committee of three to ten physicians which reviews the professional credentials of physicians applying for medial staff privileges at the center.

Other Patient Care Services

         In certain of its markets, HEALTHSOUTH provides other patient care services, including home healthcare, diagnostic services, physician services and contract management of hospital-based rehabilitative healthcare services. HEALTHSOUTH evaluates market opportunities on a case-by-case basis in determining whether to provide additional services of these types, which may be complementary to facility-based services provided by HEALTHSOUTH or stand-alone businesses.

Marketing of Facilities and Services

         HEALTHSOUTH markets its facilities, and their services and programs, on local, regional and national levels. Local and regional marketing activities are typically coordinated by facility-based marketing personnel, whereas large-scale regional and national efforts are coordinated by corporate-based personnel.

         In general, HEALTHSOUTH develops a marketing plan for each facility based on a variety of factors, including population characteristics, physician characteristics and incidence of disability statistics, in order to identify specific service opportunities. Facility-oriented marketing programs are focused

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

on increasing the volume of patient referrals to the specific facility and involve the development of ongoing relationships with area schools, businesses and industries as well as physicians, health maintenance organizations and preferred provider organizations.

         HEALTHSOUTH's larger-scale marketing activities are focused more broadly on efforts to generate patient referrals to multiple facilities and the creation of new business opportunities. Such activities include the development and maintenance of contractual relationships or national pricing agreements with large third-party payors, such as CIGNA, Metrahealth or other national insurance companies, with national HMO/PPO companies, such as Healthcare-COMPARE/AFFORDABLE, Hospital Network of America and Multiplan, with national case management companies, such as INTRACORP and Crawford & Co., and with national employers, such as Wal-Mart, Georgia-Pacific Corporation, Dillard Department Stores, Goodyear Tire & Rubber and Winn-Dixie. In addition, since the facilities acquired by HEALTHSOUTH during the past two years had very limited contractual relationships with payors, managed care providers, employers and others, HEALTHSOUTH is expanding its existing payor relationships to include these facilities.

         HEALTHSOUTH carries out broader programs designed to further enhance its public image. Among these is the HEALTHSOUTH Sports Medicine Council, headed by Bo Jackson, which is dedicated to developing educational programs focused on athletics for use in high schools. Healthsouth has ongoing relationships with the Ladies Professional Golf Association, the Southeastern Conference and more than 400 universities, colleges and high schools to provide sports medicine coverage of events and rehabilitative healthcare services for injured athletes. In addition, HEALTHSOUTH has established relationships with or provided treatment services for athletes from some 35 to 40 major professional sports teams, as well as providing sports medicine services for Olympic and amateur athletes.

         HEALTHSOUTH is a national sponsor of the United Cerebral Palsy Association and the National Arthritis Foundation and supports many other charitable organizations on national and local levels. Through these endeavors, HEALTHSOUTH provides its employees with opportunities to support their communities.

Sources of Revenues

         Private pay revenue sources represent the majority of HEALTHSOUTH's revenues. The following table sets forth the percentages of HEALTHSOUTH's revenues from various sources for the periods indicated:



                                           Year Ended           Year Ended
                                        December 31, 1993    December 31, 1994
         Source
Medicare...............................       30.6%                41.0%
Commercial (1).........................       36.3                 34.1
Workers' Compensation..................       16.4                 10.9
All Other Payors (2)...................       16.7                 14.0
                                             100.0%               100.0%
--------------

(1)  Includes commercial insurance, HMOs, PPOs and other managed care plans.

(2)  Medicaid is included in this category, but is insignificant in amount.

         The above table does not reflect the ReLife facilities or the SHC facilities for either period. The NME Selected Hospitals are included in the 1994 figures only. Comparable information for the ReLife and SHC facilities is not available and is not reflected in either year in the table. The percentage of revenues derived from Medicare increased in 1994 as a result of the NME Selected Hospitals Acquisition. HEALTHSOUTH has expanded its existing payor relationships to include the former NME and ReLife facilities.

         See "-- Regulation -- Medicare Participation and Reimbursement" for a description of the reimbursement regulations applicable to the Company's facilities.

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

Competition

         HEALTHSOUTH competes in the geographic markets in which its facilities are located. In addition, HEALTHSOUTH's rehabilitation facilities compete on a regional and national basis with other providers of specialized services such as sports medicine and work hardening, and specific concentrations such as head injury rehabilitation and orthopaedic surgery. The competition faced in each of these markets is similar, with variations arising from the number of healthcare providers in the given metropolitan area. The primary competitive factors in the rehabilitation services business are quality of services, projected patient outcomes, charges for services, responsiveness to the needs of the patients, community and physicians, and ability to tailor programs and services to meet specific needs of the patients. Competitors and potential competitors include hospitals, private practice therapists, rehabilitation agencies and others. Some of these competitors may have greater patient referral support and financial and personnel resources in particular markets than HEALTHSOUTH. Management believes that HEALTHSOUTH competes successfully within the marketplace based upon its reputation for quality, competitive prices, positive rehabilitation outcomes, innovative programs, clean and bright facilities and responsiveness to needs.

         HEALTHSOUTH's medical centers are located in four urban areas of the country, all with well-established healthcare services provided by a number of proprietary, not-for-profit, and municipal hospital facilities. HEALTHSOUTH's facilities compete directly with these local hospitals as well as various nationally recognized centers of excellence in orthopaedics, sports medicine and other specialties. Because HEALTHSOUTH's facilities enjoy a national and international reputation for orthopaedic surgery and sports medicine, HEALTHSOUTH believes that its medical centers' level of service and continuum of care enable them to compete successfully, both locally and nationally.

         HEALTHSOUTH's surgery centers compete primarily with hospitals and other operators of freestanding surgery centers in attracting physicians and patients, and in developing new centers and in acquiring existing centers. The primary competitive factors in the outpatient surgery business are convenience, cost, quality of service, physician loyalty and reputation. Hospitals have many competitive advantages in attracting physicians and patients, including established standing in a community, historical physician loyalty and convenience for physicians making rounds or performing inpatient surgery in the hospital. However, HEALTHSOUTH believes that its national market system and its historical presence in many of the markets where the SCA facilities are located will enhance HEALTHSOUTH's ability to operate these facilities successfully.

         HEALTHSOUTH potentially faces competition any time it initiates a Certificate of Need ("CON") project or seeks to acquire an existing facility or CON. See "-- Regulation". This competition may arise either from competing companies, national or regional, or from local hospitals which file competing applications or oppose the proposed CON project. The necessity for these approvals serves as a barrier to entry and has the potential to limit competition by creating a franchise to provide services to a given area. To date HEALTHSOUTH has been successful in obtaining each of the CONs or similar approvals which it has sought, although there can be no assurance that it will achieve similar success in the future.

Regulation

         The healthcare industry is subject to regulation by federal, state and local governments. The various levels of regulatory activity affect HEALTHSOUTH's business activities by controlling its growth, requiring licensure or certification of its facilities, regulating the use of its properties and controlling the reimbursement to HEALTHSOUTH for services provided.

Licensure, Certification and Certificate of Need Regulations

         Capital expenditures for the construction of new facilities, the addition of beds or the acquisition of existing facilities may be reviewable by state regulators under a statutory scheme which is sometimes referred to as a CON program. States with CON programs place limits on the construction and acquisition


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
of healthcare facilities and the expansion of existing facilities and services. In such states, approvals are required for capital expenditures exceeding certain amounts which involve inpatient rehabilitation facilities or services. Outpatient rehabilitation facilities and services do not require such approvals in a majority of states.

         State CON statutes generally provide that, prior to the addition of new beds, the construction of new facilities or the introduction of new services, a state health planning designated agency (a "SHPDA") must determine that a need exists for those beds, facilities or services. The CON process is intended to promote comprehensive healthcare planning, assist in providing high quality healthcare at the lowest possible cost and avoid unnecessary duplication by ensuring that only those healthcare facilities that are needed will be built.

         Typically, the provider of services submits an application to the appropriate SHPDA with information concerning the area and population to be served, the anticipated demand for the facility or service to be provided, the amount of capital expenditure, the estimated annual operating costs, the relationship of the proposed facility or service to the overall state health plan and the cost per patient day for the type of care contemplated. Whether the CON is granted is based upon a finding of need by the SHPDA in accordance with criteria set forth in CON statutes and state and regional health facilities plans. If the proposed facility or service is found to be necessary and the applicant to be the appropriate provider, the SHPDA will issue a CON containing a maximum amount of expenditure and a specific time period for the holder of the CON to implement the approved project.

         Licensure and certification are separate, but related, regulatory activities. The former is usually a state or local requirement and the latter is a federal requirement. In almost all instances, licensure and certification will follow specific standards and requirements that are set forth in readily available public documents. Compliance with the requirements is monitored by annual on-site inspections by representatives of various government agencies. All of HEALTHSOUTH's inpatient rehabilitation facilities and medical centers and substantially all of HEALTHSOUTH's surgery centers are currently required to be licensed, but only the outpatient rehabilitation facilities located in Alabama, Arizona, Connecticut, Maryland, Massachusetts and New Hampshire currently must satisfy such a licensing requirement.

Medicare Participation and Reimbursement

         In order to participate in the Medicare program and receive Medicare reimbursement, each facility must comply with the applicable regulations of the United States Department of Health and Human Services relating to, among other things, the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. All of HEALTHSOUTH's inpatient facilities, except for the St. Louis head injury center, participate in the Medicare program. Ninety-two of HEALTHSOUTH's outpatient rehabilitation facilities currently participate in, or are awaiting the assignment of a provider number to participate in, the Medicare program. All of HEALTHSOUTH's surgery centers are certified (or awaiting certification) under the Medicare program. Its Medicare-certified facilities, inpatient and outpatient, undergo annual on-site Medicare certification surveys in order to maintain their certification status. Failure to comply with the program's conditions of participation may result in loss of program reimbursement or other governmental sanctions. All such facilities have been deemed to be in satisfactory compliance on all applicable surveys. HEALTHSOUTH has developed its operational systems to assure compliance with the various standards and requirements of the Medicare program and has established ongoing quality assurance activities to monitor compliance. HEALTHSOUTH believes that all of such facilities currently meet all applicable Medicare requirements.

         As a result of the Social Security Act Amendments of 1983, Congress adopted a prospective payment system ("PPS") to cover the routine and ancillary operating costs of most Medicare inpatient hospital services. Under this system, the Secretary of Health and Human Services has established fixed payment amounts per discharge based on diagnosis-related groups ("DRGs"). With limited exceptions, a hospital's payment for Medicare inpatients is limited to the DRG rate, regardless of the number of services provided to the patient or the length of the patient's hospital stay. Under PPS, a hospital may

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
retain the difference, if any, between its DRG rate and its operating costs incurred in furnishing inpatient services, and is at risk for any operating costs that exceed its DRG rate. HEALTHSOUTH's medical center facilities are generally subject to PPS with respect to Medicare inpatient services.

         The PPS program has been beneficial for the rehabilitation segment of the healthcare industry because of the economic pressure on acute-care hospitals to discharge patients as soon as possible. The result has been increased demand for rehabilitation services for those patients discharged early from acute-care hospitals. Outpatient rehabilitation services and free-standing inpatient rehabilitation facilities are currently exempt from PPS, and inpatient rehabilitation units within acute-care hospitals are eligible to obtain an exemption from PPS upon satisfaction of certain federal criteria.

         Currently, four of HEALTHSOUTH's outpatient centers are Medicare-certified Comprehensive Outpatient Rehabilitation Facilities ("CORFs") and 88 are Medicare-certified rehabilitation agencies. CORFs have been designated cost-reimbursed Medicare providers since 1982. Under the regulations, CORFs are reimbursed reasonable costs (subject to certain limits) for services provided to Medicare beneficiaries. Outpatient rehabilitation facilities certified by Medicare as rehabilitation agencies are reimbursed on the basis of the lower of reasonable costs for services provided to Medicare beneficiaries or charges for such services. Outpatient rehabilitation facilities which are physician-directed clinics, as well as outpatient surgery centers, are reimbursed by Medicare on a fee screen basis; that is, they receive a fixed fee, which is determined by the geographical area in which the facility is located, for each procedure performed. HEALTHSOUTH's outpatient rehabilitation facilities submit monthly bills to their fiscal intermediaries for services provided to Medicare beneficiaries, and HEALTHSOUTH files annual cost reports with the intermediaries for each such facility. Adjustments are then made if costs have exceeded payments from the fiscal intermediary or vice versa.

         HEALTHSOUTH's inpatient facilities (other than the medical center facilities) either are not currently covered by PPS or are exempt from PPS, and are also cost-reimbursed, receiving the lower of reasonable costs or charges. Typically, the fiscal intermediary pays a set rate based on the prior year's costs for each facility. As with outpatient facilities subject to cost-based reimbursement, annual cost reports are filed with HEALTHSOUTH's fiscal intermediary and payment adjustments are made, if necessary.

         Congress has directed the United States Department of Health and Human Services to develop regulations, which could subject inpatient rehabilitation hospitals to PPS in place of the current "reasonable cost within limits" system of reimbursement. In addition, informal proposals have been made for a prospective payment system for Medicare outpatient care. Other proposals for a prospective payment system for rehabilitation hospitals are also being considered by the federal government. Therefore, HEALTHSOUTH cannot predict at this time the effect that any such changes may have on its operations. Regulations relating to prospective payment or other aspects of reimbursement may be developed in the future which could adversely affect reimbursement for services provided by HEALTHSOUTH.

         Over the past several years an increasing number of healthcare providers have been accused of violating the federal False Claims Act. That Act prohibits the knowing presentation of a false claim to the United States government. Because HEALTHSOUTH performs thousands of similar procedures a year for which it is reimbursed by Medicare and there is a relatively long statute of limitations, a billing error could result in significant civil penalties. HEALTHSOUTH does not believe that it is or has been in violation of the False Claims Act.

Relationships with Physicians and Other Providers

         Various state and federal laws regulate relationships among providers of healthcare services, including employment or service contracts and investment relationships. These restrictions include a federal criminal law prohibiting (i) the offer, payment, solicitation or receipt of remuneration by individuals or entities, to induce referrals of patients for services reimbursed under the Medicare or Medicaid programs or (ii) the leasing, purchasing, ordering, arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by such programs (the "Fraud and Abuse Law"). In addition to federal criminal sanctions, violators of the Fraud and Abuse Law may be subject to significant civil sanctions, including fines and/or exclusion from the Medicare and/or Medicaid programs.

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

         In 1991, the Office of the Inspector General ("OIG") of the United States Department of Health and Human Services promulgated regulations describing compensation arrangements which are not viewed as illegal remuneration under the Fraud and Abuse Law (the "Safe Harbor Rules"). The Safe Harbor Rules create certain standards ("Safe Harbors") for identified types of compensation arrangements which, if fully complied with, assure participants in the particular arrangement that the OIG will not treat such participation as a criminal offense under the Fraud and Abuse Law or as the basis for an exclusion from the Medicare and Medicaid programs or an imposition of civil sanctions. The OIG closely scrutinizes health care joint ventures involving physicians and other referral sources. In 1989, the OIG published a Fraud Alert that outlined questionable features of "suspect" joint ventures.

         In 1992, regulations were published in the Federal Register implementing the OIG sanction and civil money penalty provisions established in the Fraud and Abuse Law. The regulations (the "Exclusion Regulations") provide that the OIG may exclude a Medicare provider from participation in the Medicare Program for a five-year period upon a finding that the Fraud and Abuse Law has been violated. The regulations expressly incorporate a test adopted by three federal circuit courts providing that if one purpose of remuneration that is offered, paid, solicited or received is to induce referrals, then the statute is violated. The regulations also provide that after the OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove that the Fraud and Abuse Law has not been violated.

         HEALTHSOUTH operates five of its rehabilitation hospitals and almost all of its outpatient rehabilitation facilities as limited partnerships. Three of the rehabilitation hospital partnerships involve physician investors, and two of the rehabilitation hospital partnerships involve other institutional healthcare providers. Seven of the outpatient partnerships currently have a total of 21 physician limited partners, some of whom refer patients to the partnerships. Those partnerships which are providers of services under the Medicare program, and their limited partners, are subject to the Fraud and Abuse Law. A number of the relationships established by HEALTHSOUTH with physicians and other healthcare providers do not fit within any of the Safe Harbors. The Safe Harbor Rules do not expand the scope of activities that the Fraud and Abuse Law prohibits, nor do they provide that failure to fall within a Safe Harbor constitutes a violation of the Fraud and Abuse Law; however, the OIG has informally indicated that failure to fall within a Safe Harbor may subject an arrangement to increased scrutiny.

         Most of HEALTHSOUTH's surgery centers are owned by limited partnerships, which include as limited partners physicians who perform surgical procedures at such centers. Subsequent to the promulgation of the Safe Harbor Rules in 1991, the Department of Health and Human Services issued for public comment additional proposed Safe Harbors, one of which specifically addresses surgeon ownership interests in ambulatory surgery centers (the "Proposed ASC Safe Harbor"). As proposed, the Proposed ASC Safe Harbor would protect payments to be made to surgeons as a return on investment interest in a surgery center if, among other conditions, all the investors are surgeons who are in a position to refer patients directly to the center and perform surgery on such referred patients. Since a subsidiary of HEALTHSOUTH is an investor in each limited partnership which owns a surgery center, HEALTHSOUTH's arrangements with physician investors do not fit within the Proposed ASC Safe Harbor as currently proposed. HEALTHSOUTH is unable at this time to predict whether the Proposed ASC Safe Harbor will become final, and if so, whether the language and requirements will remain as currently proposed, or whether changes will be made prior to becoming final. There can be no assurance that HEALTHSOUTH will ever meet the criteria under the Proposed ASC Safe Harbor as proposed or as it may be adopted in final form. HEALTHSOUTH believes, however, that its arrangements with physicians with respect to its surgery center facilities should not fall within the activities prohibited by the Fraud and Abuse Law.

         While several federal court decisions have aggressively applied the restrictions of the Fraud and Abuse Law, they provide little guidance as to the application of the Fraud and Abuse Law to HEALTHSOUTH's limited partnerships. HEALTHSOUTH believes that it is in compliance with the current requirements of applicable federal and state law, but no assurances can be given that a federal or state agency charged with enforcement of the Fraud and Abuse Law and similar laws might not assert a contrary position or that new federal or state laws, or new interpretations of existing laws, might not adversely affect relationships established by HEALTHSOUTH with physicians or other healthcare providers or result in the imposition of penalties on HEALTHSOUTH or certain of its facilities. Even the assertion of a violation could have a material adverse effect upon HEALTHSOUTH.

         The so-called "Stark II" provisions of the Omnibus Budget Reconciliation Act of 1993 amend the federal Medicare statute to prohibit the making by a physician of referrals for "designated health services" (including physical therapy and occupational therapy) to an entity in which the physician has an investment interest or other financial relationship, subject to certain exceptions. Such prohibition took effect on January 1, 1995 and applies to all of HEALTHSOUTH's outpatient rehabilitation facility partnerships with physician limited partners. In addition, a number of states have passed or are considering statutes which prohibit or limit physician referrals of patients to facilities in which they have an investment interest. In response to these regulatory activities, HEALTHSOUTH has restructured most of its rehabilitation facility partnerships which involve physician investors, in order to eliminate physician ownership interests not permitted by applicable law. HEALTHSOUTH intends to take such actions as may be required to cause the remaining partnerships to be in compliance with applicable laws and regulations, including, if necessary, the prohibition of physician partners from referring patients. HEALTHSOUTH believes that this restructuring has not adversely affected and will not adversely affect the operations of its facilities.

         Ambulatory surgery is not identified as a "designated health service", and HEALTHSOUTH does not believe that ambulatory surgery is subject to the restrictions set forth in Stark II. However, lithotripsy facilities operated by HEALTHSOUTH frequently operate on hospital campuses, and it is possible to conclude that such services are "inpatient and outpatient hospital services" -- a category of proscribed services within the meaning of Stark II. Similarly, physicians frequently perform endoscopic procedures in the procedure rooms of HEALTHSOUTH's surgery centers, and it is also possible to construe these services to be "designated health services". While HEALTHSOUTH does not believe that Stark II was intended to apply to such services, if that were determined to be the case, HEALTHSOUTH intends to take steps necessary to cause the operation of its facilities to comply with the law.

         HEALTHSOUTH cannot predict whether other regulatory or statutory provisions will be enacted by federal or state authorities which would prohibit or otherwise regulate relationships which HEALTHSOUTH has established or may establish with other healthcare providers or the possibility of materially adverse effects on its business or revenues arising from such future actions. Management of HEALTHSOUTH believes, however, that HEALTHSOUTH will be able to adjust its operations so as to be in compliance with any regulatory or statutory provision as may be applicable. See "-- Patient Care Services" and "-- Sources of Revenues".

Insurance

         Beginning December 1, 1993, HEALTHSOUTH became self-insured for professional liability and comprehensive general liability. HEALTHSOUTH purchased coverage for all claims incurred prior to December 1, 1993. In addition, HEALTHSOUTH purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that as of September 30, 1995, HEALTHSOUTH had adequate reserves to cover losses on asserted and unasserted claims.

Employees

         As of September 30, 1995, HEALTHSOUTH employed 21,915 persons, of whom 14,356 were full-time employees and 7,559 were part-time employees. Of the above employees, 443 were employed at HEALTHSOUTH's headquarters in Birmingham, Alabama. Except for approximately 100 employees at one rehabilitation hospital (about 20% of that facility's workforce), none of HEALTHSOUTH's employees are represented by a labor union, and HEALTHSOUTH is not aware of any current activities to organize its employees at other facilities. Management of HEALTHSOUTH considers the relationship between HEALTHSOUTH and its employees to be good.

Legal Proceedings


         In the ordinary course of its business, HEALTHSOUTH may be subject, from time to time, to claims and legal actions by patients and others. HEALTHSOUTH does not believe that any such pending actions, if adversely decided, would have a material adverse effect on its financial condition. See " -- Insurance" for a description of HEALTHSOUTH's insurance coverage arrangements.

         From time to time, HEALTHSOUTH appeals decisions of various rate-making authorities with respect to Medicare rates established for HEALTHSOUTH's facilities. These appeals are initiated in the ordinary course of business. Management believes that adequate reserves have been established for possible adverse decisions on any pending appeals and that the outcomes of currently pending appeals, either individually or in the aggregate, will have no material adverse effect on HEALTHSOUTH's operations.

Properties

         HEALTHSOUTH's executive offices currently occupy approximately 120,000 square feet of leased space in Birmingham, Alabama. In August 1995, HEALTHSOUTH announced plans to construct new executive offices on property acquired by it earlier in the year. The expanded executive offices are expected to be fully available by December 1996. All of HEALTHSOUTH's outpatient operations are carried out in leased facilities, except for its outpatient rehabilitation facilities located in Birmingham and Montgomery, Alabama, Orlando, Florida and one of its facilities in Baltimore, Maryland. HEALTHSOUTH owns 33 of its inpatient rehabilitation facilities and leases or operates under management contracts 44 of its inpatient rehabilitation facilities. HEALTHSOUTH constructed its rehabilitation hospitals in Florence and Columbia, South Carolina, Kingsport and Nashville, Tennessee, Concord, New Hampshire, and Dothan, Alabama on
property leased under long-term ground leases. The property on which HEALTHSOUTH's Memphis, Tennessee rehabilitation hospital is located is owned in partnership by HEALTHSOUTH and Methodist Hospitals of Memphis. HEALTHSOUTH owns its four medical center facilities in Birmingham, Alabama, Richmond, Virginia and Miami, Florida and leases its medical center facility in Dallas, Texas. HEALTHSOUTH currently owns, and from time to time may acquire, certain other improved and unimproved real properties in connection with its business. See Notes 4 and 6 of "Notes to Consolidated Financial Statements" for information with respect to the properties owned by HEALTHSOUTH and certain indebtedness related thereto.

         In management's opinion, HEALTHSOUTH's physical properties are adequate for HEALTHSOUTH's needs for the foreseeable future, and are consistent with its expansion plans described elsewhere in this Prospectus-Joint Proxy Statement.

         The following table sets forth a listing of HEALTHSOUTH's patient care services locations at September 30, 1995:



                                                          Inpatient
                                      Outpatient       Rehabilitation   Medical
                                    Rehabilitation       Facilities     Centers      Surgery   Diagnostic      Other
State              Market            Centers(1)           (Beds) (2)    (Beds)2)     Centers    Centers       Services
Alabama          Birmingham                4              6 (225)       1 (219)                                      6
                 Dothan                                   1 (34)
                 Auburn                    1
                 Valley                    1
                 Opelika                   1
                 Florence                  2
                 Gadsden                                                                            2
                 Huntsville                3              1 (50)
                 Mobile                    2
                 Montgomery                1              1 (80)
                 Muscle Shoals             1
                 Tuscaloosa                                                               1         1
Arizona          Tucson                    2              1 (80)
                 Phoenix                   4              1 (60)                          1
                 Prescott                  1
                 Scottsdale                3              1 (43)
Arkansas         Fort Smith                               1 (80)
                 Little Rock               1
California       Bakersfield                              1 (60)
                 Fresno                    2
                 Huntington                2                             1
                 Marina Del Rey            1                                                        2
                 Newport Beach                                                            1
                 Redding                   1
                 San Carlos                1
                 San Diego                 2                                              3
                 San Francisco             1                                                        1
                 Santa Rosa                2
                 Van Nuys                  2
                 Woodland Hills            1
                 Colorado
Colorado         Springs                   6
                 Englewood                 3
                 Longmont                  1
                 Wheat Ridge               4
                 Denver                    3                                                        2
                 Fort Collins              2
Connecticut      Fairfield                 1
District of
Columbia         Washington                1                                                        1
Florida          Boca Raton                2                                              2
                 Fort Lauderdale           1              1 (108)                                   1
                 Jacksonville              2
                 Lake Worth                1
                 Largo                                    1 (40)
                 Melbourne                 3              1 (80)                          1
                 Merritt Island            3
                 Panama City               3
                 Coral Gables              2
                 Miami                     2              2 (165)       2 (397)           1         2
                 Naples                                                                   1
                 Ocala                     2
                 Ocoee                     2                                              1
                 Orlando                   7                                              2
                 Palm Bay                  2
                 Port St. Lucie            3                                              1
                 Sarasota                  2              1 (60)                          1
                 Tallahassee               2              1 (70)
                 Tampa                     4
                 Tarpon Springs            1
                 Vero Beach                1              1 (70)                          1

                                       69

                                                          Inpatient
                                      Outpatient       Rehabilitation   Medical
                                    Rehabilitation       Facilities     Centers      Surgery   Diagnostic      Other
State              Market            Centers(1)           (Beds) (2)    (Beds)2)     Centers    Centers       Services
                 West Palm Beach          2                                                1

Georgia          Atlanta                  6               1 (14)                           3        1
                 Columbus                 1
                 Macon                    2               2 (75)
Idaho            Boise                                                                     1 (3)
Illinois         Carbondale               1
                 Palos Heights            2
                 Wilmette                 2                                                1
                 Arlington
                  Heights                 4                                                1
                 Elgin                    3
                 DuPage                   2
                 Columbia                 2
Indiana          Evansville                               1 (80)
                 Muncie                   8
Iowa             Des Moines               3
Kansas           Leawood                  1                                                          1
                 Kansas City              2
                 Great Bend               1
Kentucky         Edgewood                                 1 (40)
                 Louisville               2
Louisiana        Baton Rouge              1               1 (43)
                 Metairie                 1
                 Shreveport                                                                          1
Maine            Bangor                   2
Maryland         Baltimore               10                                                          1
                 Barlow                   1
                 Chevy Chase              1
                 Rockville                1                                                1
                 Salisbury                                1 (44)
Massachusetts    Abington                 1
Michigan         Monroe                   1
Mississippi      Jackson                  1
                 Pascagoula               1
                 Meridian                 1
Missouri         Cape Girardeau           3
                 Columbia                 3
                 Blue Springs             1
                 Kansas City                              2 (21)
                 Lake Ozark               1
                 Springfield              3
                 St. Louis               15               1 (26)                           4                      2
Nebraska         Omaha                    2
Nevada           Las Vegas                2
New Hampshire    Bedford                  3
                 Dover                    2
                 Manchester               1
                 Concord                  1               1 (100)
New Jersey       Atlantic City                                                             1
                 Bridgewater              1                                                                       1
                 Brunswick                1               1 (15)
                 Edison                   2
                 Emerson                  2
                 Haddonfield                                                                          1
                 Linden                   2
                 Madison                  1
                 Manahawkin               1

                                       70

                                                          Inpatient
                                      Outpatient       Rehabilitation   Medical
                                    Rehabilitation       Facilities     Centers      Surgery   Diagnostic      Other
State              Market            Centers(1)           (Beds) (2)    (Beds)2)     Centers    Centers       Services

                 North Bergen             1
                 Newton                   1
                 Paramus                  2
                 Tinton Falls             1
                 Toms River               1             1 (155)
                 Upper Saddle
                  River                   2
                 Washington               1
New Mexico       Albuquerque              3             1 (60)
New York         Syracuse                 1
                 Liverpool                1
                 Monsey                   1
                 Pulaski                  1
                 Huntington               1
North
Carolina         Asheville                1
                 Charlotte                1
                 Kinston                                1 (17)
                 Concord                  1
                 Statesville              1
Ohio             Ashtabula                1
                 Cincinnati                                                             1
                 Dayton                   1
                 Toledo                   1
                 Lorain                   5
Oklahoma         Oklahoma City            4             1 (111)                         2          1
                 Ada                      2
                 Tulsa                    2
                 Weatherford              1
Ontario,
Canada           Etabicoke                1
Pennsylvania     Altoona                  2             1 (66)
                 Erie                     1             2 (207)
                 Harrisburg               3
                 Mechanicsburg            2             2 (201)
                 Pittsburgh               6             1 (89)
                 Pleasant Gap             4             1 (88)
                 York                     3             1 (88)
South
Carolina         Charleston                             1 (36)
                 Columbia                 2             1 (89)
                 Florence                 1             1 (88)
                 Lancaster                              2 (54)
Tennessee        Chattanooga              3             1 (80)                          1
                 Clarksville                                                            1
                 Kingsport                              1 (50)
                 Knoxville                2
                 Dyersburg                1
                 Collierville             1
                 Union City               1
                 Martin                                 1 (40)
                 Memphis                  4             1 (80)
                 Nashville                2             1 (80)                                    2
Texas            Amarillo                                                               1
                 Arlington                2             1 (60)
                 Austin                   5             1 (80)                          1
                 Beaumont                                                               1
                 Dallas                   3             3 (173)        1 (96)           1                      1
                 El Paso                                                                                       1
                 Fort Worth               2             1 (60)                                                 1
                 Houston                 11             2 (186)                         5         1            1
                 Midland                                1 (60)
                 San Antonio             10             3 (127)                         1                      5
                 Texarkana                1             1 (60)
                 Waco                     2
                 Victoria                                                                         1

                                       71

                                                          Inpatient
                                      Outpatient       Rehabilitation   Medical
                                    Rehabilitation       Facilities     Centers      Surgery   Diagnostic      Other
State              Market            Centers(1)           (Beds) (2)    (Beds)2)     Centers    Centers       Services

Utah             Sandy                   1                1 (86)
Virginia         Alexandria              1
                 Arlington               1
                 Richmond                2                3 (84)        1 (200)         1                        1
                 Roanoke                 1
                 Tyson                                                                             1
                 Virginia Beach          3
                 Warrenton               1
West Virginia    Huntington                               1 (40)
                 Morgantown                               1 (80)
                 Parkersburg                              1 (40)
                 Princeton                                1 (40)
Wisconsin        Green Bay               1


(1)  Includes   freestanding   outpatient   centers  and  their  satellites  and
     outpatient satellites of inpatient rehabilitation facilities.

(2) "Beds" refers to the number of beds for which a license or certificate of need has been granted, which may vary materially from beds available for use.

(3)  Under construction.

                                 BUSINESS OF SCA

General

         SCA develops, owns and operates outpatient surgical care centers. An outpatient (or ambulatory) surgical care center is a facility that is designed, equipped and staffed for performance of surgical procedures which generally do not require overnight hospitalization and which the treating physician chooses not to or cannot perform in his or her office. Approximately 500 types of surgical procedures can be performed in SCA's centers. SCA believes that outpatient surgical care centers help control health care costs. In the areas where SCA centers operate, SCA believes that the fees charged by its outpatient surgical centers are less than those charged by hospitals for similar services performed on an outpatient basis. Because of the cost advantages of ambulatory surgical care centers and continuing cost containment pressures, private health insurers and Medicare and Medicaid programs have added ambulatory surgery as a covered benefit.

         SCA's ownership interest in surgical care centers typically consists of all the capital stock of corporations which are general partners of a limited or general partnership which owns and operates the center. In some instances, separate partnerships have been formed to own or lease the real estate and equipment. The other general and limited partners of the partnerships are physicians who practice in the communities where the surgical care center is located or, in the case of joint ventures, other local health care providers. SCA and participating partners share the center's operating income or loss and receive distributions of any excess cash on a quarterly basis.

         At September 30, 1995, SCA owned interests in and operated 67 outpatient surgery centers in 24 states. SCA is currently building five centers and expects to build or acquire a total of six centers in 1995. SCA anticipates that during 1996 10 centers will become operational.

         The table below sets forth certain information concerning each of the outpatient surgery centers owned at September 30, 1995:

                                                         # of         % of SCA's       # of
      Centers Owned and              Date Operations   Operating     Ownership in   Physician
       Fully Operated                  Began By SCA      Rooms        Partnership   Owners(1)
Lexington Surgery Center
 Lexington, KY......................  June 1983               5            65           43
Surgicenter of Louisville
 Louisville, KY.....................  September 1983          4            68           34
Surgery Center of Ft. Worth Ft.
 Worth, TX..........................  October 1983            5            59           31
Mobile Surgery Center Mobile, AL....  October 1984            4            88           13
Chattanooga Surgery Center
 Chattanooga, TN....................  December 1984           4            81           28
Evansville Surgery Center
 Evansville, IN.....................  December 1984           5            61           42
Cabell Huntington Surgery Center
 Huntington, WV.....................  December 1984           5            47           37
Memphis Surgery Center Memphis,
 TN.................................  December 1984           4            40           33
Freeway Surgery Center Little
 Rock, AR...........................  March 1985              5            39           28
Charlotte Surgery Center
 Charlotte, NC......................  March 1985              5            62           46
Lancaster Surgery Center
 Lancaster, PA......................  June 1985               6            60           41

                                                         # of         % of SCA's       # of
      Centers Owned and              Date Operations   Operating     Ownership in   Physician
       Fully Operated                  Began By SCA      Rooms        Partnership   Owners(1)
Greenpark Surgery Center Houston,
 Texas..............................  June 1985           4            82            20
Arlington Surgery Center
 Arlington, TX......................  July 1985           4            67            22
Sarasota Surgery Center Sarasota,
 FL.................................  September 1985      6            73            23
Eau Claire Surgery Center Eau
 Claire, WI.........................  March 1986          4            26            31
Montgomery Surgery Center
 Rockville, MD......................  April 1986          4            36            39
Greenville Surgery Center Dallas,
 TX.................................  August 1986         4            65            19
San Antonio Surgery Center San
 Antonio, TX........................  February 1987       4            98             3
Maple Surgery Center Springfield,
 MA.................................  April 1987          4            61            21
Wauwatosa Surgery Center
 Wauwatosa, WI......................  May 1987            4            67            17
Charleston Surgery Center
 Charleston, SC.....................  March 1988          4            57            23
Grandview Surgery Center
 Harrisburg, PA.....................  May 1989            4            27            30
East El Paso Surgery Center El
 Paso, TX...........................  August 1989         4            50            18
Tampa Outpatient Surgical Facility
 Tampa, FL..........................  July 1989           4            52            30
St. Petersburg Surgery Center St.
 Petersburg, FL.....................  November 1989       5            61            40
Surgery Center of Albuquerque
 Albuquerque, NM....................  December 1989       4            77            28
Inland Surgery Center Redlands,
 CA.................................  April 1990          4            36            29
Central Maryland Surgery Center
 Baltimore, MD......................  June 1990           5            51            10
Forest Surgery Center San Jose,
 CA.................................  June 1990           4            73            31
Scranton Surgery Center Scranton,
 PA.................................  September 1990      5            36            21
Colorado Springs Surgery Center
 Colorado Springs, CO...............  March 1991          4            83            18
North Indianapolis Surgery Center
 Indianapolis, IN...................  March 1991          4           100             0
Central Delaware Surgery Center
 Dover, DE..........................  August 1991         4            50             0
San Luis Obispo Surgery Center San
 Luis Obispo, CA....................  August 1991         3            72            24
Physicians Surgery Center Ft.
 Myers, FL..........................  September 1991      5            33            34
Surgery Center of Fort Collins
 Fort Collins, CO...................  October 1991        4            78            23

                                                         # of         % of SCA's       # of
      Centers Owned and              Date Operations   Operating     Ownership in   Physician
       Fully Operated                  Began By SCA      Rooms        Partnership   Owners(1)
Surgical Center of South Jersey
 Mt. Laurel, NJ.....................  December 1991         5            71               44
Nashville Surgery Center
 Nashville, TN......................  January 1992          5            83               21
Gadsden Surgery Center Gadsden,
 AL.................................  February 1992         4            72               28
Surgecenter of Wilson Wilson, NC ..   April 1992            4            87               13
Oshkosh Surgery Center Oshkosh,
 WI.................................  August 1992           5            97                3
Knoxville Surgery Center
 Knoxville, TN......................  September 1992        5            70               31
Aurora Surgery Center Aurora, CO ...  September 1992        5            73               25
Pueblo Surgery Center Pueblo, CO ...  October 1992          5            74               27
Center for Day Surgery Ft. Smith,
 AR.................................  October 1992          4            86               19
Yuma Outpatient Surgery Center
 Yuma, AZ...........................  October 1992          3            77               13
Westmoreland Surgery Center Mt.
 Pleasant, PA.......................  October 1992          4            96                3
Surgicare of Hawaii Honolulu,
 Hawaii.............................  December 1992         4            81               32
Roseland Surgery Center Roseland,
 NJ.................................  December 1992         5           100                0
Blue Ridge Day Surgery Center
 Raleigh, NC........................  June 1993             4            65               17
Denver West Surgery Center Golden,
 CO.................................  August 1993           5            60               30
Emerald Coast Surgery Center Ft.
 Walton Beach, FL...................  September 1993        5            51               34
Physicians' Surgical Care Center
 Winter Park, FL....................  October 1993          4            46               13
The Surgery Center Santa Rosa, CA ..  December 1993         4            95               26
Wausau Surgery Center Wausau, WI ...  January 1994          4            79               23
Dothan Surgery Center Dothan, AL ...  February 1994         4            94               22
Citrus Regional Surgery Center
 Lecanto, FL........................  March 1994            3            78               22
Conroe Surgery Center Conroe, TX ..   March 1994            3            73               17
Greenville Surgery Center
 Greenville, SC.....................  April 1994            4            80               19
Sutter Street Surgery Center San
 Francisco, CA......................  April 1994            3           100               --
Northeast Alabama Surgery Center
 Florence, AL.......................  May 1994              2            81               19

                                                         # of         % of SCA's       # of
      Centers Owned and              Date Operations   Operating     Ownership in   Physician
       Fully Operated                  Began By SCA      Rooms        Partnership   Owners(1)
The Surgery Center St. Joseph, MO ...  August 1994          4            42            19
Paoli Surgery Center Paoli, PA ......  September 1994       5            36            28
Green River Surgical Center
 Auburn, WA..........................  June 1995            3           100             0
Lake Forest Surgical Center New
Orleans, LA..........................  June 1995            4            83             8
Glenwood Surgical Center
 Riverside, CA.......................  June 1995            3            75             0
Physicians' Plaza Surgical Center
 Bakersfield, CA.....................  June 1995            4           100             0

--------
   (1) Includes direct and indirect ownership interests.


         SCA's historical growth has resulted from development of new centers, joint arrangements with hospitals, health maintenance organizations ("HMOs") and other healthcare providers and acquisition of existing centers. These facilities are typically freestanding either on the hospital campus or located in the surrounding medical community. All operations of the center are separate and distinct from the internal operations of the hospital or HMO. SCA has the responsibility of developing, financing and operating these centers with the hospital or HMO owning an interest in the operating entity as well as the physical facility. SCA has developed the following centers through such joint arrangements:

        Center                       Date Opened                  Partners

Eau Claire Surgery Center..........  March 1986                     Hospital Sisters Services Incorporated, an affiliate of
                                                                    Hospital Sisters of  the Third Order of St. Francis, and local physicians

Montgomery Surgery Center..........  April 1986                     MD-IPA, a Maryland HMO, and local physicians


Grandview Surgery Center...........  May 1989                       Holy Spirit Ventures, Inc., a subsidiary of Sisters of
                                                                    Christian Charity Health Care Corporation

Inland Surgery Center..............  April 1990                     RSI, Inc., a subsidiary of Redlands Community Hospital, and local  physicians

Central Maryland Surgery Center ...  June 1990                      HCCA Services, Inc., a division of Care-First, Inc., and
                                                                    local physicians

Central Delaware Surgery Center ...  August 1991                    Central Delaware Health Care Corporation, owner of Kent
                                                                    General Hospital

The Surgery Center.................  August 1994                    Heartland Hospital and local physicians

Paoli Surgery Center...............  September 1994                 Mainline Health Systems, Inc.

Gainesville Surgery Center.........  anticipated December 1995      Northeast Georgia Health Resources, Inc. and local physicians

McKenzie Surgery Center............  anticipated March 1996         Pacific Hospital Association and McKenzie-Willamette Hospital

Marquette Surgery Center...........  anticipated April 1996         Marquette General Hospital

Ukiah Surgery Center...............  anticipated September 1996     Santa Rosa Memorial Hospital

Santa Rosa Surgery Center..........  anticipated September 1996     Santa Rosa Memorial Hospital


   Additionally, SCA has contributed the following centers to joint ventures with the following hospitals:


          Center                      Date of Venture                Partner

Cabell-Huntington Surgery Center  ...  June 1986           Mountain Regional Services, Inc., a
                                                           subsidiary of Cabell-Huntington Hospital,  Inc.
Little Rock Surgery Center...........  July 1994           St. Vincent Infirmary Medical Center

Evansville Surgery Center............  September 1994      Deaconess Hospital

Memphis Surgery Center...............  October 1994        Baptist Memorial Health Care System

Physicians' Surgical Care Center ....  December 1994       Florida Hospital

Physicians Surgery Center............  December 1994       Lee Memorial Hospital

El Paso Surgery Center...............  January 1995        Columbia Medical Center-East and Columbia  Medical
                                                           Center-West

Scranton Surgery Center..............  June 1995           The Mercy Hospital of Scranton

North Indianapolis Surgery Center ...  September 1995      St. Vincent Community Health Network

         Acquisition of Existing Centers. The acquisition of existing centers has provided SCA with an entry into new markets and an immediate source of revenues and cash flow. During the year ended December 31, 1994 and the nine months ended September 30, 1995, SCA purchased five and four centers, respectively.

Organizational Structure

         In connection with the development of outpatient surgical care centers, SCA generally forms a limited or general partnership to operate the center. A subsidiary of SCA is typically a general partner, and local physicians or health care providers are limited or general partners in such partnerships. SCA sells partnership interests in these partnerships to physicians who utilize SCA's surgical care centers but typically maintains a majority interest in the partnerships operating each center. The proceeds from the sale of the partnership interests provide the partnership with the necessary equity to offset a portion of the capital investment in the surgical center and also provide initial working capital. Management believes that the partnership structure generates local medical community support for a surgical care center by providing physicians with a continuing participation in the center. Management believes that, in order to fully realize these objectives, at least 15 physicians should initially own partnership interests in each of its surgical care centers.

         SCA provides each of its outpatient health care centers a full range of development and operating services from the corporate headquarters, including the following:

         o Capitalization -- SCA provides up to $300,000 in working capital on an as-needed basis to fund anticipated start-up losses and loans or guarantees loans to fund property and equipment expansion.

         o Systems -- SCA provides standardized information systems to each center, including programs for financial reporting and accounting, claims processing and accounts receivable, inventory, accounts payable, and patient records.

         o Site Development -- SCA provides comprehensive site development services, including the review of local market conditions to assist in site selection, land acquisition and zoning, building design and construction management.

         o    Administration -- SCA implements  operational planning and control
              policies,   analyzes   patient  and  staff   flows  and   conducts
              utilization reviews for each center.

         o Marketing Services -- SCA supports local marketing activities, including the analysis of market conditions and patient referral patterns and the development of prices and services which are competitive with those offered by other health care providers in the locality.

         o Purchasing -- SCA, where appropriate, executes master agreements for purchasing ambulatory care equipment and supplies to provide to each center the economies available through volume purchases.

         o Licensure Support -- SCA conducts necessary feasibility studies, prepares and files applications for certificates of need and develops local support for each application, as well as for Medicare certification and local Department of Health licensure.


         o Corporate Supervision and Problem Solution -- Drawing upon the extensive backgrounds of SCA senior management in the development and successful operation of large proprietary health care systems, SCA provides ongoing management and supervision of each center.

         SCA and participating physicians receive a pro rata share, based on their ownership interest in a surgical care center, of the center's operating income or loss and receive distributions of any excess cash on a quarterly basis. The participating physicians may also own interests in the real property and equipment relating to SCA's centers and are allocated a corresponding amount of the depreciation related thereto. SCA enters into a management agreement with each operating partnership pursuant to which SCA provides management, administrative and purchasing services and support, and financial guarantees. SCA charges a management fee for these services based on a percentage of annual charges ranging from 5% to 7%. For the years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1995, SCA recorded management fees of $10,273,866, $13,260,505, $16,933,346 and $14,668,823, respectively.


Management and Operations


         The typical SCA surgical care center is a freestanding facility of 8,500 to 12,500 square feet with four to six fully equipped operating rooms and ancillary areas for reception, preparation, recovery and administration. SCA's centers are normally open weekdays from 6:00 a.m. to 4:00 p.m. SCA estimates that a four-operating room surgical care center can accommodate up to 6,000 procedures per year.

         Each of SCA's centers is available for use only by licensed physicians, oral surgeons and podiatrists who have admitting privileges in nearby hospitals. Most centers have a medical advisory committee responsible for reviewing the professional credentials of physicians applying for staff privileges and the quality of care at the center. SCA's surgical care centers generally require a staff of between 10 and 25 employees, depending on case load. The staff includes one or more medical directors, anesthesiologists, registered nurses, operating room technicians, a business manager/bookkeeper and clerical workers. The medical director is usually a practicing surgeon who is responsible for and supervises the quality of medical care provided at the center. SCA believes that attracting personnel of high professional standing in the local community is crucial to the success of the individual center.

         The decision to use one of SCA's centers is generally made by the patient's physician after discussion with the patient. An evaluation of the procedure and the patient's overall health must also be made by the center's anesthesiology staff. Patients arrive at the center approximately one hour before scheduled surgery to allow time for admitting, laboratory tests and medical history. After completion of surgery, patients usually spend up to three hours in the recovery area before release by the center's anesthesiology staff. The patient is called on the day following the surgery to check on the patient's condition. When a surgical center patient requires an extended period for recuperation, the patient is transferred to a hospital.

         Approximately 500 different types of procedures can be performed in SCA's centers, all of which are nonemergency, low-risk procedures and most of which require only a local or general anesthetic. The procedures most commonly performed at SCA's surgical care centers within various specialties are:

         o    Ear,  nose  and   throat--removal  of  tonsils  and  adenoids  and
              insertion of ear drainage tubes.

         o    Gynecology--laparoscopy,   tubal   ligation,   and   dilation  and
              curettage.

         o    Orthopedic--arthroscopy, fracture repair and tendon repair.

         o    Oral-wisdom teeth extraction and dental restoration.

         o General surgery--hernia repair, biopsy and removal of lesions of the female breast and pilonidal cysts.

         o Plastic surgery--facelifts, rhinoplasty, eyelid surgery and breast augmentation.

         o    Urology--cystoscopy, vasectomy and circumcision.

         o    Ophthalmology--removal of cataracts and lens implantation.

         o    Neurosurgery--hand surgery and nerve repair.

         o    Podiatry--foot surgery.

         In  recent  years,  the  medical   technology  and  equipment  used  by
physicians during surgery has improved dramatically. As a result of the perfection of the laparoscope and arthroscope, each of which allows certain invasive procedures to be performed on an outpatient basis, certain procedures, such as gallbladder removal, ligament reconstruction and rotator cuff repair, are now being performed on an outpatient basis. Other surgeries starting to be performed on an outpatient basis include vaginal hysterectomies, oophorectomy (removal of the ovaries), ablation of endometriosis (laser treatment of abnormal uterine tissue), modified radical mastectomies (excision of breast tissue), and thyroidectomy (removal of thyroid glands). SCA expects these technologies to continue to be perfected in the future resulting in a larger percentage of surgery being performed on an outpatient basis.

         SCA currently has 35 centers with a total of 90 overnight recovery rooms in which certain patients can remain overnight, but, because of licensing regulations, no longer than 23-1/2 hours. This allows the attending physicians to perform more intensive procedures which may require overnight recovery and observation. SCA expects to add overnight recovery rooms to existing centers and include them in new centers where allowed by the applicable state law. Medicare patients cannot be kept overnight by regulation.

         SCA centers' fees range between $600 and $4,000 for each procedure. The center's fee does not include either the anesthesiologist's charges or the charges of the patient's physician, both of which are billed separately. SCA collects fees in a variety of ways, usually in accordance with a contract between SCA and a third-party payor. In a majority of situations, SCA bills the payor a negotiated amount. This negotiated fee arrangement applies to patients covered under Medicare, Medicaid, some Blue Cross plans and patients enrolled in health maintenance or preferred provider organizations. SCA seeks to minimize bad debts by verifying insurance coverage or by advance collection from the patient. The following table summarizes the payor mix for the periods indicated:

                                        December 31,    September 30,
                                            1994            1995
Medicare..............................        31%           30%
HMO/PPO...............................        21            24
Commercial insurance..................        20            17
Blue Cross............................        11            10
Medicaid/CHAMPUS/Worker's
compensation..........................        10            11
Self-pay..............................         7             8

         Under the Medicare program, the largest single payor to SCA, the Secretary of Health and Human Services determines amounts prospectively for categories of procedures performed at outpatient surgery centers. On October 1, 1992, Medicare increased its reimbursement rates to surgery centers by 3.5%. Reimbursement rates were not increased to reflect cost of living increases for the fiscal years beginning October 1, 1993 and 1994. The reimbursement rates for the fiscal year beginning October 1, 1995 were increased by an average of 3.2%.

         A reduction in the rates set by Medicare could have an adverse effect on SCA. Other kinds of cost controls or limits on the ability to raise prices could also have a negative impact. SCA does believe, however, that it is a low cost provider of surgery. To the extent that higher cost providers of surgery, namely hospitals, also see their reimbursement rates lowered, there could be a movement of cases from the outpatient units at hospitals to surgery centers. This could increase the profits of SCA since variable costs on incremental volume are lower than average costs. SCA believes that its experienced management team and low cost structure will allow it to remain competitive regardless of changes in health care practices.

Surgery Center Closings


         In 1995, SCA closed its centers in Coral Springs, Florida and Plano, Texas, and SCA will close its center in San Francisco, California by the end of 1995. Additionally, SCA closed one center in Indianapolis, Indiana in 1994. SCA recorded a charge in the fourth quarter of 1994 to provide for losses expected to occur as a result of this decision. Of the four centers closed, or to be closed, two were acquired in previous years. SCA was unable to improve the performance of these centers, largely because the centers were built in locations that were inconvenient to doctors and patients. Both facilities were leased, and the rental rates were too high to allow for profitable operations. The other two centers were built in locations where competition from other providers was intense. The centers also were unable to obtain managed care contracts. SCA does not anticipate the need to close any additional centers based on existing market conditions.

Competition

         In obtaining physician and patient utilization of its centers, obtaining certificates of need, developing new outpatient surgical care centers and acquiring existing centers, SCA competes with major hospitals and large proprietary hospital corporations, outpatient surgery corporations and local physician groups. Certain of these competitors, such as Medical Care America, Inc., a larger company than SCA and a wholly-owned subsidiary of Columbia/HCA Healthcare Corporation, possess substantially greater personnel and financial resources than SCA. In addition, local hospitals and physicians may oppose a certificate of need application. SCA also competes with several other corporations which are attempting to acquire existing surgical care centers.

         In  competing  for  physician   and  patient   utilization,   important
competitive factors are convenience, cost, quality, physician loyalty and community relations. Hospitals have many competitive advantages in attracting physicians and ambulatory patients, including established community position, physician loyalty, potential price competitiveness through cost controls or cross-subsidies and convenience for physicians making rounds or performing inpatient surgery in the hospital.

Regulation

         General. Operations of surgical care centers are subject to federal, state and local government regulations. Licensing of new surgical care centers is subject to various governmental requirements. Surgical care centers are also subject to periodic inspection by state licensing agencies to determine whether the standards of medical care, patient safety, equipment and cleanliness are being met. It is anticipated that governmental regulation will become more comprehensive in the future, but the extent and resultant impact on SCA's operations, earnings and construction and acquisition programs cannot be determined at this time.

         Certain states in which SCA operates or intends to operate have statutes requiring certificates of need as a prior condition to surgical care center construction, acquisition, expansion or introduction of new services. These statutes may limit SCA's ability to develop outpatient surgical care centers.

         Certain states have adopted hospital rate review legislation which generally provides that a state commission must monitor, review or approve the rates for various hospital and, in certain states, surgical care or diagnostic center services. Such rate review programs have not had an adverse effect on SCA's operations. No assurances can be given of the future significance of such programs or whether similar legislation will be adopted in other states in which SCA may operate.

         Fraud and Abuse. Limited partners in SCA-affiliated partnerships receive cash distributions based upon the available cash flow, if any, of such partnerships. Since many of the limited partners are physicians or other entities in a position to make or influence referrals, the distribution of available cash flow could come under scrutiny under the Fraud and Abuse Law. SCA has determined that SCA-sponsored partnerships generally do not meet all of the criteria of the "investment interest" Safe Harbor as set forth in the Safe Harbor Rules. In addition, because not all of the investors in an SCA-sponsored partnership are surgeons, the Proposed ASC Safe Harbor would not provide protection if that criterion is read to exclude non-physician investors such as an SCA subsidiary. SCA is unable to predict whether the Proposed ASC Safe Harbor will become final and, if so, in what form. SCA believes that its activities are being conducted in compliance with the Fraud and Abuse Law. Because of the changing interpretations of such laws, however, no assurance can be given in this regard.

         Stark II does not specifically prohibit referrals by physicians with an ownership interest in, or financial relationship with, an ambulatory surgery center, provided that the surgery services are not provided as "outpatient hospital services." Should legislation be implemented prohibiting physicians from referring patients to any health care facility in which the physician has any beneficial interest, SCA's operations could be adversely impacted.

         Congress is currently considering a variety of proposals to reform the Medicare and Medicaid programs, which if enacted would severely scale back the restrictions contained in OBRA '93 and the Fraud and Abuse Law. The legislative proposals currently before Congress would also trim in the range of $270,000,000 from Medicare expenditures, and $182,000,000 in Medicaid expenditures, over a seven year period. SCA is unable to predict what, if any, provisions will be enacted. Significant cuts in government reimbursement programs could adversely affect the financial performance of centers operated by SCA.

         Some of the limited partnership agreements contain a provision which allows SCA to purchase the interest of each limited partner for an amount equal to a multiple of the partner's allocation of taxable income in the most recent calendar year. SCA may issue cash or stock, including unregistered stock, at its option to purchase the limited partners' interests. SCA believes that it has the financial resources necessary to buy out all of its limited partners if required.

         In June 1994, the American Medical Association severely restricted the ability of physicians to refer to entities in which such physicians have ownership, except when the physician directly provides care or services at the facility and in very limited circumstances such as lack of available capital from non-physician sources and situations in which the facility is an extension of the physician's practice. In the event that the American Medical Association changes its ethical requirements to preclude all referrals by physicians and such ethical requirements are applied retroactively to facilities which, at the time of adoption, are owned in whole or in part by referring physicians, physician referrals to centers owned by SCA could be adversely affected.

         It is possible that a prohibition on physician ownership could adversely affect SCA's future operations. SCA believes that a majority of its current physician limited partners utilize the surgery centers because they are highly efficient and convenient to the physicians' practice of medicine. For these reasons, SCA believes that the majority of physicians would continue to perform surgery at the surgery centers even if they were no longer limited partners. It is possible, however, that some physicians would perform surgery elsewhere if ownership is no longer allowed.

Insurance

         SCA maintains professional coverage for all centers on a claims made basis with limits of coverage which SCA believes are adequate.

Employees

         On September 30, 1995, SCA had approximately 2,500 full-time and part-time employees. Of these, 27 are corporate personnel. The remaining employees, most of whom are nurses and office personnel, work at the surgery centers. None of SCA's employees are covered by a collective bargaining agreement.

Properties


         SCA's corporate headquarters occupy approximately 11,000 square feet of an office building located in Nashville, Tennessee, under a lease expiring in January 1996. SCA also leases certain of the buildings in which its centers operate and the equipment used in certain of its centers, either from limited partnerships comprised of a subsidiary of SCA as general partner and local physicians as limited partners or from physicians who sold the center to SCA. SCA owns interests ranging from 1% to 60% in the operations of these real estate partnerships and in some instances may participate in any net proceeds from the sale of the properties. In some cases, SCA's limited partnerships lease their property from unaffiliated parties.

         The following table sets forth the location and type of property leased and the duration of the leases as of September 30, 1995:

                              Expiration                                             Rent During
        Location                Date           Type of Property Leased                   1995

Arlington, Texas.............  July 2010        Surgical Center and Equipment       $   134,000
Charlotte, North Carolina ...  March 2001       Surgical Center                         104,000
Chattanooga, Tennessee ......  December 2001    Surgical Center and Equipment           125,000
Ft. Worth, Texas.............  November 1998    Surgical Center and Equipment           116,000
Houston, Texas...............  May 1997         Surgical Center                         209,000
Huntington, West Virginia.. .  December 2001    Surgical Center and Equipment           244,000
Camp Hill, Pennsylvania .....  January 1999     Surgical Center and Equipment           155,000
Lancaster, Pennsylvania .....  Month to Month   Surgical Center                         143,000 (1)
Lexington, Kentucky..........  May 2011         Surgical Center                          78,000
Lexington, Kentucky..........  June 1996        Surgical Equipment                       24,000
Little Rock, Arkansas .......  March 2001       Surgical Center and Equipment           205,000
Louisville, Kentucky.........  January 2002     Surgical Center                         145,000
Memphis, Tennessee...........  December 2001    Surgical Center and Equipment           145,000
Sarasota, Florida............  September 2001   Surgical Center and Equipment           167,000
Mobile, Alabama..............  October 2001     Surgical Center and Equipment           187,000
Rockville, Maryland..........  Month to Month   Surgical Center                         114,000
Dallas, Texas................  December 1995    Surgical Center                         161,000
Eau Claire, Wisconsin .......  November 2004    Surgical Center                          19,000
Springfield, Massachusetts...  March 1997       Surgical Center                         180,000
Tampa, Florida...............  July 2004        Surgical Center and Equipment           280,000
Albuquerque, New Mexico .....  October 2009     Surgical Center and Equipment           161,000
Redlands, California.........  August 2008      Land                                     41,000
San Jose, California.........  November 1999    Surgical Center and Equipment           288,000
Baltimore, Maryland..........  March 2003       Surgical Center                          48,000
Indianapolis, Indiana .......  July 2002        Land, Surgical Center, and Equipment    168,000
Indianapolis, Indiana .......  February 1997    Land, Surgical Center and Equipment     206,000
San Luis Obispo, California... February 2000    Surgical Center                          69,000
Mt. Laurel, New Jersey ......  June 2006        Surgical Center                         124,000
Gadsden, Alabama.............  October 1999     Surgical Center                         111,000
Ft. Smith, Arkansas..........  October 2007     Surgical Center                         131,000

                              Expiration                                 Rent During
        Location                Date         Type of Property Leased       1995
Honolulu, Hawaii...........  December 1995    Surgical Center               133,000
Coral Springs, Florida ....  December 2001    Surgical Center               127,000
Winter Park, Florida.......  September 2013   Surgical Center               136,000
Golden, Colorado...........  December 2002    Surgical Center               142,000
Roseland, New Jersey.......  September 2002   Surgical Center               178,000
Aurora, Colorado...........  February 2002    Surgical Center                43,000
Santa Rosa, California ....  December 1997    Surgical Center                72,000
San Francisco, California .  December 1995    Surgical Center                88,000
St Joseph, Missouri........  April 2004       Surgical Center               123,000
Paoli, Pennsylvania........  October 2008     Land                           25,000
Riverside, California .....  January 1999     Surgical Center                57,000
Auburn, Washington.........  October 2000     Surgical Center                46,000
Tampa, Florida.............  December 2001    Surgical Center               106,000
Tampa, Florida.............  September 2001   Surgical Center                32,000

___________
   (1) Does not include insurance, taxes and maintenance.

         The remainder of SCA's properties are owned and subject to mortgage. SCA believes that its facilities are adequate for its immediate needs.

         In 1985, SCA purchased a building containing approximately 53,000 square feet in Lancaster, Pennsylvania. SCA developed the property as a medical office building and sold the building at its cost to a limited partnership having as its general partner an SCA subsidiary and as its limited partners physicians who use the Lancaster Surgery Center and tenants in the medical office building. The Lancaster Surgery Center leases approximately 13,700 square feet of the building.

Legal Proceedings

         There are no legal proceedings which could have, in the judgment of management, a material adverse effect upon SCA's financial position or results of operations taken as a whole.

                        PRINCIPAL STOCKHOLDERS OF SCA


         The following table sets forth certain information with respect to the beneficial ownership of SCA Common Stock as of September 30, 1995, by (i) each person who is known by SCA to beneficially own more than five percent of SCA Common Stock, (ii) the executive officers of SCA, (iii) each director of SCA and
(iv) all of SCA's executive officers and directors as a group.


                                                       SCA Common Stock
                                                    Number of     Percent
             Name(1)                                Shares(2)     Owned(3)
Joel C. Gordon.................................    1,560,616(4)   4.0%
William J. Hamburg.............................      113,943        *
Tarpley B. Jones...............................          873        *
Dan E. Bruhl, M.D. ............................      238,614        *
Lucius E. Burch III............................      114,945        *
Robert J. Fraiman..............................      110,600        *
Kenneth J. Melkus..............................       48,182        *
Andrew W. Miller...............................    2,434,460(5)    6.2
Edwin J. Nighbert, M.D.........................      189,685        *
Sister Josepha Schaeffer, O.S.F................          --         --
The Equitable Companies Incorporated...........   4,519,200(6)    11.6
All directors and executive officers as a
  group (10 persons) ..........................   4,811,918       12.3

----------
  *  Indicates less than 1% ownership.

(1) The address for Messrs. Gordon, Hamburg, Jones, Burch, Fraiman, Melkus and Miller, Drs. Bruhl and Nighbert, and Sister Schaeffer is 102 Woodmont Boulevard, Suite 610, Nashville, Tennessee 37205. The address for The Equitable Companies Incorporated is 787 Seventh Avenue South, New York, New York 10019.

(2) Beneficial ownership is deemed to include shares of SCA Common Stock which an individual has a right to acquire within 60 days of September 30, 1995 upon the exercise of options or warrants or conversion of convertible securities. The table includes options granted under SCA's Incentive Stock Plan of 1986 and 1990 Non-Qualified Stock Option Plan for Non-Employee Directors. These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person. Unless otherwise noted in the following footnotes, the persons as to whom information is given had sole voting and investment power over the shares of SCA Common Stock shown as beneficially owned.

(3)  Computation based upon 38,993,892 shares outstanding as September 30, 1995.

(4) Includes 1,186,192 shares with respect to which Mr. Gordon has sole voting and investment rights. Also includes 174,715 shares held by his wife, and 85,404 shares held in trust for his grandchildren, as to which shares Mr. Gordon disclaims beneficial ownership. Also includes 115,305 shares held by a partnership as to which Mr. Gordon has sole voting and investment power.

(5) Includes 2,326,960 shares as to which Mr. Miller has sole voting and investment rights. Also includes 107,500 shares held in a private foundation with respect to which Mr. Miller has sole voting and investment control.

(6) According to a Form 13G filed with the SEC dated August 9, 1995, AXA, The Equitable Companies Incorporated (through three of its subsidiaries) and the following five French mutual insurance companies (as a group): AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle (collectively, the "AXA Companies") reported ownership of the shares listed in the foregoing table.

        AMENDMENT TO HEALTHSOUTH RESTATED CERTIFICATE OF INCORPORATION
                     TO INCREASE AUTHORIZED COMMON STOCK

General


         At a meeting on October 12, 1995, the HEALTHSOUTH Board of Directors approved an amendment (the "Amendment") to Article FOURTH of the HEALTHSOUTH Certificate to increase the number of authorized shares of HEALTHSOUTH Common Stock from 150,000,000 to 250,000,000 shares of Common Stock, par value $.01 per share. Such approval was subject to the approval of the holders of a majority of the outstanding shares of HEALTHSOUTH Common Stock. Approval and adoption of the Amendment is a condition to the obligations of HEALTHSOUTH and SCA to consummate the Merger.

         In connection with the Amendment, the following resolution will be introduced at the HEALTHSOUTH Special Meeting:

              RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of this Corporation be amended to read as follows:

                  "FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Fifty-One Million Five Hundred Thousand (251,500,000) shares, consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value One Cent ($.01) per share, and One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock, par value Ten Cents ($.10) per share."

Increase in Authorized Common Stock


         The Board of Directors recommends that HEALTHSOUTH stockholders approve the Amendment to increase the authorized Common Stock of HEALTHSOUTH to 250,000,000 shares of Common Stock, par value $.01 per share, because it considers such proposal to be in the best long-term and short-term interests of HEALTHSOUTH and its stockholders. Under the HEALTHSOUTH Certificate, HEALTHSOUTH presently has authority to issue 150,000,000 shares of Common Stock, par value $.01 per share, of which 97,360,497 shares were issued and outstanding on November 1, 1995. In addition, as of November 1, 1995, approximately (a) 16,021,358 shares of Common Stock were reserved for issuance under HEALTHSOUTH's Stock Option Plans, under which options to purchase a total of 14,499,954 shares of Common Stock were outstanding, (b) 76,639 shares were reserved for issuance upon the exercise of outstanding warrants, and (c) 6,112,956 shares were reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures due 2001 (the "Debentures"). The number of shares of HEALTHSOUTH Common Stock currently reserved for issuance, including those reserved for issuance in connection with the Merger, when added to the number of shares currently outstanding, exceeds the number of shares of HEALTHSOUTH Common Stock currently authorized.

         The proposed increase in the number of shares of authorized Common Stock will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with the Merger, the outstanding commitments referred to in the immediately preceding paragraph, and any possible future transactions approved by HEALTHSOUTH Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes. The HEALTHSOUTH Board of Directors believes that the availability of the additional shares of HEALTHSOUTH Common Stock for such purposes without delay or the necessity for a special stockholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which HEALTHSOUTH's securities may then be listed) will be beneficial to HEALTHSOUTH by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of HEALTHSOUTH Common Stock will also enable HEALTHSOUTH to act promptly when the Board of Directors determines that the issuance of additional shares of HEALTHSOUTH Common Stock is advisable. It is possible that shares of HEALTHSOUTH Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

         Except for issuance in connection with the Merger, the Company does not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any of the remaining additional shares of HEALTHSOUTH Common Stock which would be authorized by the Amendment.

         The HEALTHSOUTH Board of Directors recommends that stockholders vote FOR the approval and adoption of the Amendment to the HEALTHSOUTH Certificate to increase the authorized shares of HEALTHSOUTH Common Stock to 250,000,000 shares of HEALTHSOUTH Common Stock, par value $.01 per share. The affirmative vote of the holders of a majority of the outstanding shares of HEALTHSOUTH Common Stock entitled to vote at the HEALTHSOUTH Special Meeting will be necessary for the approval of the Amendment to the HEALTHSOUTH Restated Certificate of Incorporation.


                   DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH


         HEALTHSOUTH is authorized by the HEALTHSOUTH Certificate to issue up to 151,500,000 shares of capital stock, of which 150,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. Following approval and adoption of the Amendment, HEALTHSOUTH will be authorized to issue up to 251,500,000 shares of capital stock, of which 250,000,000 shares will be designated Common Stock and 1,500,000 shares will be designated Preferred Stock.

Common Stock

         As of November 1, 1995, there were 97,360,497 shares of HEALTHSOUTH Common Stock outstanding. In addition, there were outstanding options under HEALTHSOUTH's stock option plans to purchase an additional 14,499,954 shares of HEALTHSOUTH Common Stock. An additional 1,521,404 shares of HEALTHSOUTH Common Stock were reserved for future option grants under such plans. Additionally, 6,112,956 shares are currently reserved for issuance upon conversion of the Debentures, and 76,639 shares were reserved for issuance upon the exercise of outstanding warrants.


         Holders of HEALTHSOUTH Common Stock are entitled to participate equally in dividends when and as declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation or distribution of assets of HEALTHSOUTH, are entitled to share ratably in such assets remaining after payment of liabilities. Stockholders are entitled to one vote per share. Holders of HEALTHSOUTH Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such stock. The outstanding shares of HEALTHSOUTH Common Stock are fully paid and nonassessable.

Fair Price Provision

         The HEALTHSOUTH Certificate contains certain provisions requiring supermajority stockholder approval to effect specified extraordinary corporate transactions unless certain conditions are met. The HEALTHSOUTH Certificate requires the affirmative vote of 66 2/3 % of all shares of HEALTHSOUTH entitled to vote in the election of Directors to approve a "business combination" with any "other entity" that is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of HEALTHSOUTH entitled to vote in the election of Directors. For purposes of this restriction, a "business combination" includes: (a) the sale, exchange, lease, transfer or other disposition by HEALTHSOUTH of all, or substantially all, of its assets or business; (b) any merger or consolidation of HEALTHSOUTH; and (c) certain sales of HEALTHSOUTH's Common Stock in exchange of cash, assets, securities or any combination thereof. An "other entity" is defined to include, generally, any corporation, person or entity, and any affiliate or associate of such corporation, person or entity.

         The foregoing supermajority vote shall not be required where, in the business combination, (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of HEALTHSOUTH's Common Stock (subject to certain adjustments upward) and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied.


         The  provisions  of  the  HEALTHSOUTH   Certificate  described  in  the
preceding paragraphs, and its Bylaws, may be amended or repealed only by the affirmative vote of 66 2/3 % of the shares entitled to vote thereon.

         The effect of the foregoing provisions is to make it more difficult for a person, entity or group to effect a change in control of HEALTHSOUTH through the acquisition of a large block of HEALTHSOUTH's voting stock, or to effect a merger or other acquisition that is not approved by a majority of HEALTHSOUTH's Directors serving in office prior to the acquisition by the other entity of 5% or more of HEALTHSOUTH's stock. In addition, holders of the Debentures have the right to require HEALTHSOUTH to redeem the Debentures at 100% of the principal amount thereof, plus accrued interest, upon the occurrence of certain events involving a sale or merger of HEALTHSOUTH, unless holders of HEALTHSOUTH's Common Stock shall receive an amount per share at least equal to the conversion price of the Debentures in effect on the date such sale or merger is consummated. Such holders' redemption option may impede certain forms of takeovers if the potential acquiror is unable to finance the redemption of the Debentures.

Section 203 of the DGCL

         HEALTHSOUTH is subject to the provisions of Section 203 of the DGCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3 % of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies or others interested in acquiring HEALTHSOUTH to negotiate in advance with the HEALTHSOUTH Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the acquiror becoming an interested stockholder.

Preferred Stock

         The HEALTHSOUTH Certificate authorizes the issuance of up to 1,500,000 shares of Preferred Stock, par value $.10 per share (the "HEALTHSOUTH Preferred Stock"). The Board of Directors has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Issuance of shares of HEALTHSOUTH Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of HEALTHSOUTH. Any such issuance could also adversely affect the voting power of the holders of the HEALTHSOUTH Common Stock. The Board of Directors of HEALTHSOUTH has no current intention of issuing any shares of HEALTHSOUTH Preferred Stock.

Transfer Agent

         The transfer agent and registrar for the HEALTHSOUTH Common Stock is Chemical Bank, New York, New York.

                           COMPARISON OF RIGHTS OF SCA
                          AND HEALTHSOUTH STOCKHOLDERS

         Both SCA and HEALTHSOUTH are incorporated in Delaware. Holders of the SCA Shares will continue to have their rights and obligations as stockholders of HEALTHSOUTH after the Merger governed by Delaware law. Set forth below is a summary comparison of the rights of a HEALTHSOUTH stockholder under the HEALTHSOUTH Certificate and HEALTHSOUTH's Bylaws (the "HEALTHSOUTH Bylaws"), on the one hand, and the rights of an SCA stockholder under the SCA Restated Certificate of Incorporation, as amended (the "SCA Certificate"), and SCA's Bylaws (the "SCA Bylaws"), on the other hand. The information set forth below is qualified in its entirety by reference to the HEALTHSOUTH Certificate, the HEALTHSOUTH Bylaws, the SCA Certificate and the SCA Bylaws.

Classes and Series of Capital Stock

         SCA. The authorized capital stock of SCA consists of a total of 100,000,000 shares of Common Stock, par value $.25 per share. As of September 30, 1995, there were 38,993,892 shares of SCA Common Stock outstanding. The SCA Certificate does not authorize the issuance of any shares of preferred stock. In addition, there were outstanding options under SCA stock option plans to purchase an additional 1,204,026 shares of SCA Common Stock. An additional 1,691,417 shares of SCA Common Stock were reserved for future option grants under such plans. Furthermore, there were outstanding warrants exercisable for 222,464 shares of SCA Common Stock. An additional 666,311 shares of SCA Common Stock were reserved for outstanding warrants not exercisable at such date.

         HEALTHSOUTH. HEALTHSOUTH is authorized by the HEALTHSOUTH Certificate to issue up to 151,500,000 shares of capital stock, of which 150,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. As of November 1, 1995, there were 97,360,497 shares of HEALTHSOUTH Common Stock outstanding. In addition, there were outstanding options under HEALTHSOUTH stock option plans to purchase an additional 14,499,954 shares of HEALTHSOUTH Common Stock. An additional 1,521,404 shares of HEALTHSOUTH Common Stock were reserved for future option grants under such plans. Furthermore, 6,112,956 shares are currently reserved for issuance upon conversion of the Debentures, and 76,639 shares were reserved for issuance upon the exercise of outstanding warrants. The Board of Directors of HEALTHSOUTH has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of September 30, 1995, there were no shares of HEALTHSOUTH Preferred Stock issued and outstanding, and the Board of Directors of HEALTHSOUTH has no present intention of issuing shares of HEALTHSOUTH Preferred Stock.


Size and Election of the Board of Directors

         SCA. The SCA Bylaws provide that the SCA Board of Directors shall consist of at least three members. This number may be increased or decreased by action of the Board of Directors or the stockholders. Directors are elected by the stockholders at each annual meeting of stockholders. Vacancies on the Board of Directors resulting from an increase in the number of Directors or the removal of Directors may be filled by a majority vote of the Directors then in office. All other vacancies are filled by the stockholders. The SCA Bylaws also provide for the election of a maximum of three Advisory Directors by a majority of the Board of Directors. Such Advisory Directors, who are to assist the Board of Directors in its conduct of the affairs of SCA, hold office for such term as determined by the Board of Directors.

         HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that the HEALTHSOUTH Board of Directors shall consist of at least one director and that the size of the HEALTHSOUTH Board of Directors may be fixed by the directors then in office. Directors of HEALTHSOUTH are elected by a plurality of votes cast at the annual meeting of stockholders. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority of directors then in office.

Removal of Directors

         SCA. The SCA Bylaws provide that Directors may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of Directors.

         HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a director may be removed with or without cause by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.

Other Voting Rights

         SCA. The SCA Common Stock is not divided into classes, and SCA has no classes or series of capital stock issued or outstanding other than the SCA Common Stock. Each SCA stockholder holding shares of SCA Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of SCA Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the SCA Certificate or the SCA Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of stockholders.

         HEALTHSOUTH. The HEALTHSOUTH Common Stock is not divided into classes, and HEALTHSOUTH has no classes or series of capital stock issued or outstanding other than the HEALTHSOUTH Common Stock. Each HEALTHSOUTH stockholder holding shares of HEALTHSOUTH Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of HEALTHSOUTH Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the HEALTHSOUTH Certificate or the HEALTHSOUTH Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of HEALTHSOUTH stockholders.

Dividends

         SCA. The SCA Certificate grants the Board of Directors the power to distribute to the stockholders, without a vote of the stockholders, a portion of the assets of SCA out of the capital surplus of SCA. The SCA Certificate also provides that if at any time SCA has more than one class of authorized or outstanding stock, the Board of Directors has the power to pay dividends in shares of any class to the holders of shares of any class, without the vote of the stockholders of the class in which the payment is made. SCA currently has only one class of stock authorized and outstanding.

         HEALTHSOUTH. The HEALTHSOUTH Certificate contains no provisions similar to the dividend provisions of the SCA Certificate set forth above.

Conversion and Dissolution

         SCA. The SCA Common Stock has no conversion features, and no shares of preferred stock are authorized by the SCA Certificate.

         HEALTHSOUTH. The HEALTHSOUTH Common Stock has no conversion features. The HEALTHSOUTH Certificate authorizes 1,500,000 shares of Preferred Stock, par value $.10 per share, and provides that such shares of HEALTHSOUTH Preferred
Stock  may have  such  voting  powers,  preferences  and  other  special  rights
(including, without limitation, the right to convert the shares of such HEALTHSOUTH Preferred Stock into shares of HEALTHSOUTH Common Stock) as shall be stated in the HEALTHSOUTH Certificate or resolutions providing for the issuance of HEALTHSOUTH Preferred Stock. If the Board of Directors were to designate such a series of HEALTHSOUTH Preferred Stock, such HEALTHSOUTH Preferred Stock could be entitled to preferential payments in the event of dissolution of HEALTHSOUTH.

Fair Price Provision

         SCA. Neither the SCA Certificate nor the SCA Bylaws contain any provisions dealing with approval and adoption of a business combination similar to those contained in the HEALTHSOUTH Certificate set forth below.

         HEALTHSOUTH. The HEALTHSOUTH Certificate provides that the vote of the holders of 662/3% of all shares of HEALTHSOUTH entitled to vote in the election of directors is required for the approval and adoption of a business combination (as defined in the HEALTHSOUTH Certificate) with any entity (as defined in the HEALTHSOUTH Certificate) if, on the record date for the determination of stockholders entitled to vote thereon, the other entity is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of
HEALTHSOUTH entitled to vote in the election of directors. The voting requirements of the "fair price" provision are not applicable to a business combination involving a holder of 20% or more of HEALTHSOUTH's voting stock in the business combination, if: (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of the HEALTHSOUTH Common Stock (subject to certain upward adjustments); and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH -- Fair Price Provision".

Amendment or Repeal of the Certificate of Incorporation

         Under Delaware law, unless its certificate of incorporation or by-laws otherwise provide, amendments of a corporation's certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the approval of a majority of the outstanding stock of such class or series.

         SCA. The SCA Certificate does not contain any provisions dealing with the amendment of the SCA Certificate. The SCA Certificate and the SCA Bylaws provide that the SCA Bylaws may be altered, amended or repealed by a majority vote of the Board of Directors or by a majority vote of the outstanding stock of SCA.

         HEALTHSOUTH. The HEALTHSOUTH Certificate requires approval by holders of at least 662/3% of the outstanding shares entitled to vote thereon to repeal or amend Article SIXTH of the HEALTHSOUTH Certificate (regarding the calling of special meetings by the stockholders), Article SEVENTH of the HEALTHSOUTH Certificate (regarding the "fair price" provision) and Article EIGHTH of the HEALTHSOUTH Certificate (regarding the amendment of the HEALTHSOUTH Certificate). The HEALTHSOUTH Certificate also provides that a majority of the HEALTHSOUTH Board of Directors may make, alter or repeal the HEALTHSOUTH Bylaws.

Special Meetings of Stockholders

         SCA. The SCA Bylaws provide that a special meeting of stockholders may be called by the President of SCA and shall be called by the Secretary or any other officer of SCA at the request in writing of a majority of the Board of Directors or the holders of at least one-tenth (1/10) of all shares entitled to vote at the meeting.

         HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a special meeting of the HEALTHSOUTH stockholders may be called by a majority of the board of directors or by the holders of at least 20% of the outstanding shares of capital stock of HEALTHSOUTH entitled to vote in the election of directors.

Liability of Directors

         The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the HEALTHSOUTH Certificate and the SCA Certificate includes such a provision, as set forth below, to the maximum effect permitted by law.

         Each of the HEALTHSOUTH Certificate and the SCA Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

         While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

Indemnification of Directors and Officers

         The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

         The HEALTHSOUTH Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of HEALTHSOUTH, or is or was serving at the request of HEALTHSOUTH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by HEALTHSOUTH to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits HEALTHSOUTH to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. The SCA Bylaws also provide for indemnification to the full extent permitted by the DGCL for officers and directors.

         The Plan provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of SCA as provided in its respective certificate of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling HEALTHSOUTH pursuant to the foregoing provisions, HEALTHSOUTH has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                            OPERATIONS AND MANAGEMENT
                         OF HEALTHSOUTH AFTER THE MERGER

Operations


         After the consummation of the Merger, SCA will be a wholly-owned subsidiary of HEALTHSOUTH, and all of SCA's subsidiaries will be indirect wholly-owned subsidiaries of HEALTHSOUTH. SCA will operate under the name Surgical Care Affiliates, Inc. HEALTHSOUTH will continue to engage in the business of providing rehabilitative healthcare services as prior to the Merger, working with the management of SCA to operate and continue to expand SCA's business. As noted elsewhere in this Prospectus-Joint Proxy Statement, HEALTHSOUTH currently operates rehabilitation facilities in approximately 70% of SCA's markets, and HEALTHSOUTH, by virtue of its national network, has existing managed care relationships that it anticipates will enhance SCA's patient volume and make it more competitive in the markets which it serves. Management of HEALTHSOUTH believes that, because of the movement toward increased utilization of outpatient surgery and the need of many of such surgery patients for rehabilitative healthcare services, significant cross-referral business will create operating synergies that will benefit both Companies and result in benefits to patients and payors from packaged pricing of bundled surgical and rehabilitative healthcare services in these common markets. In addition, it is believed that significant operating synergies in the areas of cost of capital, purchasing power and overhead reduction will result in more efficient operations and management for both HEALTHSOUTH and SCA. As SCA is the largest independent operator of outpatient surgery centers in the United States, HEALTHSOUTH believes that its accelerated growth program for SCA's business will provide another avenue of growth for HEALTHSOUTH's business independent of, but complementary to, its rehabilitative healthcare business. No material disposition or restructuring of either of HEALTHSOUTH or SCA or any material part thereof is contemplated as a result of the Merger. See the information set forth herein and in the documents incorporated herein by reference as set forth under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "BUSINESS OF HEALTHSOUTH" and "BUSINESS OF SCA".


Management

         After the consummation of the Merger, HEALTHSOUTH will be managed by the same Board of Directors and executive officers as existed prior to the Merger, except that Joel C. Gordon is expected to be elected to the HEALTHSOUTH Board of Directors.


         Mr. Gordon has been Chariman of the Board of Directors of SCA since its founding in 1982 and has served as its Chief Executive Officer since 1987. Mr. Gordon serves on the Boards of Directors of Genesco, Inc., an apparel manufacturer; HealthWise of America, Inc., an owner and operator of health maintenance organizations; and SunTrust Bank of Nashville, N.A., a bank in Nashville, Tennessee.


                                     EXPERTS

         The consolidated financial statements and schedule of HEALTHSOUTH Corporation, the consolidated financial statements of Surgical Health Corporation, the consolidated financial statements of Rehab Systems Company and the consolidated financial statements of Relife, Inc. appearing or incorporated by reference in this Prospectus-Joint Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the Registration Statement or incorporated by reference. Such consolidated financial statements have been included herein or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


         The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus-Joint Proxy Statement by reference from SCA's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS


         The validity of the shares of HEALTHSOUTH Common Stock to be issued to the stockholders of SCA pursuant to the Merger will be passed upon by Haskell Slaughter Young & Johnston, Professional Association. As of the date of this Prospectus-Joint Proxy Statement, attorneys in that firm owned a total of 9,930 shares of HEALTHSOUTH Common Stock, and held currently-exercisable options to acquire an additional 15,000 shares of HEALTHSOUTH Common Stock.


                             ADDITIONAL INFORMATION

Other Business

         The Board of Directors of each of HEALTHSOUTH and SCA does not know of any matter to be brought before its Special Meeting other than described in the Notice of Special Meeting accompanying this Prospectus-Joint Proxy Statement mailed to the stockholders of such Company. If any other matter comes before such Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matter.

Stockholder Proposals

         Stockholders' proposals intended to be presented at the 1996 Annual Meeting of Stockholders of HEALTHSOUTH must be received by HEALTHSOUTH no later than February 7, 1996, for inclusion in HEALTHSOUTH's proxy statement and form of proxy relating to that meeting. Stockholders' proposals intended to be presented at the 1996 Annual Meeting of Stockholders of SCA must be received by SCA no later than December 1, 1995, for inclusion in SCA's proxy statement and form of proxy relating to that meeting.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   HEALTHSOUTH Corporation and Subsidiaries


Consolidated Financial Statements                            Page

Years ended December 31, 1992, 1993 and 1994
  Report of Independent Auditors ..........................   F-2
  Consolidated Balance Sheets .............................   F-3
  Consolidated Statements of Income .......................   F-4
  Consolidated Statements of Stockholders' Equity  ........   F-5
  Consolidated Statements of Cash Flows ...................   F-6
  Notes to Consolidated Financial Statements...............   F-8

Nine months ended September 30, 1994 and 1995
  Consolidated Balance Sheet (unaudited)..................    F-24
  Consolidated Statements of Income (unaudited).. ........    F-25
  Consolidated Statements of Cash Flows (unaudited) ......    F-26
  Notes to Consolidated Financial Statements (unaudited)..    F-28

                Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
HEALTHSOUTH Corporation

         We have audited the accompanying consolidated balance sheets of HEALTHSOUTH Corporation and Subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HEALTHSOUTH Corporation and Subsidiaries at December 31, 1993 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                              ERNST & YOUNG LLP

Birmingham, Alabama
March 1, 1995, except for
 Notes 2 and 17, as to
 which the date is June 13, 1995

                   HEALTHSOUTH Corporation and Subsidiaries
                         Consolidated Balance Sheets

                                                                                  December 31
                                                                               1993         1994
                                                                                 (In thousands)
                         Assets

Current assets:
 Cash and cash equivalents (Note 3).................................     $   81,031   $   68,735
  Other marketable securities (Note 3)...............................          8,968       16,628
  Accounts receivable, net of allowances for doubtful accounts and contractual adjustments of $120,810,000 in 1993 and $144,427,000
    in 1994...........................................................       179,761      242,659
  Inventories.........................................................        24,078       26,151
  Prepaid expenses and other current assets...........................        44,674       71,029
      Total current assets............................................       338,512      425,202

Other assets:
  Loans to officers...................................................         1,488        1,240
  Other (Note 4)......................................................        23,983       41,834
                                                                              25,471       43,074
Property, plant and equipment, net (Note 5)...........................       791,097      857,372
Intangible assets, net (Note 6) ......................................       289,338      410,688
Total assets..........................................................    $1,444,418   $1,736,336

           Liabilities and stockholders' equity
Current liabilities:
  Accounts payable....................................................    $   50,432   $   87,153
  Salaries and wages payable..........................................        28,229       34,102
  Accrued interest payable and other liabilities......................        33,614       55,922
  Current portion of long-term debt and leases (Note 7) ..............        15,174       16,698
Total current liabilities.............................................       127,449      193,875
Long-term debt (Note 7)...............................................       873,007    1,017,696
Deferred income taxes (Note 11).......................................        10,853        8,595
Deferred revenue (Note 15)............................................           --         7,526
Other long-term liabilities (Note 16).................................         3,285        8,398
Minority interests-limited partnerships (Note 9)......................        11,526       10,326

Commitments and contingent liabilities (Notes 12 and 17) .............

Stockholders' equity:
  Preferred Stock, $.10 par value-1,500,000 shares authorized;
    issued and outstanding-none.......................................           --           --
  Common Stock, $.01 par value-100,000,000 shares authorized;
    issued-74,896,000 in 1993 and 76,991,000 in 1994..................           749          770
  Additional paid-in capital..........................................       347,163      369,186
  Retained earnings...................................................        89,641      137,764
  Treasury stock, at cost (91,000 shares).............................          (323)        (323)
  Receivable from Employee Stock Ownership Plan (Note 13) ............       (18,932)     (17,477)
Total stockholders' equity............................................       418,298      489,920
Total liabilities and stockholders' equity............................    $1,444,418   $1,736,336

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                      Consolidated Statements of Income

                                                             Year ended December  31
                                                         1992       1993         1994
                                                           (In thousands, except for
                                                               per share amounts)
Revenues...........................................  $501,046   $656,329   $1,236,190
Operating expenses: ...............................
  Operating units..................................   372,169    471,778      906,712
  Corporate general and administrative.............    16,878     24,329       45,895
Provision for doubtful accounts....................    13,254     16,181       23,739
Depreciation and amortization......................    29,834     46,224       86,678
Interest expense...................................    12,623     18,495       65,286
Interest income....................................    (5,415)    (3,924)      (4,308)
Merger expenses (Note 2)...........................       --         333        6,520
Loss on impairment of assets (Note 16).............       --         --        10,500
Loss on abandonment of computer project (Note 16) .       --         --         4,500
NME Selected Hospitals Acquisition related expense
 (Note 10).........................................       --      49,742          --
Terminated merger expense (Note 14)................     3,665        --           --
Gain on sale of partnership interest...............       --      (1,400)         --
                                                      443,008    621,758    1,145,522
Income before income taxes and minority interests .    58,038     34,571       90,668
Provision for income taxes (Note 11)...............    18,864     11,930       34,305
                                                       39,174     22,641       56,363
Minority interests.................................     4,245      5,444        6,402
Net income.........................................  $ 34,929   $ 17,197   $   49,961
Weighted average common and common equivalent
shares outstanding.................................    74,214     77,709       84,687
Net income per common and common equivalent share .  $    0.47$      .22   $      .59
Net income per common share-assuming full
  dilution.........................................  $    N/A   $    N/A   $      .59

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
               Consolidated Statements of Stockholders' Equity

                                                         Additional                                            Total
                                    Common    Common       Paid-In    Retained     Treasury   Receivable    Stockholders'
                                    Shares     Stock       Capital     Earnings      Stock     from ESOP       Equity
                                                                      (In thousands)
Balance at December 31, 1991 .....   64,993     649.6  $257,660.8    $ 53,925.1  $ (60.0)$   (10,000.0)     $302,175.5
Proceeds from issuance of common
  shares..........................    6,436      64.4    60,286.3       --          --            --          60,350.7
Proceeds from exercise of
  options.........................    1,917      19.2     6,871.9       --          --            --           6,891.1
Income tax benefits related to
  Incentive Stock Options.........      --        --      5,634.7       --          --            --           5,634.7
Common shares exchanged in the
  exercise of options.............       (8)      --        (95.6)      --          --            --             (95.6)
Loan to Employee Stock Ownership
  Plan............................      --        --          --        --          --       (10,000.0)      (10,000.0)
Reduction in Receivable from
  Employee Stock Ownership
  Plan............................      --        --          --        --          --           358.0           358.0
Purchase of limited partnership
  units...........................       42        .4       499.6     (11,318.4)    --          --           (10,818.4)
Net income........................      --        --          --       34,929.0     --          --            34,929.0
Balance at December 31, 1992......   73,380     733.6   330,857.7      77,535.7    (60.0)    (19,642.0)      389,425.0
Proceeds from exercise of
  options.........................      462       4.6     1,732.9       --          --          --             1,737.5
Proceeds from issuance of common
  shares..........................    1,074      10.7    13,987.9       --          --          --            13,998.6
Income tax benefits related to
 Incentive Stock Options..........      --        --        584.7       --          --          --               584.7
Reduction in Receivable from
Employee Stock Ownership
  Plan............................      --        --          --         --         --           710.1           710.1
Purchase of limited partnership
  units...........................      --        --          --       (5,091.7)    --          --            (5,091.7)
Purchase of treasury stock .......      (20)      --          --         --      (263.0)        --              (263.0)
Net income........................      --        --          --       17,197.0     --          --            17,197.0
Balance at December 31, 1993 .....   74,896     748.9   347,163.2      89,641.0  (323.0)     (18,931.9)      418,298.2
Proceeds from issuance of common
  shares at $27.17 per share .....      38        .4       532.6        --         --          --                533.0
Proceeds from exercise of
  options.........................    2,079      20.8    15,341.8        --         --          --            15,362.6
Income tax benefits related to
  Incentive Stock Options.........      --        --      6,469.6        --         --          --             6,469.6
Common shares exchanged in the
  exercise of options.............      (22)      (.2)     (321.2)       --         --          --              (321.4)
Reduction in receivable from
  Employee Stock Ownership
  Plan ...........................      --        --          --         --         --         1,455.0         1,455.0
Purchase of limited partnership
  units...........................      --        --          --       (1,838.0)    --          --            (1,838.0)
Net income........................      --        --          --        49,961.0    --          --            49,961.0
Balance at December 31, 1994 .....  $76,991   $ 769.9  $369,186.0     $137,764.0  $(323.0)  $(17,476.9)     $489,920.0


                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                    Consolidated Statements of Cash Flows

                                                                              Year ended December 31,
                                                                              1992       1993       1994
                                                                                  (In thousands)
Operating activities
Net income.............................................................    $  34,929   $  17,197   $  49,961
Adjustments to reconcile net income to net cash provided by
  operating activities: ...............................................
  Depreciation and amortization........................................       29,834      46,224      86,678
  Provision for doubtful accounts......................................       13,254      16,181      23,739
  Provision for losses on impairment of assets.........................          --          --       10,500
  Provision for losses on abandonment of computer project .............          --          --        4,500
  NME Selected Hospitals Acquisition related expense...................          --       49,742         --
  Income applicable to minority interests of limited partnerships .....        4,245       5,444       6,402
  Provision (benefit) for deferred income taxes........................        4,596      (5,685)     (1,541)
  Provision for deferred revenue.......................................         (279)        (49)     (164)
  Gain on sale of property, plant and equipment........................          --          --         (627)
  Gain on sale of partnership interests................................          --       (1,400)        --
Changes in operating assets and liabilities, net of effects of acquisitions:
  Accounts receivable..................................................      (38,503)    (28,965)    (74,636)
  Inventories, prepaid expenses and other current assets...............      (13,660)    (18,054)    (21,757)
  Accounts payable and accrued expenses................................        9,236      (7,673)     62,766
Net cash provided by operating activities..............................       43,652      72,962     145,821

Investing activities
  Purchases of property, plant and equipment...........................      (98,343)   (131,222)   (160,785)
  Proceeds from sale of property, plant and equipment..................          --          --       68,317
  Additions to intangible assets, net of effects of acquisitions ......      (25,206)    (39,156)    (59,307)
  Assets obtained through acquisitions, net of liabilities assumed ....      (75,487)   (454,013)    (89,266)
  Changes in other assets..............................................          192      (9,582)    (23,020)
  Proceeds received on sale of other marketable securities ............       14,041      20,554       1,660
  Investments in other marketable securities...........................      (13,000)     (6,000)     (9,126)
  Net cash used in investing activities................................     (197,803)   (619,419)   (271,527)

             HEALTHSOUTH Corporation and Subsidiaries
              Consolidated Statements of Cash Flows--(Continued)

                                                             Year ended December 31
                                                         1992         1993         1994
                                                                (In thousands)
Financing activities
  Proceeds from borrowings.........................  $181,076     $553,258   $1,045,263
  Principal payments on long-term debt and leases .   (65,221)     (32,239)    (937,872)
  Proceeds from exercise of options................     6,788        1,736       13,895
  Proceeds from issuance of common stock...........    46,519       13,999          342
  Purchase of treasury stock.......................       --          (263)          --
  Loans to Employee Stock Ownership Plan...........   (10,000)          --           --
  Reduction in Receivable from Employee Stock
  Ownership Plan...................................       358          710        1,455
  Proceeds from investment by minority interests ..     2,886        6,476        2,252
  Purchase of limited partnership interests .......   (11,495)      (3,784)      (1,090)
  Payment of cash distributions to limited
    partners.......................................    (5,873)      (5,913)     (10,835)
  Net cash provided by financing activities .......   145,038      533,980      113,410
  Decrease in cash and cash equivalents ...........    (9,113)     (12,477)     (12,296)
  Cash and cash equivalents at beginning of year ..   102,621       93,508       81,031
  Cash and cash equivalents at end of year ........  $ 93,508     $ 81,031   $   68,735

Supplemental disclosures of cash flow information
Cash paid during the year for:
  Interest.........................................  $ 14,174     $ 16,241   $   51,778
  Income taxes.....................................    10,466       22,144       29,129

Non-cash investing activities:

The Company  assumed  liabilities of  $57,091,000,  $88,566,000  and $24,659,000 during the years ended December 31, 1992, 1993 and 1994, respectively, in conjunction with its acquisitions. During the years ended December 31, 1992, 1993 and 1994, the Company issued 1,182,000, 69,000 and 19,000 common shares, respectively, with a market value of $12,853,000, $954,000 and $533,000, respectively, as consideration for acquisitions.

Non-cash financing activities:

The Company received a tax benefit from the disqualifying disposition of incentive stock options of $5,635,000, $585,000 and $6,470,000 for the years ended December 31, 1992, 1993 and 1994, respectively.

During the years ended December 31, 1992 and 1994, respectively, 4,000 and 11,000 common shares were exchanged in the exercise of options. The shares exchanged had market values on the date of exchange of $95,600 and $321,400, respectively.


                            See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries

                  Notes to Consolidated Financial Statements

                              December 31, 1994

1. Significant Accounting Policies

         The significant accounting policies followed by HEALTHSOUTH Corporation (formerly HEALTHSOUTH Rehabilitation Corporation) and its subsidiaries (the Company) are presented as an integral part of the consolidated financial statements.

Principles of Consolidation

         The consolidated financial statements include the accounts of HEALTHSOUTH Corporation (HEALTHSOUTH) and its wholly-owned subsidiaries, as well as its limited partnerships (see Note 9). All significant intercompany accounts and transactions have been eliminated in consolidation.

         HEALTHSOUTH Corporation is engaged in the business of providing comprehensive rehabilitative and clinical healthcare services on an inpatient and outpatient basis.

Marketable Securities

         Marketable equity securities and debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, if material, reported as a separate component of stockholders' equity, net of tax. The adjusted cost of the specific security sold method is used to compute gain or loss on the sale of securities. Interest and dividends on securities classified as available-for-sale are included in investment income. Marketable equity securities and debt securities of the Company have maturities of less than one year.

Accounts Receivable and Third-Party Reimbursement Activities

         Receivables from patients, insurance companies and third-party contractual insured accounts (Medicare and Medicaid) are based on payment agreements which generally result in the Company collecting an amount different from the established rates. Final determination of the settlement is subject to review by appropriate authorities. Adequate allowances are provided for doubtful accounts and contractual adjustments. Uncollectible accounts are written off against the allowance for doubtful accounts after adequate collection efforts are made. Net accounts receivable include only those amounts estimated by management to be collectible.

         The   concentration   of  net  accounts   receivable  from  third-party
contractual payors and others, as a percentage of total net accounts receivable, was as follows:


                                  December 31
                                 1993     1994
               Medicare......      33%     36%
               Medicaid......       4       6
               Other.........      63      58
                                  100%    100%

Inventories

         Inventories are stated at the lower of cost or market using the specific identification method.

Property, Plant and Equipment

         Property, plant and equipment are recorded at cost. Upon sale or retirement of property, plant or equipment, the cost and related accumulated depreciation are eliminated from the respective account and the resulting gain or loss is included in the results of operations.

                 HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

         Interest cost incurred during the construction of a facility is capitalized. The Company incurred interest of $14,644,000, $21,159,000 and $67,680,000 of which $2,021,000, $2,664,000 and $2,394,000 was capitalized during 1992, 1993 and 1994, respectively.

         Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The estimated useful life of buildings is 30-40 years and the general range of useful lives for leasehold improvements, furniture, fixtures and equipment is 10-15 years.

Intangible Assets

         Cost in excess of net asset value of purchased facilities is amortized over 20 to 40 years using the straight-line method. Organization and start-up costs incurred prior to opening a new facility and partnership formation costs are deferred and amortized on a straight-line basis over a period of 36 months. Organization, partnership formation and start-up costs for a project that is subsequently abandoned are charged to operations in that period. Debt issue costs are amortized over the term of the debt. Noncompete agreements are amortized using the straight-line method over the term of the agreements.

Minority Interests

         The equity of minority investors in limited partnerships of the Company is reported on the balance sheet as minority interests. Minority interests reported in the income statement reflect the respective shares of income or loss of the limited partnerships attributable to the minority investors, the effect of which is removed from the results of operations of the Company.

Revenues

         Revenues include net patient service revenues and other operating revenues. Net patient service revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors.

Income Per Common and Common Equivalent Share

         Income per common and common equivalent share is computed based on the weighted average number of common shares and common equivalent shares outstanding during the periods, as adjusted for the two-for-one stock split declared subsequent to year end (see Note 17). Common equivalent shares include dilutive employees' stock options, less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock. Fully diluted earnings per share (based on 89,409,000 shares in 1994) assumes conversion of the 5% Convertible Subordinated Debentures due 2001 (see Note 7).

Impairment of Assets

         Long-lived assets, such as property, plant and equipment and identifiable intangible assets are reviewed for impairment losses when certain impairment indicators exist. If an impairment exists, the related asset is adjusted to the lower of book value or estimated future undiscounted cash flows from the use and eventual disposal of the asset.

         With respect to the carrying value of the excess of cost over net asset value of purchased facilities and other intangible assets, the Company determines on a quarterly basis whether an impairment event has occurred by considering factors such as: the market value of the asset; a significant adverse change in legal factors or in the business climate; adverse action by a regulator; a history of operating or cash flow

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

losses or a projection of continuing losses associated with an operating entity. The carrying value of net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the asset will be reduced by the estimated shortfall of cash flows.

2. Mergers

         Effective December 29, 1994, the Company merged with ReLife, Inc. ("ReLife") and in connection therewith issued 11,025,290 shares of its Common Stock for all of ReLife's outstanding common stock. ReLife provides a system of rehabilitation services and operates 31 inpatient facilities with an aggregate of approximately 1,100 licensed beds, including nine free-standing rehabilitation hospitals, nine acute rehabilitation units, five sub-acute rehabilitation units, seven transitional living units and one residential facility and provides outpatient rehabilitation services at twelve outpatient centers.

         The merger was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the results of ReLife for all periods presented. Prior to the merger, ReLife reported on a fiscal year ending on September 30. The accompanying financial statements are based on a combination of the Company's results for its December 31 fiscal year and ReLife's results for its September 30 fiscal year for all periods presented. Costs and expenses of $2,949,000 incurred by HEALTHSOUTH in connection with the merger have been recorded in operations in 1994 and reported as merger expenses in the accompanying consolidated statements of income.

         Effective June 13, 1995, the Company merged with Surgical Health Corporation ("SHC") and in connection therewith issued 8,531,480 shares of its Common Stock for all of SHC's common and preferred stock. SHC operates a network of 41 freestanding surgery centers (including four mobile lithotripters) in eleven states, with an aggregate of 156 operating and procedure rooms.

         The merger of the Company and SHC was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the results of SHC for all periods presented. Costs and expenses of approximately $29,194,000 incurred by the Company in connection with the SHC merger have been recorded in operations during the quarter ended June 30, 1995.

         SHC merged with Ballas Outpatient Management, Inc. and Midwest Anesthesia, Inc. on February 11, 1993 in a transaction accounted for as a pooling of interests. SHC recorded merger costs of $333,000 in connection with this transaction in 1993. SHC merged with Heritage Surgical Corporation on January 18, 1994 in a transaction accounted for as a pooling of interests. SHC recorded merger costs of $3,571,000 in connection with this transaction in 1994. SHC's historical financial statements for the periods prior to the two mergers described above have been restated to include the results of the acquired companies for all periods presented.

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

   Combined and separate results of the Company, ReLife and SHC are as follows (in thousands):

                                  HEALTHSOUTH    ReLife       SHC    Combined

Year ended December 31, 1992
  Revenues....................    $  406,968    $ 57,320   $ 36,758   $  501,046
  Net income..................        29,738       4,856        335       34,929
Year ended December 31, 1993
  Revenues....................       482,304      93,042     80,983      656,329
  Net income..................         6,687       6,905      3,605       17,197
Year ended December 31, 1994
  Revenues....................     1,008,567     118,874    108,749    1,236,190
  Net income (loss)...........        54,047        (822)    (3,264)      49,961

         There were no transactions among the Company, ReLife and SHC prior to the respective mergers. The effects of conforming the accounting policies of the companies are not material.

3. Cash, Cash Equivalents and Other Marketable Securities

         Cash, cash equivalents and other marketable securities consisted of the following:

                                                                December 31
                                                                1993       1994
                                                                 (In thousands)
Cash......................................................    $52,616   $59,635
Municipal put bonds.......................................      9,800     2,100
Tax advantaged auction preferred stocks...................      4,000     7,000
Municipal put bond mutual funds...........................      2,000       --
Money market funds........................................      8,410       --
United States Treasury bills..............................      4,205       --
Total cash and cash equivalents...........................     81,031    68,735
United States Treasury notes..............................        --      1,004
Certificates of deposit...................................      1,108     2,135
Municipal put bonds.......................................      1,860     3,975
Municipal put bond mutual funds...........................      5,000     8,514
Collateralized mortgage obligations.......................      1,000     1,000
Total other marketable securities.........................      8,968    16,628
Total cash, cash equivalents and other marketable
  securities (approximates market value)..................    $89,999   $85,363


         For purposes of the consolidated balance sheets and statements of cash flows, marketable securities purchased with an original maturity of ninety days or less are considered cash equivalents.

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

4. Other Assets

   Other assets consisted of the following:

                                                          December 31
                                                       1993          1994
                                                          (In thousands)
Notes and accounts receivable.....................   $ 3,280       $15,104
Investment in Caretenders Health Corp. ...........     7,382         7,370
Investments in other unconsolidated subsidiaries..     4,460         6,007
Real estate investments...........................     3,023        10,022
Escrow funds......................................       394           --
Other.............................................     5,444         3,331
                                                     $23,983       $41,834


         The Company has a 24% ownership interest in Caretenders Health Corp. ("Caretenders"). Accordingly, the Company's investment is being accounted for using the equity method of accounting. The investment was initially valued at $7,250,000. The Company's equity in earnings of Caretenders for the years ended December 31, 1992, 1993 and 1994 was not material to the Company's results of operations.

         It was not practicable to estimate the fair value of the Company's various investments in other unconsolidated subsidiaries (involved in operations similar to those of the Company) because of the lack of a quoted market price and the inability to estimate fair value without incurring excessive costs. The carrying amount at December 31, 1994 represents the original cost of the investments, which management believes is not impaired.

5. Property, Plant and Equipment

   Property, plant and equipment consisted of the following:


                                                    December 31
                                                  1993       1994
                                                    (In thousands)
Land..........................................  $  65,857  $ 55,511
Buildings.....................................    473,239   491,372
Leasehold improvements........................     27,224    43,410
Furniture, fixtures and equipment.............    254,047   335,959
Construction in progress......................     37,385    45,709
                                                  857,752   971,961
Less accumulated depreciation and
amortization..................................     66,655   114,589
                                                $ 791,097  $857,372

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

6. Intangible Assets

   Intangible assets consisted of the following:

                                                           December 31
                                                        1993          1994
                                                          (In thousands)
Organization, partnership formation and start-up
  costs.............................................  $  53,342  $ 93,499
Debt issue costs....................................      1,653    18,848
Noncompete agreements...............................     24,862    35,253
Cost in excess of net asset value of purchased
  facilities........................................    243,303   323,608
                                                        323,160   471,208
Less accumulated amortization.......................     33,822    60,520
                                                      $ 289,338  $410,688

7. Long-Term Debt

   Long-term debt consisted of the following:

                                                                         December 31
                                                                      1993        1994
                                                                       (In thousands)
Notes and bonds payable:
  Advances under a $390,000,000 credit agreement with a bank ....  $ 370,000   $   --
  Advances under a $550,000,000 credit agreement with a bank ....        --      510,000
  9.5% Senior Subordinated Notes due 2001........................        --      250,000
  5% Convertible Subordinated Debentures due 2001................        --      115,000
  11.5% Senior Subordinated Notes due 2004.......................        --       75,000
  Due to National Medical Enterprises, Inc.......................    361,164         --
  Notes payable to banks and various other notes payable, at
    interest rates from 5.5% to 9.0%.............................     99,988      34,680
Noncompete agreements payable with payments due at varying
  intervals through December 2004................................     12,050      17,610
Hospital revenue bonds payable...................................     24,862      24,763
Other............................................................     20,117       7,341
                                                                     888,181   1,034,394
Less amounts due within one year................................      15,174      16,698
                                                                   $ 873,007  $1,017,696

         The fair value of total long-term debt approximates book value at December 31, 1994 and 1993. The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

         During 1994, the Company entered into a Credit Agreement with NationsBank of North Carolina, N.A. and other participating banks (the 1994 Credit Agreement) which consists of a $550,000,000 revolving facility and term loan. The 1994 Credit Agreement replaced a previous $390,000,000 Credit Agreement with NationsBank. Interest is paid quarterly based on LIBOR rates plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. The Company is required to pay a

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

fee on the unused portion of the 1994 revolving credit facility ranging from 0.25% to 0.5%, depending on certain defined ratios. The principal amount is payable in 15 equal quarterly installments beginning on June 30, 1997. The Company has provided a negative pledge of all its assets and has granted a first priority security interest in and lien on all shares of stock of its subsidiaries and rights and interests in its partnerships. At December 31, 1994, the effective interest rate associated with the 1994 Credit Agreement was approximately 6.75%.

         The amount shown as Due to National Medical Enterprises, Inc. at December 31, 1993 was subsequently repaid from proceeds of other notes and bonds.

         On March 24, 1994, the Company issued $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 (the Notes). Interest is payable on April 1 and October 1. The Notes are senior subordinated obligations of the Company and as such will be subordinated to all existing and future senior indebtedness of the Company, and also will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries and partnerships. The Notes rank senior to all subordinated indebtedness of the Company, including the 5% Convertible Subordinated Debentures due 2001 described below. The Notes mature on April 1, 2001.

         Also on March 24, 1994, the Company issued $100,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001 (the Convertible Debentures). An additional $15,000,000 principal amount of Convertible Debentures was issued in April 1994 to cover underwriters' over allotments. Interest is payable on April 1 and October 1. The Convertible Debentures are convertible into Common Stock of the Company at the option of the holder at a conversion price of $18.8125 per share, subject to adjustment in the occurrence of certain events.

         The net proceeds from the issuance of the Notes and Convertible Debentures were used by the Company to pay down indebtedness outstanding under its other existing credit facilities.

         In June, 1994, Surgical Health Corporation (see Note 2) issued $75 million of 11.5% Senior Subordinated Notes due July 15, 2004 (the "SHC Notes"). The proceeds of the SHC Notes were used by SHC to pay down indebtedness outstanding under its other existing credit facilities. Subsequent to December
31, 1994, the Company purchased the entire $75,000,000 outstanding principal amount of the SHC Notes for 115% of their face value. Because the SHC Notes were purchased using proceeds from the Company's other long-term credit facilities, the entire balance of the SHC Notes is classified as non-current in the accompanying balance sheet.

   Principal maturities of long-term debt are as follows:


Year ending December 31      (In thousands)
1995......................     $   16,698
1996......................         14,262
1997......................        113,303
1998......................        143,816
1999......................        149,626
After 1999................        596,689
                               $1,034,394

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

8. Stock Options

         The Company has various stockholder-approved stock option plans which provide for the grant of options to Directors, officers and other key employees to purchase common stock at 100% of the fair market value as of the date of grant. The Board of Directors administers the stock option plans. Options may be granted as incentive stock options or as non-qualified stock options. Incentive stock options vest 25% annually, commencing upon completion of one year of employment subsequent to the date of grant. Non-qualified stock options generally are not subject to any vesting provisions. The options expire at dates ranging from five to ten years from the date of grant.

         The following table summarizes activity in the stock option plans:


                                                          1992           1993          1994
Options outstanding January 1:......................   6,737,142     11,357,490    14,807,500
  Granted...........................................   6,207,272      3,944,252       944,246
  Exercised.........................................   1,535,922        374,602     1,976,874
  Cancelled.........................................      51,002        119,640       744,174

Options outstanding at
  December 31.......................................  11,357,490     14,807,500    13,030,698

Option price range for options granted during the
period............................................    $1.50-$9.94   $6.75-$8.44 $13.94-$18.25

Option price range for options exercised during
the period........................................   $1.50-$10.71   $1.50-$9.59   $1.50-$8.44

Options exercisable at December 31................      8,311,634    10,665,880    10,882,308

Options available for grant at December 31 .......      1,092,100       649,100     1,100,408


9. Limited Partnerships

         HEALTHSOUTH and its subsidiaries operate a number of rehabilitation and surgery centers as limited partnerships. HEALTHSOUTH serves as the general partner. These limited partnerships are included in the consolidated financial statements (as more fully described in Note 1 under "Minority Interests"). The limited partners share in the profit or loss of the partnerships based on their respective ownership percentage (ranging from 1% to 50% at December 31, 1994) during their ownership period.

         Beginning in 1992, due to federal and state regulatory requirements, the Company began the process of buying back selected partnership interests of its physician limited partners. The buyback prices for the interests were in general based on a predetermined multiple of projected cash flows of the partnerships. The excess of the buyback price over the book value of the limited partners' capital amounts was charged to the Company's retained earnings.

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

10. Acquisitions

         At various dates during 1994, the Company acquired 53 separate outpatient rehabilitation operations located throughout the United States. The combined purchase price of these acquired outpatient operations was approximately $53,947,000. The Company also acquired a specialty medical center in Dallas, Texas, a contract therapist provider and a diagnostic imaging company. The combined purchase price of these three operations was approximately $25,861,000. The form of consideration comprising the total purchase prices of $79,808,000 was approximately $68,359,000 in cash, $10,916,000 in notes payable and approximately 19,000 shares of Common Stock valued at $533,000. In connection with the acquisition of the contract therapist provider, there is additional contingent consideration payable of up to $9,000,000 if the acquired company achieves certain levels of future earnings. Such contingency payments will be paid to the former owners each fiscal year in which the acquired company's annual pretax income exceeds a certain threshold. The contingent payments will cease upon the earlier of the payment of the maximum amount of contingent payments allowed or ten years. The Company accrues, as an operating expense, for this contingency in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies." As of December 31, 1994, the Company has accrued $99,000 in contingent consideration.

         In connection with these transactions, the Company entered into non-compete agreements with former owners totaling $10,814,000. In general these non-compete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

         The fair value of the total net assets relating to the 1994 acquisitions described above was approximately $11,087,000. The total cost for 1994 acquisitions exceeded the fair value of the net assets acquired by approximately $68,721,000. The Company evaluated each acquisition, independently, to determine the appropriate amortization period for the cost in excess of net asset value of purchased facilities. Each evaluation included an analysis of historic and projected financial performance, evaluation of the estimated useful life of buildings and fixed assets acquired, the indefinite life of Certificates of Need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal term of partnerships where applicable. Based on these evaluations, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1994 acquisitions should be amortized over periods ranging from twenty-five to forty years on a straight line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

         All of the 1994 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses (not material individually or in the aggregate) are included in the accompanying consolidated financial statements from their respective dates of acquisition.

         Effective December 31, 1993, the Company completed an acquisition from National Medical Enterprises, Inc. (NME) of 28 inpatient rehabilitation facilities and 45 outpatient rehabilitation centers, which constituted substantially all of NME's rehabilitation services division (the NME Selected Hospitals Acquisition). The purchase price was approximately $296,661,000 cash, plus net working capital of $64,503,000, subject to certain adjustments, the assumption of approximately $16,313,000 of current liabilities and the assumption of approximately $17,111,000 in long-term debt.

         The Company's pro forma 1993 revenues, net income and net income per common and common equivalent share giving effect to the NME acquisiton were $1,111,598,000, $25,076,000 and $.32, respectively.

         As a result of the NME Selected Hospitals Acquisition, HEALTHSOUTH recognized an expense of approximately $49,742,000 during the year ended December 31, 1993. This expense represents management's estimate of the cost to consolidate operations of thirteen existing HEALTHSOUTH facilities (three inpatient facilities and ten outpatient facilities) into the operations of certain facilities acquired

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

from NME. This plan was formulated by HEALTHSOUTH management in order to more efficiently provide services in markets where multiple locations now exist as a result of the acquisition. The plan of consolidation calls for the affected operations to be merged into the operations of the acquired facilities over a period of twelve to twenty-four months from the date of the NME Selected Hospitals Acquisition. Due to the single-use nature of these properties, the consolidation plan does not provide for the sale of these facilities.

         The total expense of $49,742,000 consists of several components. First, approximately $39,000,000 relates to the writedown of the assets of the affected HEALTHSOUTH facilities to their estimated net realizable value. Of this $39,000,000, approximately $31,500,000 relates to the assets of the three inpatient facilities and approximately $7,500,000 relates to the assets of the ten outpatient facilities. The $39,000,000 is broken down into the following asset categories (net of any related accumulated depreciation or amortization):

                        Inpatient   Outpatient
                       Facilities   Facilities     Total
                                  (In thousands)
Land.............   $     2,898  $        --     $ 2,898
Buildings........        16,168          --       16,168
Equipment........         4,326        2,920       7,246
Intangible
assets...........         6,111        3,455       9,566
Other assets.....         1,997        1,125       3,122
                    $    31,500  $     7,500     $39,000

         During the year ended December 31, 1994, management discontinued operations in two of the inpatient facilities and three of the outpatient facilities affected by the plan and merged them into the operations of the acquired facilities. Accordingly, assets with a net book value of approximately $17,911,000 were written off in 1994 against the reserves established at December 31, 1993. The two inpatient facilities and three outpatient facilities affected by the plan in 1994 had revenues of approximately $11,441,000, $8,640,000 and $9,125,000 for the years ended December 31, 1992, 1993 and 1994, respectively. These same facilities had net operating income (loss) before income taxes of $(489,000), $(844,000) and $67,000 for the years ended December 31, 1992, 1993 and 1994, respectively. Operations at the remaining inpatient facility and the remaining seven outpatient facilities identified in the plan will be discontinued during 1995.

         Second, $7,700,000 relates to the write-off of certain capitalized development projects. These projects relate to planned facilities that, if completed, would be in direct competition with certain of the acquired NME facilities. These development projects were written off in 1994 against the reserves established at December 31, 1993.

         Finally, approximately $3,000,000 was accrued for costs of employee separations, relocations and other direct costs related to the planned consolidation of the affected operations. During the second quarter of 1994, management revised its estimate of the cost of the employee separations and relocations. The revised estimate calls for approximately 150 employees to be affected by separations and approximately 400 to be affected by relocations. Separation benefits under the revised plan range from one month's to one year's compensation and total approximately $2,188,000. Relocation benefits are estimated to be $2,000 per employee and total $800,000. An additional $350,000 has been provided for additional direct administrative costs associated with the implementation of the plan, including outplacement services, travel and legal fees. Accordingly, the total revised estimated cost of employee separations and relocations is $3,338,000. The difference between the initial estimate and the revised estimate was treated as a change in accounting estimate and charged to operations in the second quarter of 1994.

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

         During the year ended 1994, a total of 208 employees were affected by terminations and relocations at a cost of approximately $758,000. This cost is the only cash expense included in the acquisition-related expense.

         It is management's opinion that remaining accrual at December 31, 1994 of $23,669,000, is adequate to complete the plan of consolidation of the affected operations.

         Also at various dates during 1993, the Company acquired 27 separate outpatient rehabilitation operations located throughout the United States. The total consideration paid for these acquired outpatient rehabilitation operations was approximately $23,943,000, consisting of $21,634,000 in cash and $2,309,000 in notes payable. The fair value of the net assets acquired was approximately $5,196,000. The total cost of the 1993 outpatient rehabilitation acquisitions exceeded the fair value of the net assets acquired by approximately $18,747,000. The Company also acquired nine outpatient surgery center operations during 1993. The total consideration paid for these acquired outpatient surgery center operations was approximately $33,494,000, consisting of $26,901,000 in cash, $5,639,000 in notes payable and common stock value at $954,000. The total cost of the 1993 outpatient surgery acquisitions exceeded the fair value of the net assets acquired by approximately $3,832,000. Based on the evaluation of each acquisition, utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1993 acquisitions should be amortized over a forty-year period on a straight line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

         Also during 1993, the Company acquired 100% of the stock of Rebound, Inc. (Rebound) for net consideration of approximately $14,000,000 in cash. Rebound operates 293 beds in thirteen facilities. The purchase price exceeded the fair value of the net assets acquired by approximately $11,200,000, which was allocated to excess of cost over net asset value of purchased facilities.

         Effective February 1, 1992, the Company acquired substantially all of the assets and/or stock of Dr. John T. Macdonald Health Systems, Inc. and Subsidiaries (collectively, JTM Health Systems). JTM Health Systems includes two general acute-care hospitals and other healthcare-related entities located in the Miami, Florida metropolitan area. The total purchase price paid was approximately $16,893,000 in cash.

         Also in 1992 the Company acquired 100% of the stock of Renaissance America, Inc. (Renaissance) for net consideration of approximately $5,996,000 consisting of $649,000 cash and $5,347,000 in the Company's Common Stock (214,885 shares).

         Also at various dates during 1992, the Company acquired 28 separate outpatient rehabilitation operations located throughout the United States. The combined purchase price of these acquired outpatient rehabilitation operations was approximately $25,964,000. The Company also acquired 14 outpatient surgery centers during 1992. The combined purchase price of these acquired surgery center operations was approximately $50,014,000.

         The fair value of the net assets acquired in 1992 was approximately $38,330,000. The total cost of the 1992 acquisitions exceeded the fair value of the assets acquired by approximately $60,537,000, which is being amortized over a forty-year period on a straight line basis.

         All of the 1993 and 1992 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses are included in the accompanying consolidated financial statements from their respective dates of acquisition.

11. Income Taxes

         HEALTHSOUTH and its subsidiaries file a consolidated federal income tax return. The limited partnerships file separate income tax returns. HEALTHSOUTH's allocable portion of each partnership's income or loss is included in the taxable income of the Company. The remaining income or loss of each partnership is allocated to the limited partners.

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

         Effective January 1, 1993, the Company changed its method of accounting for income taxes to the liability method required by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes". The cumulative effect of adopting Statement No. 109 was not material. Previously, the Company had used the liability method as prescribed by FASB Statement No. 96.

         Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1993 are as follows:


                                                    Current     Noncurrent     Total
                                                              (In thousands)
Deferred tax liabilities: .......................
  Depreciation and amortization..................      $ --       $32,787    $32,787
  Other..........................................       340           255        595
Total deferred tax liabilities...................       340        33,042     33,382

Deferred tax assets: ............................
  NME Selected Hospitals Acquisition related
  expense........................................       --         19,399     19,399
  Other..........................................     3,549         2,790      6,339
Total deferred tax assets........................     3,549        22,189     25,738
Net deferred tax (assets) liabilities............   $(3,209)      $10,853     $7,644


         Significant components of the Company's deferred tax liabilities and assets as of December 31, 1994 are as follows:

                                                    Current      Noncurrent     Total
                                                               (In thousands)
Deferred tax liabilities: .......................
  Depreciation and amortization..................  $    --        $26,343      $26,343
  Other..........................................       --            385          385
Total deferred tax liabilities...................       --         26,728       26,728

Deferred tax assets: ............................
  NME Selected Hospitals Acquisition related
  expense........................................       --         15,241       15,241
  Other..........................................     2,643         2,892        5,535
Total deferred tax assets........................     2,643        18,133       20,776
Net deferred tax (assets) liabilities............  $ (2,643)       $8,595      $ 5,952


         The current portion of the Company's deferred tax assets is included with prepaid expenses and other current assets on the accompanying balance sheet.

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

         The provision for income taxes was as follows:

                                    Year ended December 31
                                 1992        1993        1994
                                        (In thousands)
Currently payable: ........
  Federal....................  $12,556     $15,616      $31,363
  State......................    1,772       2,101        4,634
                               --------   ---------     --------
                                14,328      17,717       35,997

Deferred expense (benefit):
  Federal....................    4,041      (5,213)      (1,414)
  State......................      495        (574)        (278)
                                -------   ---------     --------
                                 4,536      (5,787)      (1,692)
                                -------   ---------     --------
Total provision............    $18,864     $11,930      $34,305
                              =========   =========     ========

         The components of the provision for deferred income taxes for the year ended December 31, 1992 are as follows:

                                        (In thousands)
Depreciation and
amortization.................             $    5,599
Bad debts....................                 (1,119)
Other........................                     56
                                          $    4,536


         The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:

                                                     Year ended December 31
                                                   1992        1993       1994
                                                          (In thousands)
Federal taxes at statutory rates..............   $19,733     $12,100    $31,734
Add (deduct):
  State income taxes, net of federal tax
   benefit.....................................    1,665         792      2,734
  Tax-exempt interest income...................   (1,076)       (454)      (276)
  Other........................................   (1,458)       (508)       113
                                                  -------      ------     -----
                                                 $18,864     $11,930    $34,305
                                                 ========    ========    ======

12. Commitments and Contingencies

         At December 31, 1994, anticipated capital expenditures for the next twelve months approximate $130,000,000. This amount includes expenditures for the construction and equipping of additions to existing facilities, the construction of two inpatient rehabilitation facilities for which regulatory approval is being obtained and the acquisition or development of comprehensive outpatient rehabilitation facilities.

         Beginning  December  1,  1993,  the  Company  became  self-insured  for professional liability and comprehensive general liability. The Company purchased coverage for all claims incurred prior to December 1, 1993. In addition, the Company purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that at December 31, 1994 the Company has adequate reserves to cover losses on asserted and unasserted claims.

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

Operating leases

         Operating leases generally consist of short-term lease agreements for buildings where facilities are located. These leases generally have 5-year terms, with one or more renewal options, with terms to be negotiated at the time of renewal. Total rental expense for all operating leases was $17,777,000, $29,373,000 and $66,056,000 for the years ended December 31, 1992, 1993 and
1994, respectively.

         The following is a schedule of future minimum lease payments under all operating leases having initial or remaining non-cancelable lease terms in excess of one year:


               Year ending December 31                 (In thousands)

               1995...................................    $57,659
               1996...................................     53,836
               1997...................................     49,752
               1998...................................     45,663
               1999...................................     40,438
               After 1999.............................    129,327
               Total minimum payments required........   $376,675


13. Employee Benefit Plans

         The Company has a 401(k) savings plan which matches 15% of the first 4% of earnings that an employee contributes. All contributions are in the form of cash. All employees who have completed one year of service with a minimum of 1,000 hours worked are eligible to participate in the plan. Company contributions are gradually vested over a seven-year service period. Contributions to the plan by the Company were approximately $521,000, $490,000 and $1,094,000 in 1992, 1993 and 1994, respectively.

         In 1991,  the Company  established  an Employee  Stock  Ownership  Plan
(ESOP) for the purpose of providing substantially all employees of the Company the opportunity to save for their retirement and acquire a proprietary interest in the Company. The ESOP currently owns approximately 830,000 shares of the Company's Common Stock, which were purchased with funds borrowed from the Company, $10,000,000 in 1991 (the 1991 ESOP Loan) and $10,000,000 in 1992 (the
1992 ESOP Loan). At December 31, 1994, the combined ESOP Loans had a balance of $17,477,000. The 1991 ESOP Loan, which bears an interest rate of 10%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1992. The 1992 ESOP Loan, which bears an interest rate of 8.5%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1993. Company contributions to the ESOP began in 1992 and shall at least equal the amount required to make all ESOP Loan amortization payments for each plan year. The Company recognizes compensation expense based on the shares allocated method. The total compensation expense related to the ESOP recognized by the Company was $1,701,000, $3,198,000 and $3,673,000 in 1992, 1993 and 1994, respectively. Interest incurred on the ESOP Loans was approximately $964,000, $1,743,000 and $1,608,000 in 1992, 1993 and 1994,
respectively. Approximately 213,000 shares owned by the ESOP have been allocated to participants at December 31, 1994.

         During 1993 the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 93-6, "Employers Accounting for Employee Stock Ownership Plans." Among other provisions, SOP 93-6 requires that compensation expense relating to employee stock ownership plans be measured based on the fair market value of the shares when allocated to the employees. The provisions of SOP 93-6 apply only to leveraged ESOPs formed after December 31, 1992, or shares newly acquired

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

by an existing leveraged ESOP after December 31, 1992. Because all shares owned by the Company's ESOP were acquired prior to December 31, 1992, the Company's accounting policies for the shares currently owned by the ESOP are not affected by SOP 93-6.

14. Terminated Merger

         On January 2, 1992, the Company and Continental Medical Systems, Inc. ("CMS") jointly announced an agreement to combine their business operations as provided in an Agreement and Plan of Reorganization (the Plan). On May 6, 1992, the Company and CMS jointly announced the termination of the Plan. Accordingly, all costs and expenses incurred in connection with the Plan were charged to operations in 1992 and reported as terminated merger expense in the accompanying statements of income.

15. Sale of Assets and Partnership Interest

         During the second quarter of 1994, the Company consummated the sale of selected properties to Capstone Capital Corporation ("Capstone"), a real estate investment trust. These properties include six ancillary hospital facilities, three outpatient rehabilitation facilities, and one research facility. The net proceeds to the Company as a result of this transaction were approximately $49,025,000. The net book value of the properties was approximately $41,335,000. Because the Company is leasing back substantially all of the properties from Capstone, payments which aggregate $5.7 million annually, the resulting gain on sale of approximately $7,690,000 has been recorded on the accompanying consolidated balance sheet as deferred revenue and will be amortized into income over the initial lease terms of the properties. The Company is accounting for each of the new leases as an operating lease with an initial lease term of 15 years. The Company and certain Company officers own approximately 3.9% of the outstanding common stock of Capstone.

         In May 1993, the Company sold its 51% partnership interest in Coastal Lithotripsy Associates, L.P. and the Associated Management Services contract for net proceeds of approximately $3,163,000. The Company recognized a gain of $1,400,000 from this sale.

16. Impairment of Long-Term Assets

         During 1994, certain events have occurred impairing the value of specific long-term assets of ReLife (see Note 2). A hospital in Missouri with a distinct part unit which ReLife was managing was purchased in 1994 by an acute care provider which terminated the contract with ReLife. Remaining goodwill of $1,700,000 and costs allocated to the management contract of $1,300,000 were written off as there is no value remaining for the terminated contract.

         A ReLife facility in central Florida incurred tornado damage and has not been operating since September 1993. During 1994, management of ReLife has determined that it is probable that this facility will not reopen. Start-up costs of $1,600,000 were written off. This facility is leased under an operating lease as described in Note 12 through the year 2001. An impairment accrual has been established based on the projected undiscounted net cash flows related to this non-operating facility for the remainder of the lease term. The accrual totals $5,900,000 and consists of $4,700,000 in lease payments and $1,200,000 in fixed costs and operating expenses, including property taxes, maintenance, security and other related costs. The current portion of the accrual approximates $600,000 and is included with accrued interest payable and other liabilities in the accompanying December 31, 1994 balance sheet. The remaining long-term portion of the accrual is included with other long-term liabilities in the accompanying December 31, 1994 balance sheet.

                    HEALTHSOUTH Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements
                          December 31, 1994 - Continued

         During 1994, ReLife entered into a contract for a new information system. During the period ended September 30, 1994, ReLife's expenditures related to this contract totalled approximately $4,363,000. The system was not operational during this period, thus those expenditures are considered non-recurring. The Company will retain certain equipment with an approximate cost of $750,000, which was included in the expenditures noted above. The remainder of the expenditures, $3,613,000, is included in loss on abandonment of the computer project. The Company has also established a reserve of approximately $887,000 for settlement of the contract. The contract contains a provision for cancellation by ReLife, without cause, upon at least 180 days' prior written notice. The application of this termination provision could result in a settlement of up to $6,500,000. The Company is currently in negotiations to settle the contract and believes that it is probable that the settlement will be for an amount approximately equal to the reserve established.

         The above amounts are shown as operating expenses in the consolidated statement of income.

17. Subsequent Events

         Effective June 13, 1995, the Company merged with Surgical Health Corporation in a transaction accounted for as a pooling of interests (see Note
2).

         Effective April 1, 1995, the Company completed the acquisition of the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities and certificates of need to build two other facilities. The total purchase price for the NovaCare facilities was approximately $235,000,000.

         Effective April 17, 1995, the Company declared a two-for-one stock split paid in the form of a 100% stock dividend. Accordingly, all share and per share information have been restated to give effect to this transaction for all periods presented.

         Subsequent  to  December  31,  1994,  the  Company   received  a  fully
underwritten commitment to amend and restate the 1994 Credit Agreement (see Note
7) which will increase the size of the facility to $1 billion.

                   HEALTHSOUTH Corporation and Subsidiaries
                           Consolidated Balance Sheets
                                 (In Thousands)


                                                                           December 31,     September 30,
                                                                               1994             1995
                                                                                            (Unaudited)
                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ............................................  $   68,735      $    86,952
  Other marketable securities ..........................................      16,628            6,217
  Accounts receivable ..................................................     242,659          298,178
  Inventories, prepaid expenses, and other current assets  .............      97,180          102,906
     TOTAL CURRENT ASSETS ..............................................     425,202          494,253
OTHER ASSETS ...........................................................      43,074           58,127
DEFERRED INCOME TAXES ..................................................           0            7,559
PROPERTY, PLANT AND EQUIPMENT--NET .....................................     857,372        1,049,375
INTANGIBLE ASSETS--NET .................................................     410,688          541,366
     TOTAL ASSETS ......................................................  $1,736,336      $ 2,150,680

            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable .....................................................  $   87,153      $    83,246
  Salaries and wages payable ...........................................      34,102           44,668
  Accrued interest payable and other liabilities .......................      55,922           49,462
  Current portion of long-term debt ....................................      16,698           17,720
     TOTAL CURRENT LIABILITIES .........................................     193,875          195,096

LONG-TERM DEBT .........................................................   1,017,696        1,386,450

DEFERRED INCOME TAXES ..................................................       8,595                0

OTHER LONG-TERM LIABILITIES ............................................       8,398            5,470

DEFERRED REVENUE .......................................................       7,526            7,137

MINORITY INTERESTS--LIMITED PARTNERSHIPS ...............................      10,326            8,980

STOCKHOLDERS' EQUITY:
  Preferred Stock, $.10 par value--1,500,000 shares authorized; issued
   and outstanding--none ...............................................           0                0
  Common Stock, $.01 par value--150,000,000 shares authorized;
   95,391,000 and 76,991,000 shares issued at September 30, 1995 and
   December 31, 1994, respectively .....................................         770              954
  Additional paid-in capital ...........................................     369,186          719,296
  Retained earnings ....................................................     137,764          178,929
  Common Stock subscriptions receivable ................................           0         (335,423)
  Treasury stock .......................................................        (323)            (323)
  Receivable from Employee Stock Ownership Plan ........................     (17,477)         (15,886)

     TOTAL STOCKHOLDERS' EQUITY ........................................     489,920          547,547

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................  $1,736,336      $ 2,150,680



                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                      Consolidated Statements of Income
             (UNAUDITED--In Thousands, Except for Per Share Data)

                                                                        Nine Months Ended
                                                                          September 30,
                                                                        1994        1995
Revenues .......................................................  $  902,268    $1,109,689
Operating expenses:
  Operating units ..............................................     670,607       788,593
  Corporate general and administrative .........................      29,831        28,463
Provision for doubtful accounts ................................      16,691        20,520
Depreciation and amortization ..................................      59,142        86,767
Interest expense ...............................................      45,632        68,697
Interest income ................................................      (3,256)       (4,529)
Merger costs ...................................................       3,571        29,194
Loss on impairment of assets ...................................           0        11,192
                                                                     822,218     1,028,897

Income before income taxes and minority interests...............      80,050        80,792
Provision for income taxes .....................................      30,418        27,525
Income before minority interests ...............................      49,632        53,267
Minority interests .............................................      (4,276)       (8,357)
Net income .....................................................  $   45,356    $   44,910
Weighted average common and common equivalent shares
outstanding ....................................................      84,509        87,773
Net income per common and common equivalent share ..............  $     0.54     $    0.51
Net income per common share -- assuming full dilution  .........         N/A     $    0.51

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                    Consolidated Statements of Cash Flows
                          (UNAUDITED--In Thousands)


                                                                                    Nine Months Ended
                                                                                      September 30,
                                                                                    1994        1995
OPERATING ACTIVITIES
Net income ..................................................................   $  45,356   $  44,910
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization .............................................      59,142      86,767
  Provision for doubtful accounts ...........................................      16,691      20,520
  Income applicable to minority interests of limited partnerships  ..........       4,276       8,357
  Loss on impairment of assets ..............................................           0      11,192
  Merger costs ..............................................................       3,571      29,194
  Provision (benefit) for deferred income taxes..............................      20,617     (15,347)
  Provision for deferred revenue ............................................         (34)       (389)
Changes in operating assets and liabilities, net of effects of cquisitions:
  Accounts receivable .......................................................     (62,050)    (26,796)
  Inventories, prepaid expenses and other current assets ....................        (964)      4,422
  Accounts payable and accrued expenses .....................................      20,876     (35,517)
   NET CASH PROVIDED BY OPERATING ACTIVITIES ................................     107,481     127,313

INVESTING ACTIVITIES
Purchases of property, plant and equipment ..................................    (113,386)    (98,658)
Proceeds from sale of property, plant and equipment .........................      58,265      14,786
Additions to intangible assets, net of effects of acquisitions  .............     (35,289)    (53,898)
Assets obtained through acquisitions, net of liabilities assumed  ...........     (58,910)   (304,499)
Changes in other assets .....................................................     (22,388)     (4,070)
Proceeds received on sale of other marketable securities ....................         520      21,057
Investments in other marketable securities ..................................      (1,000)    (13,026)

     NET CASH USED IN INVESTING ACTIVITIES ..................................    (172,188)   (438,308)

                   HEALTHSOUTH Corporation and Subsidiaries
              Consolidated Statements of Cash Flows (continued)
                          (UNAUDITED--In Thousands)


                                                           Nine Months Ended
                                                             September 30,
                                                           1994        1995
FINANCING ACTIVITIES
  Proceeds from borrowings .........................     550,921     722,264
  Principal payments on long-term debt and leases ..    (505,760)   (396,601)
  Proceeds from exercise of options ................      12,537       7,731
  Proceeds from issuance of common stock  ..........           9           0
  Reduction in receivable from Employee Stock
  Ownership Plan ...................................       1,455       1,591
  Proceeds from investment by minority interests  ..       1,546           0
  Purchase of limited partnership interests  .......      (1,512)          0
  Payment of cash distributions to limited partners       (8,425)    (10,268)
     NET CASH PROVIDED FROM
     FINANCING ACTIVITIES ..........................      50,771     324,717
     INCREASE (DECREASE) IN
     CASH AND CASH EQUIVALENTS .....................     (13,936)     13,722
  Cash and cash equivalents at beginning of period        81,031      73,230
     CASH AND CASH EQUIVALENTS
     AT END OF PERIOD ..............................  $   67,095   $  86,952

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION ............................
  Cash paid during the year for:
    Interest .......................................  $   28,220   $  60,238
    Income taxes ...................................      26,917      44,355

Non-cash financing activities:

         During 1995, the Company declared a two-for-one stock split on its Common Stock, which was effected in the form of a 100% stock dividend.

         The Company consummated the issuance of 14,950,000 shares of its Common Stock effective September 27, 1995. The net proceeds of $335,423,000 were not received until after the balance sheet date (see Note 12).

                             See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
            Notes to Consolidated Financial Statements (Unaudited)
                Nine Months Ended September 30, 1994 and 1995


         NOTE 1--The accompanying consolidated financial statements include the accounts of HEALTHSOUTH Corporation (the "Company") and its subsidiaries. This information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended. It is management's opinion that the accompanying consolidated financial statements reflect all adjustments (which are normal recurring adjustments, except as otherwise indicated) necessary for a fair presentation of the results for the interim period and the comparable period presented.

         NOTE 2--During 1994, the Company entered into a $550,000,000 revolving line of credit with NationsBank, N.A. (Carolinas) ("NationsBank") and other participating banks (the "1994 Credit Agreement"). On April 11, 1995, the Company amended and restated the 1994 Credit Agreement with NationsBank to increase the size of the credit facility to $1,000,000,000. At September 30, 1995, the Company had drawn $935,000,000 under the restated 1994 Credit Agreement.

         On March 24, 1994, the Company issued $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 (the "Notes"). Interest is payable on April 1 and October 1. The Notes are senior subordinated obligations of the Company and, as such, are subordinated to all existing and future senior indebtedness of the Company. Also on March 24, 1994, the Company issued $100,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001 (the "Convertible Debentures"). An additional $15,000,000 principal amount of Convertible Debentures was issued in April 1994 to cover underwriters' overallotments. Interest is payable on April 1 and October 1. The Convertible Debentures are convertible into Common Stock of the Company at the option of the holder at a conversion price of $18.81 per share, subject to adjustment in certain events. The net proceeds from the issuance of the Notes and Convertible Debentures were used by the Company to pay down indebtedness outstanding under its other existing credit facilities.

         At December 31, 1994 and September 30, 1995, long-term debt consisted of the following:


                                                    December 31,   September 30,
                                                        1994           1995
                                                          (in thousands)

  Advances under the $1,000,000,000
   1994 Credit Agreement .........................  $  510,000    $  935,000
  9.5% Senior Subordinated Notes due 2001  .......     250,000       250,000
  5% Convertible Subordinated Debentures due 2001      115,000       115,000
  Other long-term debt ...........................     159,394       104,170
                                                    ----------    ----------
                                                     1,034,394     1,404,170
  Less amounts due within one year ...............      16,698        17,720
                                                    ----------    ----------
                                                  $  1,017,696   $ 1,386,450
                                                    ==========    ==========


         NOTE 3--Effective December 29, 1994, the Company merged with ReLife, Inc. ("ReLife") in a transaction that was accounted for as a pooling of interests. Accordingly, the Company's historical financial statements for all periods prior to the effective date of the merger have been restated to include the results of ReLife. Prior to the merger, ReLife reported on a fiscal year ending on September 30. The restated financial statements for all periods prior to and including December 31, 1994 are based on a combination of the Company's results for its December 31 fiscal year and ReLife's results for its September 30 fiscal year. Beginning January 1, 1995, all facilities acquired in the ReLife merger adopted a December 31 fiscal year end; accordingly, all consolidated financial statements for periods after December 31, 1994 are based on a consolidation of all of the Company's subsidiaries on a December 31 year end. ReLife's historical results of operations for the three months ended December 31, 1994 are not included in the Company's consolidated statements of income or cash flows. An adjustment has been made to stockholders' equity as of January 1, 1995 to adjust for the effect of excluding ReLife's results of operations for the three months ended December 31, 1994. The following is a summary of ReLife's results of operations and cash flows for the three months ended December 31, 1994 (in thousands):

                   HEALTHSOUTH Corporation and Subsidiaries -
             Notes to Consolidated Financial Statements (Unaudited)
           Nine Months Ended September 30, 1994 and 1995 - (Continued)


     Statement of Income Data:
       Revenues ........................................    $ 38,174
       Operating expenses:
         Operating units ...............................      31,797
         Corporate general and administrative ..........       2,395
     Provision for doubtful accounts ...................         541
     Depreciation and amortization .....................       1,385
     Interest expense ..................................         858
     Interest Income ...................................         (91)
     HEALTHSOUTH merger expense ........................       3,050
     Loss on disposal of fixed assets ..................       1,000
     Loss on abandonment of computer project  ..........         973
                                                           ----------
                                                              41,908
                                                           ----------

     Income before income taxes and minority
       interests .......................................      (3,734)
     Provision for income taxes ........................          --
                                                           ----------
                                                              (3,734)
                                                           ----------
     Minority interests ................................          --
                                                           ----------
     Net income ........................................    $ (3,734)
                                                           ==========
   Statement of Cash Flow Data:
     Net cash provided by operating activities .........    $ 38,077
     Net cash used by investing activities .............      (9,632)
     Net cash used in financing activities .............     (23,950)
                                                          -----------
     Net increase in cash ..............................    $  4,495
                                                          ===========

        NOTE 4--Effective June 13, 1995, the Company merged with Surgical Health Corporation ("SHC") and in connection therewith issued 8,531,480 shares of its Common Stock for all of SHC's outstanding common and preferred stock. SHC operated a network of 41 freestanding surgery centers (including four mobile lithotripters) in eleven states, with an aggregate of 156 operating and procedure rooms.

         The merger was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the results of SHC for all periods presented. Costs and expenses of $29,194,000 incurred by the Company in connection with the merger have been recorded in operations during the quarter ending June 30, 1995 and reported as Merger Costs in the accompanying consolidated statements of income (see Note 8).

         There were no material transactions between the Company and SHC prior to the merger. The effects of conforming the accounting policies of the two companies are not material.

         NOTE 5--Effective April 1, 1995, the Company completed the acquisition of the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two other facilities. The total purchase price for the NovaCare facilities was approximately $235,000,000. The cost in excess of net asset value was approximately $173,000,000. Of this excess, approximately $129,000,000 has been allocated to leasehold value and the remaining $44,000,000 to goodwill.

         During the first nine months of 1995, the Company acquired 44 outpatient facilities and one outpatient surgery center. The total purchase price of the acquired facilities was approximately $75,619,000. The Company also entered into non-compete agreements totaling approximately $8,172,000 in connec-

                    HEALTHSOUTH Corporation and Subsidiaries
             Notes to Consolidated Financial Statements (Unaudited)
          Nine Months Ended September 30, 1994 and 1995 - (Continued)

tion with these transactions. The cost in excess of the acquired facilities' net asset value was approximately $55,716,000. The results of operations (not material individually or in the aggregate) of these acquisitions are included in the consolidated financial statements from their respective acquisition dates.

         NOTE 6--During the first nine months of 1995, the Company granted incentive and nonqualified stock options to certain Directors, employees and others for 2,904,000 shares of Common Stock at exercise prices ranging from $17.00 to $19.25 per share.

         NOTE 7--Effective April 17, 1995, the Company declared a two-for-one stock split paid in the form of a 100% stock dividend. Accordingly, all share and per share information have been restated to give effect to this transaction for all periods presented.

         NOTE 8--As a result of the NovaCare and SHC acquisitions, the Company recognized $29,194,000 in merger costs during 1995. Fees related to legal, accounting and financial advisory services accounted for $3,400,000 of the expense. Costs and expenses related to the SHC Bond Tender Offer (see
"Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources") totaled $14,606,000. Accruals for employee separations were approximately $1,188,000. In addition, the Company has provided approximately $10,000,000 for the write-down of certain assets to net realizable value as the result of a planned facility consolidation. The consolidation is applicable in a market where the Company's existing services overlap with those of an acquired facility.

         During the second quarter of 1995, the Company recognized an $11,192,000 loss on impairment of assets. The impaired assets relate to six SHC facilities in which the projected undiscounted cash flows did not support the book value of the long-lived assets of such facilities.

         NOTE 9--On August 24, 1995, the Company signed an agreement to merge with Sutter Surgery Centers, Inc. ("Sutter") in a transaction to be accounted for as a pooling of interests. Sutter operates 12 surgery centers located in three states. Under the terms of the agreement, all shares of common stock of Sutter were to be exchanged for shares of the Company's Common Stock pursuant to an exchange ratio that, at the time of the agreement, was projected to yield an aggregate value of approximately $38,000,000 to Sutter stockholders. The transaction was completed in the fourth quarter of 1995.

         NOTE 10--On October 9, 1995, the Company signed an agreement to acquire Surgical Care Affiliates, Inc. ("SCA") in a transaction to be accounted for as a pooling of interests. SCA operates 67 surgery centers (with an additional 10 under development or construction) in 24 states. Under the terms of the agreement, all shares of common stock of SCA will be exchanged for shares of the Company's Common Stock pursuant to an exchange ratio that will yield an aggregate value of approximately $1,200,000,000 to SCA stockholders. The transaction is subject to certain regulatory and governmental reviews, and to approval by the stockholders of both companies. The transaction is expected to be completed in early 1996.

         NOTE 11--On October 16, 1995, the Company entered into a definitive agreement to purchase Caremark Orthopedic Services Inc., consisting of approximately 120 outpatient rehabilitation centers in 13 states. The purchase price will be approximately $127,500,000 in cash. The transaction is currently expected to be completed by year-end 1995.

         NOTE 12--The Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission in connection with a public offering which became effective on September 27, 1995. The Company consummated the issue of Common Stock for 14,950,000 shares on October 3, 1995. Net proceeds of the stock issue, after deducting underwriting discounts, commissions and offering costs were approximately $335,423,000, of which $319,000,000 was used to reduce outstanding indebtedness under the Company's existing credit facilities. The net proceeds of the issuance and sale of the 14,950,000 shares are included in the accompanying September 30, 1995 balance sheet as Common Stock and additional paid-in capital, with the Common Stock subscription receivable as a corresponding reduction in Stockholders' Equity.

                                                                       ANNEX A

                          PLAN AND AGREEMENT OF MERGER

         PLAN AND AGREEMENT OF MERGER (the "Plan of Merger"), made and entered into as of the 9th day of October, 1995, by and among HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), CATS ACQUISITION CORPORATION, a Delaware corporation (the "Subsidiary"), and SURGICAL CARE AFFILIATES, INC., a Delaware corporation ("SCA") (the Subsidiary and SCA being sometimes collectively referred to herein as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of HEALTHSOUTH, the Subsidiary and SCA have approved the merger of the Subsidiary with and into SCA (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby all shares of Common Stock, par value $.25 per share, of SCA (the "SCA Common Stock"), not owned directly or indirectly by SCA, will be converted into the right to receive the Merger Consideration (as hereinafter defined);

         WHEREAS, each of HEALTHSOUTH, the Subsidiary and SCA desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

Section 1. The Merger.

         1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Subsidiary shall be merged with and into SCA at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease and SCA shall continue as the surviving corporation (the "Surviving Corporation") under the name "SCA, Inc." and shall succeed to and assume all the rights and obligations of the Subsidiary and SCA in accordance with the DGCL.

         1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 9.1 (other than Section 9.1(a)), at the offices of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama, unless another date or place is agreed to in writing by the parties hereto.

         1.3 Effective Time. Subject to the provisions of this Plan of Merger, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Subsidiary and SCA shall agree should be specified in the Certificate of Merger (the "Effective Time").

         1.4 Effect of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

Section 2. Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates.

         2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of SCA Common Stock or any shares of capital stock of the Subsidiary:

         (a) Subsidiary Common Stock. Each share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. Each share of SCA Common Stock that is owned by SCA or by any subsidiary of SCA shall automatically be canceled and retired and shall cease to exist, and none of the Common Stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"), cash or other consideration shall be delivered in exchange therefor.

         (c) Conversion of SCA Shares. Subject to Section 2.2(d), each issued and outstanding share of SCA Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) (collectively, the "Exchanging SCA Shares") shall be converted into the right to receive 1.22 (the "Exchange Ratio") shares of HEALTHSOUTH Common Stock, as may be adjusted as provided below (the "Merger Consideration"); provided, however, that if the Base Period Trading Price (as defined below) shall be greater than $28.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $34.16 by the Base Period Trading Price, computed to four decimal places, and the Merger Consideration shall be adjusted accordingly; and provided further, however, that if the Base Period Trading Price shall be less than $22.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $26.84 by the Base Period Trading Price, computed to four decimal places, and the Merger Consideration shall be adjusted accordingly; provided further, however, that the Exchange Ratio shall in no event (other than an adjustment pursuant to Section 2.1(e) or Section 8.7) be greater than the quotient obtained by dividing $26.84 by $20.00, computed to four decimal places. For purposes of this Plan of Merger, the term "Base Period Trading Price" shall mean the average daily closing prices per share for the shares of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the second New York Stock Exchange trading day immediately preceding the Closing Date (such period being herein called the "Base Period"). As of the Effective Time, all such Exchanging SCA Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Exchanging SCA Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of HEALTHSOUTH Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.2, without interest.

         (d) Stock Options and Warrants. At the Effective Time, all rights with respect to SCA Common Stock pursuant to any SCA stock options or SCA warrants which are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to HEALTHSOUTH Common Stock, and HEALTHSOUTH shall assume each SCA stock option or SCA warrant, in accordance with the terms of any stock option plan under which it was issued and any stock option agreement or warrant agreement, as the case may be, by which it is evidenced. It is intended that the foregoing provisions shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option". Each SCA stock option or warrant so assumed shall be exercisable for that number of shares of HEALTHSOUTH Common Stock equal to the number of SCA shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share equal to the SCA exercise price divided by the Exchange Ratio. All options issued pursuant to SCA's Incentive Stock Plan of 1986 and 1990 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended, shall be fully vested at the Effective Time to the extent permitted under such Plans.

         (e) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time HEALTHSOUTH shall have declared a stock split (including a reverse split) of HEALTHSOUTH Common Stock or a dividend payable in HEALTHSOUTH Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of HEALTHSOUTH Common Stock with respect to their HEALTHSOUTH Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization, reclassification, merger, consolidation, reorganization or similar transaction) then (i) the amounts $28.00, $22.00 and $20.00 referred to in Section 2.1(c) and the amount $20.00 referred to in
Section 8.1(f), and the Exchange Ratio, shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and
(ii) if such stock split, dividend or distribution has a record date during or after the Base Period and prior to the Effective Time, then the number of shares of HEALTHSOUTH Common Stock to be issued upon conversion of a share of SCA Common Stock pursuant to Section 2.1(c) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

         2.2 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, HEALTHSOUTH shall enter into an agreement with such bank or trust company as may be designated by HEALTHSOUTH (the "Exchange Agent") which provides that HEALTHSOUTH shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Exchanging SCA Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of HEALTHSOUTH Common Stock (such shares of HEALTHSOUTH Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of SCA Common Stock.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of SCA Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as SCA and HEALTHSOUTH may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HEALTHSOUTH Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HEALTHSOUTH, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HEALTHSOUTH Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of SCA Common Stock which is not registered in the transfer records of SCA, a certificate representing the proper number of shares of HEALTHSOUTH Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of HEALTHSOUTH Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of HEALTHSOUTH that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of HEALTHSOUTH Common Stock and cash in lieu of any fractional shares of HEALTHSOUTH Common Stock as contemplated by this
Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of HEALTHSOUTH Common Stock. To the extent permitted by law, former stockholders of record of SCA shall be entitled to vote after the Effective Time at any meeting of HEALTHSOUTH stockholders the number of whole shares of HEALTHSOUTH Common Stock into which their respective shares of SCA Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing HEALTHSOUTH Common Stock in accordance with this Section 2.2.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HEALTHSOUTH Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HEALTHSOUTH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of HEALTHSOUTH Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HEALTHSOUTH Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HEALTHSOUTH Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of HEALTHSOUTH Common Stock.

         (d) No Further Ownership Rights in Exchanging SCA Shares. All shares of HEALTHSOUTH Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e) ) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Exchanging SCA Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of HEALTHSOUTH Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HEALTHSOUTH. Notwithstanding any other provision of this Plan of Merger, each holder of Exchanging SCA Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HEALTHSOUTH Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HEALTHSOUTH Common Stock multiplied by the Base Period Trading Price.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to HEALTHSOUTH, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2 shall thereafter look only to HEALTHSOUTH for payment of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock and any dividends or distributions with respect to HEALTHSOUTH Common Stock.

         (g) No Liability. None of HEALTHSOUTH, the Subsidiary, SCA or the Exchange Agent shall be liable to any person in respect of any shares of HEALTHSOUTH Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock or any dividends or distributions with respect to HEALTHSOUTH Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by HEALTHSOUTH, on a daily basis. Any interest and other income resulting from such investments shall be paid to HEALTHSOUTH.

         2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of SCA shall be amended and restated, effective at the Effective Time, in a manner satisfactory to HEALTHSOUTH. The Certificate of Incorporation of SCA, as so amended and restated, shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

         2.4 Bylaws of the Surviving Corporation. The Bylaws of the Subsidiary shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the laws of the State of Delaware, the Certificate of Incorporation of SCA and the said Bylaws.

         2.5 Directors and Officers of the Surviving Corporation. The Directors and officers of the Subsidiary immediately prior to the Effective Time shall be the Directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         2.6 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Subsidiary and SCA shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in the Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

         2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary. The employees and agents of the Subsidiary shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Subsidiary.

Section 3. Representations and Warranties of SCA.

         SCA hereby represents and warrants to HEALTHSOUTH and the Subsidiary as follows:

         3.1 Organization, Existence and Good Standing. SCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SCA has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. SCA is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has SCA within such time owned, directly or indirectly, any shares of HEALTHSOUTH Common Stock or Subsidiary Common Stock.

         3.2 SCA Capital Stock. SCA's authorized capital consists of 100,000,000 shares of SCA Common Stock, par value $.25 per share, of which 38,993,892 shares were issued and outstanding, as of September 30, 1995, and 472,400 of which shares are issued and held as treasury shares. All of the issued and outstanding shares of SCA Common Stock are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 to the Disclosure Schedule delivered by SCA to HEALTHSOUTH simultaneously with the execution and delivery hereof (the "Disclosure Schedule") or otherwise disclosed in the SCA Quarterly Report on Form 10-Q for the three months ended June 30, 1995 (the "SCA June 10-Q") (as hereinafter defined), there are no options, warrants, or similar rights granted by SCA or any other agreements to which SCA is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time, other than those reflected in the SCA June 10-Q. There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of SCA Common Stock. SCA has not made any distributions to any holders of SCA Common Stock or participated in or effected any issuance, exchange or retirement of shares of SCA Common Stock, or otherwise changed the equity interests of holders of SCA Common Stock, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any shares of SCA Common Stock that SCA has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended ("Business Combinations").

         3.3  Subsidiaries  and  Affiliated  Partnerships.  (a)  Attached to the
Disclosure Schedule as Exhibit 3.3 is a list of all subsidiaries of SCA (individually, a "SCA Subsidiary", and collectively, the "SCA Subsidiaries") and their states of incorporation. Except as set forth on Exhibit 3.3, SCA does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization other than the SCA Other Entities (as defined below).

         (b) Also disclosed on Exhibit 3.3 is a list of all general or limited partnerships in which a general partner is SCA, a SCA Subsidiary or another SCA Partnership (individually, a "SCA Partnership" and collectively, the "SCA Partnerships"), and all limited liability companies in which SCA, a SCA Subsidiary or a SCA Partnership is a member (individually, a "SCA LLC" and collectively, the "SCA LLCs") (the SCA Partnerships and the SCA LLCs being collectively called the "SCA Other Entities"), and their states of organization. Except as set forth on Exhibit 3.3, neither SCA nor any SCA Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture, limited liability company or partnership.

         3.4 Organization, Existence and Good Standing of SCA Subsidiaries and SCA Other Entities. (a) Each SCA Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each SCA Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

         (b) Each SCA Partnership that is a limited partnership is validly formed, each SCA Partnership that is a general partnership has been duly organized, and each SCA Partnership is in good standing under the laws of its respective state of organization. Each SCA Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

         (c) Each SCA LLC is a limited liability company validly formed and in good standing under the laws of its respective state of organization. Each SCA LLC has all necessary power to own its property and assets to carry on its business as presently conducted.

         3.5 Foreign Qualifications. SCA, each SCA Subsidiary and each SCA Other Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on SCA.

         3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, SCA has the corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of the Plan of Merger and such related documents. Except as set forth on Exhibit 3.6, the execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of the Certificate of Incorporation of SCA or any provisions of, or result in the acceleration of any obligation under, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which SCA or any SCA Subsidiary or SCA Partnership is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated would have a material adverse effect on SCA. The execution and delivery of this Agreement has been approved by the Board of Directors of SCA. This Agreement has been duly executed and delivered by SCA and, assuming this Agreement constitutes a valid and binding obligation of HEALTHSOUTH and the Subsidiary, as the case may be, constitutes a valid and binding obligation of SCA, enforceable against SCA in accordance with its terms.

         3.7 SCA Public Information. SCA has heretofore furnished HEALTHSOUTH with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "SCA Documents") since January 1, 1994, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the SCA Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the SCA Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the SCA Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of SCA required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of SCA at said dates and the consolidated results of operations and cash flows of SCA for the periods then ended. The consolidated balance sheet of SCA at June 30, 1995 included in the SCA Documents is herein sometimes referred to as the "SCA Balance Sheet".

         3.8 [Intentionally omitted.]

         3.9 Legal  Proceedings.  Except as disclosed in the SCA June 10-Q or on
Exhibit 3.9 to the Disclosure Schedule, there is no material litigation, governmental investigation or other proceeding pending or, so far as is known to SCA, threatened against or relating to SCA, its properties or business, or the transaction contemplated by the Plan of Merger and, so far as is known to SCA, no basis for any such action exists. 3.10 Contracts, etc. (a) All material contracts, leases, agreements and arrangements to which SCA or any of the SCA Subsidiaries or SCA Partnerships is a party are legally valid and binding in accordance with their terms and in full force and effect. All parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and, to the knowledge of SCA, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default hereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on SCA.

         (b) Except as set forth on Exhibit 3.10 to the Disclosure Schedule, no contract or agreement to which SCA or any SCA Subsidiary or SCA Partnership is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on SCA.

         (c) Except as set forth on Exhibit 3.10 to the Disclosure Schedule, none of SCA, any SCA Subsidiary or any SCA Partnership has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

         3.11 Subsequent Events. Except as set forth on Exhibit 3.11 to the Disclosure Schedule or disclosed in the SCA June 10-Q, SCA has not, since the date of the SCA June 10-Q:

         (a) Incurred any material adverse change.

         (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the SCA Balance Sheet or (ii) liabilities incurred since the date of the SCA June 10-Q in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on SCA.

         (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on SCA, except as may have been required due to income or operations of SCA since the date of the SCA June 10-Q.

         (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of SCA.

         (e) Sold or transferred any of the assets material to the consolidated business of SCA, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

         (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by SCA to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

         (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

         (h) Issued any stock, bonds or other securities, other than stock options granted to employees or consultants of SCA or warrants granted to third parties, all of which are disclosed on Exhibit 3.2 to the Disclosure Schedule or in the SCA Documents.

         3.12 Accounts Receivable. (a) Since the date of the SCA June 10-Q, SCA has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. SCA (including the SCA Subsidiaries and SCA Partnerships) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on SCA.

         (b) Without limiting the generality of the foregoing, SCA and each SCA Subsidiary or SCA Partnership is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on SCA.

         3.13 Tax Returns. SCA has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on SCA. SCA has made all payments shown as due on such returns. SCA has not been notified that any tax returns of SCA are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by SCA for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

         3.14 Commissions and Fees. Except for fees payable to Bear, Stearns & Co. Inc. ("Bear, Stearns"), there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against HEALTHSOUTH resulting from any action taken by SCA or its stockholders, officers or Directors, or any of them.

         3.15 Employee Benefit Plans; Employment Matters. (a) Except as described in the SCA Documents or set forth on Exhibit 3.15(a) to the Disclosure Schedule, SCA has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans (individually, a "Plan" and collectively, the "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by SCA has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. SCA has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

         (b) Except as described in the SCA Documents or set forth on Exhibit 3.15(b) to the Disclosure Schedule, SCA is not a party to any oral or written
(i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

         3.16  Compliance  with Laws in General.  Except as set forth on Exhibit
3.16 to the Disclosure Schedule or disclosed in the SCA Documents, SCA has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by SCA which, if it were determined that a violation had occurred, would have a material adverse effect on SCA.

         3.17 Licenses, Accreditation and Regulatory Approvals. SCA and the SCA Subsidiaries and SCA Other Entities hold all licenses, permits, certificates of need and other regulatory approvals which are needed or required by law with respect to their businesses, operations and facilities as they are currently or presently conducted (collectively, the "Licenses"), except where the failure to possess such Licenses does not have a material adverse effect on SCA, the SCA Subsidiaries and the SCA Other Entities in the aggregate. All such Licenses are in full force and effect, and SCA is in compliance in all material respects with all conditions and requirements of the Licenses and with all rules and regulations relating thereto. SCA, the SCA Subsidiaries and the SCA Other Entities are, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) providers under existing provider agreements with the Medicare program through the applicable intermediaries and (iii) in compliance with the conditions of participation in the Medicare program except for such noncompliance as does not have a material adverse effect on SCA, the SCA Subsidiaries and the SCA Other Entities in the aggregate. SCA, the SCA Subsidiaries and the SCA Other Entities have timely filed all requisite claims and other reports required to be filed in connection with the Medicare, Medicaid and other governmental health programs due on or before the date hereof, all of which were, when filed, complete and correct in all material respects. There are no current claims, actions or appeals pending, and neither SCA nor the SCA Subsidiaries, nor the SCA Other Entities have filed any claims or reports which should result in such claims, actions or appeals, before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration with respect to any Medicare claims, or any disallowances in connection with any audit of claims, which could have a material adverse effect on SCA, the SCA Subsidiaries and the SCA Other Entities in the aggregate. The amounts established as provisions for adjustments by Medicare, Medicaid and other third-party payors on the financial statements set forth in the SCA June 10-Q are sufficient to pay any amounts for which SCA may be liable. To the best knowledge of SCA, neither SCA nor the SCA Subsidiaries nor the SCA Other

Entities nor their respective employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act. Except as disclosed in the SCA Documents, any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and, except as disclosed in the SCA Documents, no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of SCA, threatened, which in any way challenges the validly of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws, the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and state or local statutes, rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of SCA or any of the SCA Subsidiaries, the consummation of the Merger will not violate any law or regulation to which SCA is subject which, if violated, would have a material adverse effect on SCA.

   3.18 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. SCA is not a party to any agreement the effect of which would be to require HEALTHSOUTH directly or indirectly to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock issued pursuant to Section 2.1 hereof.

         3.19 Disposition of Assets of Surviving Corporation. SCA is not a party to any plan to dispose of a significant part of the assets of the Surviving Corporation within two years after the Closing Date, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

         3.20 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the SCA Common Stock entitled to vote thereon is the only vote of the holders of any class or series of SCA capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

         3.21 Opinion of Financial Advisor. SCA has received the oral opinion of Bear, Stearns to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the holders of SCA Shares from a financial point of view, a written copy of which opinion will be delivered by SCA to HEALTHSOUTH prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the SEC.

         3.22 No Untrue Representations. No representation or warranty by SCA in this Plan of Merger, and no Exhibit or certificate issued by SCA and furnished or to be furnished to HEALTHSOUTH pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

Section 4. Representations and Warranties of the Subsidiary and HEALTHSOUTH.

         The Subsidiary and HEALTHSOUTH, jointly and severally, hereby represent and warrant to SCA as follows:

         4.1 Organization, Existence and Capital Stock. The Subsidiary is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of HEALTHSOUTH. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any shares of SCA Common Stock.

         4.2 Power and Authority. The Subsidiary has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of the Subsidiary, or any agreement, instrument, order, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary.

         4.3 Commissions and Fees. Except for fees owed to Smith Barney Inc. ("Smith Barney"), there are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by the Plan of Merger resulting from any action taken by the Subsidiary or any of its officers, Directors or agents.

         4.4 No Subsidiaries. The Subsidiary does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

         4.5 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

         4.6 No Contracts or Liabilities. Other than the obligations created under the Plan of Merger, the Subsidiary is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.

Section 5. Representations and Warranties of HEALTHSOUTH.

         HEALTHSOUTH hereby represents and warrants to SCA as follows:

         5.1 Organization, Existence and Good Standing. HEALTHSOUTH is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. HEALTHSOUTH has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. HEALTHSOUTH is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary. HEALTHSOUTH is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has HEALTHSOUTH within such time owned, directly or indirectly, any shares of SCA Common Stock.

         5.2 Power and Authority. HEALTHSOUTH has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of HEALTHSOUTH, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which HEALTHSOUTH is a party or by which it is bound, or violate any restrictions of any kind to which HEALTHSOUTH is subject. The execution and delivery of this Agreement has been approved by the Board of Directors of HEALTHSOUTH. This Agreement has been duly executed and delivered by HEALTHSOUTH and the Subsidiary and, assuming this Agreement constitutes a valid and binding obligation of SCA, constitutes a valid and binding obligation of HEALTHSOUTH and the Subsidiary, enforceable against HEALTHSOUTH and the Subsidiary in accordance with its terms.

         5.3 HEALTHSOUTH Common Stock. Subject to stockholder approval of an increase in the authorized number of shares of HEALTHSOUTH Common Stock, on the Closing Date, HEALTHSOUTH will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of SCA Shares in accordance with the provisions of the Plan of Merger. The HEALTHSOUTH Common Stock to be issued pursuant to the Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (iii) authorized for listing on the New York Stock Exchange, Inc. (the "Exchange") upon official notice of issuance.

         5.4 Capitalization. HEALTHSOUTH's authorized capital stock consists of 1,500,000 shares of Preferred Stock, par value $.10 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 150,000,000 shares of Common Stock, par value $.01 per share, of which 93,466,441 shares are issued and outstanding, and 182,000 shares are held in treasury. All of the issued and outstanding shares of HEALTHSOUTH Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in the HEALTHSOUTH Registration Statement on Form S-3 (Registration No. 33-62475), declared effective by the SEC on September 27, 1995 (the "HEALTHSOUTH September S-3"), there are no options, warrants, convertible debentures or similar rights granted by HEALTHSOUTH or any other agreements to which HEALTHSOUTH is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of HEALTHSOUTH Common Stock. HEALTHSOUTH has not made any distributions to any holder of HEALTHSOUTH Common Stock or participated in or effected any issuance, exchange or retirement of HEALTHSOUTH Common Stock, or otherwise changed the equity interests of holders of HEALTHSOUTH Common Stock, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any shares of HEALTHSOUTH Common Stock that HEALTHSOUTH has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than Business Combinations.

         5.5 Subsidiary Common Stock. HEALTHSOUTH owns, beneficially and of record, all of the issued and outstanding shares of Subsidiary Common Stock, which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. HEALTHSOUTH has the corporate power to endorse and surrender such Subsidiary Shares for cancellation pursuant to the Plan of Merger. HEALTHSOUTH has taken all such actions as may be required in its capacity as the sole stockholder of the Subsidiary to approve the Merger.

         5.6 HEALTHSOUTH Documents. HEALTHSOUTH has heretofore furnished SCA with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the SEC (as any such documents have since the time of their original filing been amended, the "HEALTHSOUTH Documents") since January 1, 1994, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the HEALTHSOUTH Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the HEALTHSOUTH Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the HEALTHSOUTH Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of HEALTHSOUTH required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of HEALTHSOUTH at said dates and the consolidated results of operations and cash flows of HEALTHSOUTH for the periods then ended.

         5.7 Investment Intent. HEALTHSOUTH is acquiring the shares of SCA Common Stock hereunder for its own account and not with a view to the distribution or sale thereof, and HEALTHSOUTH has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the shares of SCA Common Stock to any other person, firm or corporation.

         5.8 Commissions and Fees. Except for fees owed to Smith Barney, there are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transactions contemplated by the Plan of Merger resulting from any action taken by HEALTHSOUTH or any of its officers, Directors or agents.

         5.9 Legal Proceedings. Except as disclosed in the HEALTHSOUTH September S-3, there is no material litigation, governmental investigation or other proceeding pending or, so far as is known to HEALTHSOUTH, threatened against or relating to HEALTHSOUTH, its properties or business, or the transaction contemplated by the Plan of Merger and, so far as is known to HEALTHSOUTH, no basis for any such action exists.

         5.10 No Violations. Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which HEALTHSOUTH is subject.

         5.11 Contracts, etc. (a) All material contracts, leases, agreements and arrangements to which HEALTHSOUTH or any of its subsidiaries or affiliated partnerships is a party are legally valid and binding in accordance with their terms and in full force and effect. All parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and, to the knowledge of HEALTHSOUTH, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default hereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on HEALTHSOUTH.

         (b) No contract or agreement to which HEALTHSOUTH or any of its subsidiaries or affiliated partnerships is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on HEALTHSOUTH.

         5.12  Subsequent  Events.   Except  as  disclosed  in  the  HEALTHSOUTH
September S-3, HEALTHSOUTH has not, since June 30, 1995:

         (a) Incurred any material adverse change.

         (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the June 30, 1995 Balance Sheet contained in the HEALTHSOUTH September S-3 or (ii) liabilities incurred since the effective date of the HEALTHSOUTH September S-3 in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on HEALTHSOUTH.

         (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on HEALTHSOUTH, except as may have been required due to income or operations of HEALTHSOUTH since June 30, 1995.

         (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of HEALTHSOUTH.

         (e) Sold or transferred any of the assets material to the consolidated business of HEALTHSOUTH, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

         (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by HEALTHSOUTH to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

         (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

         (h) Issued any stock, bonds or other securities, other than stock options granted to employees or consultants of HEALTHSOUTH or warrants granted to third parties, all of which are described in the HEALTHSOUTH Documents.

         5.13 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. HEALTHSOUTH has not agreed directly or indirectly to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock issued pursuant to Section 2.1 hereof.

         5.14 Accounts Receivable. (a) Since June 30, 1995, HEALTHSOUTH has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. HEALTHSOUTH (including its subsidiaries and affiliated partnerships) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on HEALTHSOUTH.

         (b) Without limiting the generality of the foregoing, HEALTHSOUTH and each of its subsidiaries and affiliated partnerships is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on HEALTHSOUTH.

         5.15 Disposition of Assets of Surviving Corporation. HEALTHSOUTH does not intend or plan to dispose of, or to cause the Surviving Corporation to dispose of, a significant part of the assets of the Surviving Corporation within two years after the Effective Time, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

         5.16 Vote Required. An amendment to HEALTHSOUTH's Restated Certificate of Incorporation is required to increase the authorized number of shares of HEALTHSOUTH Common Stock to enable HEALTHSOUTH to have an adequate number of authorized shares to consummate the transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding shares of HEALTHSOUTH Common Stock entitled to vote thereon is the only vote of the holders in each class or series of HEALTHSOUTH capital stock necessary to approve such amendment, this Plan of Merger, the Merger and the transactions contemplated by this Plan of Merger.

         5.17 Opinion of Financial Advisor. HEALTHSOUTH has received the oral opinion of Smith Barney to the effect that, as of the date of this Agreement, the Merger Consideration is fair to HEALTHSOUTH from a financial point of view, a written copy of which opinion will be delivered by HEALTHSOUTH to SCA prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the SEC.

         5.18 Tax Returns. HEALTHSOUTH has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on HEALTHSOUTH. HEALTHSOUTH has made all payments shown as due on such returns. HEALTHSOUTH has not been notified that any tax returns of HEALTHSOUTH are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by HEALTHSOUTH for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

         5.19 Employee Benefit Plans; Employment Matters. (a) Except as disclosed in the HEALTHSOUTH September S-3, HEALTHSOUTH has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by HEALTHSOUTH has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. Except as disclosed in the HEALTHSOUTH September S-3, HEALTHSOUTH has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

         (b) Except as disclosed in the HEALTHSOUTH September S-3, HEALTHSOUTH is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or
(iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

         5.20 Compliance with Laws in General. Except as disclosed in the HEALTHSOUTH September S-3, HEALTHSOUTH has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by HEALTHSOUTH with respect to any alleged violation which, if it were determined that a violation occurred, would have a material adverse effect on HEALTHSOUTH.

         5.21 Licenses, Accreditation and Regulatory Approvals. HEALTHSOUTH and its subsidiaries and affiliated partnerships hold all Licenses which are needed or required by law with respect to their businesses, operations and facilities as they are currently or presently conducted, except where the failure to possess such Licenses does not have a material adverse effect on HEALTHSOUTH and its subsidiaries and affiliated partnerships in the aggregate. All such Licenses are in full force and effect, and HEALTHSOUTH is in compliance in all material respects with all conditions and requirements of the Licenses and with all rules and regulations relating thereto. HEALTHSOUTH and its subsidiaries and affiliated partnerships are, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) providers under existing provider agreements with the Medicare program through the applicable intermediaries and (iii) in compliance with the conditions of participation in the Medicare program except for such noncompliance as does not have a material adverse effect on HEALTHSOUTH and its subsidiaries in the aggregate. HEALTHSOUTH and its subsidiaries and affiliated partnerships have timely filed all requisite cost reports, claims and other reports required to be filed in connection with the Medicare, Medicaid and other governmental health programs due on or before the date hereof, all of which were, when filed, complete and correct in all material respects. There are no current claims, actions or appeals pending, and neither HEALTHSOUTH nor its subsidiaries nor its affiliated partnerships have filed any claims or reports which should result in such claims, actions or appeals, before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration with respect to any Medicare cost reports or claims, or any disallowances in connection with any audit of such cost reports, which could have a material adverse effect on HEALTHSOUTH and its subsidiaries and affiliated partnerships in the aggregate. The amounts established as provisions for adjustments by Medicare, Medicaid and other third-party payors on the financial statements set forth in the HEALTHSOUTH September S-3 are sufficient to pay any amounts for which HEALTHSOUTH may be liable. To the best knowledge of HEALTHSOUTH, neither HEALTHSOUTH nor its subsidiaries and affiliated partnerships nor their respective employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act. Except as disclosed in the HEALTHSOUTH September S-3, any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and, except as disclosed in the HEALTHSOUTH September S-3, no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of HEALTHSOUTH, threatened, which in any way challenges the validly of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws, the HSR Act and other or local rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of SCA or any of the SCA subsidiaries or SCA Other Entities, the consummation of the Merger will not violate any law or restriction to which HEALTHSOUTH is subject.

         5.22 No Untrue Representation. No representation or warranty by HEALTHSOUTH in this Plan of Merger, and no Exhibit or certificate issued by HEALTHSOUTH and furnished or to be furnished to SCA pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statement or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

Section 6. Access to Information and Documents.

         6.1 Access to Information. Between the date hereof and the Closing Date, each of SCA and HEALTHSOUTH will give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, SCA shall make available to HEALTHSOUTH all such banking, investment and financial information as shall be necessary to allow for the efficient integration of SCA's banking, investment and financial arrangements with those of HEALTHSOUTH at the Effective Time.

         6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Confidential Information" under the terms of the Confidentiality Agreement dated October 5, 1995, between SCA and HEALTHSOUTH (the "Confidentiality Agreement").

         6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

         (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

Section 7. Covenants.

         7.1 Preservation of Business. SCA will use its reasonable best efforts to preserve the business organization of SCA intact, to keep available to HEALTHSOUTH and the Surviving Corporation the services of the present employees of SCA, and to preserve for HEALTHSOUTH and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with SCA.

         7.2 Material Transactions. Prior to the Effective Time, SCA will not (other than as required pursuant to the terms of the Plan of Merger and the related documents, and other than with respect to transactions for which binding commitments have been entered into prior to the date hereof and transactions described on Exhibit 7.2 to the Disclosure Schedule which do not vary materially from the terms set forth on such Exhibit 7.2), without first obtaining the written consent of HEALTHSOUTH:

         (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of SCA, other than in the ordinary course of business or as otherwise disclosed herein.

         (b) Enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to SCA except as provided herein.

         (c) Enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $100,000.

         (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of SCA, except upon exercise of currently outstanding stock options or warrants (other than options or warrants to purchase up to 400,000 shares of SCA Common Stock issued in the ordinary course of SCA's business consistent with its past practices).

         (e) Make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with SCA's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any Plan.

         (f) Extend credit to anyone, except in the ordinary course of business consistent with prior practices.

         (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.

         (h) Amend its Certificate of Incorporation or Bylaws.

         (i) Take any action of a character described in Section 3.11(a) to 3.11(h), inclusive.

         7.3 Meetings of Stockholders. (a) Each of HEALTHSOUTH and SCA will take all steps necessary in accordance with their respective Certificates of Incorporation and Bylaws to call, give notice of, convene and hold meetings of their respective stockholders (the "Special Meetings") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of Merger and for such other purposes as may be necessary (including any necessary increase in the number of authorized shares of HEALTHSOUTH Common Stock required for the consummation of the transactions contemplated hereby). Unless this Plan of Merger shall have been validly terminated as provided herein, the Boards of Directors of HEALTHSOUTH and SCA (subject, in the case of SCA, to the provisions of Section 8.1(d) hereof) will (i) recommend to their respective stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use their respective reasonable, good faith efforts to obtain the approval by their respective stockholders of this Plan of Merger and the transactions contemplated hereby.

         (b) Nothing contained herein shall affect the right of HEALTHSOUTH, the Subsidiary and SCA to take action by written consent in lieu of meeting to the extent permitted by applicable law and their respective Certificates of Incorporation and Bylaws.

         7.4 Registration Statement. (a) HEALTHSOUTH shall prepare and file with the Securities and Exchange Commission and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of HEALTHSOUTH Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act of 1933, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of HEALTHSOUTH and SCA containing the information required by the Securities Exchange Act of 1934 (the "Proxy Statement"). HEALTHSOUTH shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. HEALTHSOUTH shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. HEALTHSOUTH shall use its reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Securities Exchange Act of 1934. HEALTHSOUTH shall provide SCA with copies of all filings made pursuant to this Section 7.4 and shall consult with SCA on responses to any comments made by the Staff of the SEC with respect thereto.

         (b) The information specifically designated as being supplied by SCA for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of SCA Common Stock and holders of HEALTHSOUTH Common Stock, at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by SCA for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of SCA Common Stock and holders of HEALTHSOUTH Common Stock, at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to SCA, or its officers or directors, should be discovered by SCA which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, SCA shall promptly inform HEALTHSOUTH. All documents, if any, that SCA is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (c) The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of SCA Common Stock and holders of HEALTHSOUTH Common Stock, at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Proxy Statement to be sent to the holders of SCA Common Stock in connection with the SCA Stockholders' Meeting and to the HEALTHSOUTH stockholders in connection with the HEALTHSOUTH Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of SCA Common Stock and holders of HEALTHSOUTH Common Stock, at the time of the Special Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to HEALTHSOUTH or its officers or directors, should be discovered by HEALTHSOUTH which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, HEALTHSOUTH shall promptly inform SCA and shall promptly file such amendment to the Registration Statement. All documents that HEALTHSOUTH is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable require ments of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (d) Prior to the Closing Date, HEALTHSOUTH shall use its reasonable, good faith efforts to cause the shares of HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

         (e) Prior to the Closing Date, HEALTHSOUTH shall file an additional listing application (the "Listing Application") with the Exchange relating to the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger, and shall use its reasonable, good faith efforts to cause such shares of HEALTHSOUTH Common Stock to be approved for listing on the Exchange, upon official notice of issuance, prior to the Closing Date.

         (f) SCA shall furnish all information to HEALTHSOUTH with respect to SCA and the SCA Subsidiaries and SCA Partnerships as HEALTHSOUTH may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Application, and shall otherwise cooperate with HEALTHSOUTH in the preparation and filing of such documents.

         7.5 Exemption from State Takeover Laws. SCA shall take all reasonable steps necessary to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of SCA's Board of Directors or otherwise.

         7.6 HSR Act Compliance. HEALTHSOUTH and SCA shall promptly make their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. HEALTHSOUTH and SCA will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

         7.7 Public Disclosures. HEALTHSOUTH and SCA will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the Exchange. The parties shall issue a joint press release, mutually acceptable to HEALTHSOUTH and SCA, promptly upon execution and delivery of this Plan of Merger.

         7.8 Resignation of SCA Directors. On or prior to the Closing Date, SCA shall deliver to HEALTHSOUTH evidence satisfactory to HEALTHSOUTH of the resignation of the Directors of SCA, such resignations to be effective on the Closing Date.

         7.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.9, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Plan of Merger by reason thereof.

         7.10 No Solicitations. SCA may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire SCA upon a merger, purchase of assets, purchase of or tender offer for shares of SCA Common Stock or similar transaction (an "Acquisition Transaction"), if the Board of Directors of SCA determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, SCA shall not, and will direct each officer, director, employee, representative and agent of SCA not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate or associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for shares of SCA Common Stock or similar transactions involving SCA. SCA shall promptly notify HEALTHSOUTH if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction involving such party, such notification to include the identity of such third party.

         7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, none of SCA, HEALTHSOUTH and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of SCA or HEALTHSOUTH to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of SCA or HEALTHSOUTH to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

         7.12 Accounting Methods. Neither HEALTHSOUTH nor SCA shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

         7.13 Pooling and Tax-Free Reorganization Treatment. Neither HEALTHSOUTH nor SCA shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         7.14 Affiliate and Pooling Agreements. HEALTHSOUTH and SCA will each use their respective reasonable, good faith efforts to cause each of their respective Directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act of 1933, as amended) to execute and deliver to HEALTHSOUTH as soon as practicable an agreement in the form attached hereto as Exhibit 7.14 relating to the disposition of shares of SCA Common Stock and shares of HEALTHSOUTH Common Stock held by such person and the shares of HEALTHSOUTH Common Stock issuable pursuant to this Plan of Merger.

         7.15 Cooperation. (a) HEALTHSOUTH and SCA shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

         (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of HEALTHSOUTH and SCA shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the votes of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby Each of HEALTHSOUTH and SCA will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

         7.16 SCA Stock Options and Warrants. (a) As soon as reasonably practicable after the Effective Time of the Merger, HEALTHSOUTH shall deliver to the holders of SCA stock options and warrants appropriate notices setting forth such holders' rights pursuant to any stock option plans under which such SCA stock options were issued and any stock option agreements or warrant agreements evidencing such options or warrants, which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Sections 2.1(d) or this Section 7.16 after giving effect to the Merger and the assumption of such options and warrants by HEALTHSOUTH as set forth herein) as in effect immediately prior to the Effective Time. HEALTHSOUTH shall comply with the terms of the stock option plans, the stock option agreements and the warrant agreements as so adjusted, and shall use its reasonable, good faith efforts to ensure, to the extent required by, and subject to the provisions of, such plans or agreements, that the SCA stock options which qualified as incentive stock options prior to the Effective Time shall continue to qualify as incentive stock options after the Effective Time.

         (b) HEALTHSOUTH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HEALTHSOUTH Common Stock for delivery upon exercise of the SCA stock options and warrants assumed by HEALTHSOUTH in accordance with Section 2.1(d). As soon as practicable after the Effective Time, HEALTHSOUTH shall file with the SEC a registration statement on Form S-8 with respect to shares of HEALTHSOUTH Common Stock subject to such SCA stock options and shall use its best efforts to maintain the effectiveness of a registration statement or registration statements covering such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such SCA stock options remain outstanding. HEALTHSOUTH shall administer the plans assumed pursuant to Section 2.1(d) hereof in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

         (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the SCA stock options awarded under any plan, program, or arrangement of SCA or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by HEALTHSOUTH as set forth above.

         7.17 Publication of Combined Results. HEALTHSOUTH agrees that within 20 days after the end of the first calendar month following at least 30 days after the Effective Time, HEALTHSOUTH shall cause publication of the combined results of operations of HEALTHSOUTH and SCA. For purposes of this Section 7.17, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

         7.18 SCA Employees. HEALTHSOUTH shall retain all employees of SCA who are employed at the Effective Time as employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) and shall provide such employees with the same customary employee benefits as HEALTHSOUTH provides its existing employees.

         7.19  HEALTHSOUTH  Board  of  Directors.   Immediately   following  the
Effective Time, HEALTHSOUTH shall cause Joel C. Gordon to be appointed to the Board of Directors of HEALTHSOUTH.

Section 8. Termination, Amendment and Waiver.

         8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of shares of SCA Common Stock and the holders of HEALTHSOUTH Common Stock:

         (a) by mutual written consent of HEALTHSOUTH and SCA;

         (b) by either HEALTHSOUTH or SCA:

         (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of shares of SCA Common Stock or the holders of HEALTHSOUTH Common Stock shall not have been obtained;

         (ii) if the Merger shall not have been consummated on or before March 31, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

         (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibited the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

         (v) if either HEALTHSOUTH or SCA gives notice of termination pursuant to Section 7.9;

         (c) By either HEALTHSOUTH or SCA in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in
Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of HEALTHSOUTH) or Section 9.3 (in the case of SCA) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii);

         (d) By SCA, if SCA's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of SCA Common Stock or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in Section 7.10) other than this Plan of Merger or (iii) resolved to do any of the foregoing;

         (e) By either HEALTHSOUTH or SCA, if the condition set forth in Section 9.1(g)(i) is not satisfied by October 31, 1995; or

         (f) Subject to the provisions of Section 8.7 below, by SCA, if the Base Period Trading Price shall be less than $20.00.

         8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

         8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of SCA Shares or holders of HEALTHSOUTH Common Stock; provided, however, that after any such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights, except as otherwise provided in Section 7.9.

         8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of HEALTHSOUTH, the Subsidiary or SCA, action by its Board of Directors or the duly authorized designee of the Board of Directors.

         8.6 Expenses; Break-up Fees. (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses (other than legal, accounting and investment banking costs, which shall be paid by the party incurring such expenses) incurred in connection with preparing, filing, printing and mailing the Proxy Statement and the Registration Statement shall be shared equally by SCA and HEALTHSOUTH.

         (b) (i) If this Plan of Merger is terminated by SCA pursuant to Section 8.1(d), and within one year after the effective date of such termination SCA is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than a party hereto), then at the time of consummation of such a Third Party Acquisition Event, SCA shall pay to HEALTHSOUTH a break-up fee of 3.25% of the aggregate Merger Consideration (determined as it would have been calculated on the effective date of termination of this Plan of Merger, substituting the effective date of such termination for the Closing Date in calculating the Base Period Trading Price) in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by HEALTHSOUTH and the value of management time, overhead, opportunity costs and other unallocated costs of HEALTHSOUTH incurred by or on behalf of HEALTHSOUTH in connection with this Plan of Merger. SCA shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to HEALTHSOUTH upon such consummation.

         (ii) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

         (A) SCA shall consummate any Acquisition Transaction (as defined in Section 7.10); or

         (B) any Person (other than a party hereto or its affiliates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the outstanding SCA Common Stock.

         (C) SCA acknowledges that the provisions for the payment of break-up fees and allocation of expenses contained in this Section 8.6 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, HEALTHSOUTH would not have entered into this Plan of Merger. Accordingly, if a break-up fee shall become due and payable by SCA, and SCA shall fail to pay such amount when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against SCA therefor, SCA shall pay HEALTHSOUTH reasonable costs and expenses (including rea sonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by NationsBank, N.A. (Carolinas). The obligations of SCA under this Section 8.6 shall survive any termination of this Plan of Merger.

         8.7 Certain Rights of HEALTHSOUTH. If SCA proposes to terminate this Plan of Merger pursuant to Section 8.1(f) hereof, SCA shall first notify HEALTHSOUTH in writing of its intent to so terminate this Plan of Merger. HEALTHSOUTH shall then have not less than 48 hours (the exact deadline to be set by SCA) from the time of receipt of written notice by SCA to submit a final and best offer (a "Final Offer") for a change in the Merger Consideration. If such Final Offer is accepted by SCA (as determined by SCA' Board of Directors after consulting with its legal counsel and financial advisers), SCA, the Subsidiary and HEALTHSOUTH shall amend this Plan of Merger to reflect such Final Offer and shall make any appropriate amendments to the Registration Statement and the Proxy Statement. Section 9. Conditions to Closing.

         9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date of the following conditions (any of which may be waived in writing by HEALTHSOUTH and SCA):

         (a) None of HEALTHSOUTH, the Subsidiary or SCA nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of SCA, the SCA Subsidiaries and the SCA Partnerships, taken as a whole.

         (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

         (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (d) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

         (e) The holders of HEALTHSOUTH Common Stock and the holders of SCA Shares shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

         (f) The shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the Exchange and shall have been issued pursuant to an effective registration statement (which is subject to no stop order).

         (g) The Merger shall qualify for "pooling of interests" accounting treatment, and HEALTHSOUTH and SCA shall each have received letters to that effect from Ernst & Young, LLP, independent accountants for HEALTHSOUTH, dated
(i) not later than October 31, 1995, (ii) the date of the mailing of the Proxy Statement and (iii) the Closing Date.

         (h) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any licenses, certificates of need and other regulatory approvals necessary to allow the Surviving Corporation to operate the SCA facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation.

         (i) HEALTHSOUTH and the Subsidiary shall have received all consents, approvals and authorizations of third parties with respect to all material leases and management agreements to which the SCA Subsidiaries and the SCA Other Entities are parties, which consents, approvals and authorizations are required of such third parties by such documents, in form and substance acceptable to HEALTHSOUTH, except where the failure to obtain such consent, approval or authorization would not have a material effect on the business of the Surviving Corporation.

         9.2 Conditions to Obligations of HEALTHSOUTH and the Subsidiary. The obligations of HEALTHSOUTH and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by HEALTHSOUTH and the Subsidiary):

         (a) Each of the agreements of SCA to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and SCA shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

         (b) The representations and warranties of SCA set forth in Section 3.11(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. The representations and warranties of SCA set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that SCA shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by HEALTHSOUTH) under Section 7.2. HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of SCA, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

         (c) HEALTHSOUTH shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, SCA and the Subsidiary.

         (d) HEALTHSOUTH shall have received an opinion from Waller Lansden Dortch & Davis substantially to the effect set forth in Exhibit 9.2(d) hereto.

         (e) The Proxies dated of even date herewith executed by those persons identified on Exhibit 9.1(e) in favor of HEALTHSOUTH shall be and remain in full force and effect.

         9.3 Conditions to Obligations of SCA. The obligations of SCA to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by SCA):

         (a) Each of the agreements of HEALTHSOUTH and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and HEALTHSOUTH and the Subsidiary shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

         (b) The  representations  and  warranties of  HEALTHSOUTH  set forth in
Section 5.12(i) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. The representations and warranties of HEALTHSOUTH set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). SCA shall have been furnished with a certificate, executed by duly authorized officers of HEALTHSOUTH and the Subsidiary, dated the Closing Date, certifying in such detail as SCA may reasonably request as to the fulfillment of the foregoing conditions.

         (c) SCA shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, SCA and the Subsidiary.

         (d) SCA shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, substantially to the effect set forth in
Exhibit 9.3(d) hereto.

Section 10.  Miscellaneous.

         10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

         10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

   If to HEALTHSOUTH:

     HEALTHSOUTH Corporation
     Two Perimeter Park South
     Birmingham, Alabama 35243
     Attention: Michael D. Martin
     Facsimile: (205) 969-4719

  with a copy to:

    William W. Horton, Esq.
    HEALTHSOUTH Corporation
    Two Perimeter Park South
    Birmingham, Alabama 35243
    Facsimile: (205) 969-4732

    and

    J. Brooke Johnston, Jr., Esq.
    Haskell Slaughter Young & Johnston,
    Professional Association
    1200 AmSouth/Harbert Plaza
    1901 Sixth Avenue North
    Birmingham, Alabama 35203
    Facsimile: (205) 324-1133

  If to SCA:

    Surgical Care Affiliates, Inc.
    102 Woodmont Boulevard
    Suite 610
    Nashville, Tennessee 37205
    Attention: Tarpley B. Jones
    Facsimile: (615) 298-5641
  with a copy to:

    Skadden, Arps, Slate, Meagher & Flom
    919 Third Avenue
    New York, New York 10022
    Attention: Alan C. Myers, Esq.
    Facsimile: (212) 735-3609

    and

    Waller Lansden Dortch & Davis
    Nashville City Center
    511 Union Street
    Suite 2100
    Nashville, Tennessee 37219-1760
    Attention: J. Reginald Hill, Esq.
    Facsimile: (615) 244-6804

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

         10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

         10.4 Indemnification. (a) SCA shall, and from and after the Effective Time HEALTHSOUTH and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Plan of Merger or who becomes prior to the Effective Time, an officer, director or employee of SCA or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of SCA or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Plan of Merger, the Merger or any other transactions contemplated hereby or thereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and HEALTHSOUTH and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by
Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and SCA (or them and HEALTHSOUTH and the Surviving Corporation after the Effective Time), (ii) SCA (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) SCA (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of SCA, HEALTHSOUTH or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 10.4, upon learning of any such claim, action, suit, proceeding or investigation, shall notify SCA, HEALTHSOUTH or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall nor relieve it from any liability which it may have under this Section 10.4 except to the extent such failure prejudices such party), and shall deliver to SCA (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         (b) For a period of three years after the Effective Time, HEALTHSOUTH shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by SCA (provided that HEALTHSOUTH may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or prior to the Effective Time, to the extent such liability insurance can be maintained at an annual cost not greater than 150% of SCA' 1995 annual premium for its directors' and officers' liability insurance; provided, however, that if HEALTHSOUTH in unable to maintain or obtain the insurance called for by this Section 10.4(b) at such annual cost, HEALTHSOUTH shall obtain as much comparable insurance as is available at such annual cost.

         (c) The provisions of this Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

         10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

         10.7 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

         10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with SCA or HEALTHSOUTH, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles and (ii) any changes resulting from any restructuring or other similar charges or write-offs taken by SCA with the consent of HEALTHSOUTH; provided, however, that no such changes or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger.

         10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

         10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

         10.11 Taxes. For purposes of this Agreement, the term "tax" or "taxes" shall mean all taxes, charges, fees, levies, penalties or other assessment imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, Social Security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, the term "tax return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to taxes.

         10.12 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

         10.13 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         10.14 Entire Agreement. This instrument, including all Exhibits attached hereto, together with the Confidentiality Agreement, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         10.15 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         10.16 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and, except as provided in Section 10.4, no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

         10.17 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by HEALTHSOUTH, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

         IN WITNESS WHEREOF, HEALTHSOUTH, the Subsidiary and SCA have caused this Plan and Agreement of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                         SURGICAL CARE AFFILIATES, INC.

                                           By /s/ Joel C. Gordon
                                              --------------------
                                                  Joel C. Gordon
                                       Chairman and Chief Executive Officer

ATTEST:


/s/ Tarpley B. Jones
--------------------
    Tarpley B. Jones
        Secretary

[CORPORATE SEAL]

                                         HEALTHSOUTH Corporation

                                           By  /s/ Richard M. Scrushy
                                               ----------------------
                                                   Richard M. Scrushy
                                              Chairman of the Board and
                                               Chief Executive Officer

ATTEST:


/s/ Anthony J. Tanner
---------------------
    Anthony J. Tanner
       Secretary


[CORPORATE SEAL]


                                        CATS ACQUISITION CORPORATION

                                           By  /s/ Richard M. Scrushy
                                               ----------------------
                                                   Richard M. Scrushy
                                                       President

ATTEST:


/s/ Anthony J. Tanner
---------------------
   Anthony J. Tanner
      Secretary

[CORPORATE SEAL]

                                                                         Annex B

                                                                 October 9, 1995
The Board of Directors
HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to HEALTHSOUTH Corporation ("HEALTHSOUTH") of the consideration to be paid by HEALTHSOUTH pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of Merger, dated as of October 9, 1995 (the "Merger Agreement"), by and among HEALTHSOUTH, SCA Acquisition Corporation, a wholly owned subsidiary of HEALTHSOUTH ("Subsidiary"), and Surgical Care Affiliates, Inc. ("SCA"). As more fully described in the Merger Agreement, (i) Subsidiary will be merged with and into SCA (the "Merger") and (ii) each outstanding share of the common stock, par value $0.25 per share, of SCA (the "SCA Common Stock") will be converted into the right to receive 1.22 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share, of HEALTHSOUTH (the "HEALTHSOUTH Common Stock"); provided, that (i) if the average daily closing prices for the shares of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape) ending at the close of trading on the second trading day immediately preceding the date of the stockholders' meeting for the Merger (the "Base Period Trading Price") is greater than $28.00, then the Exchange Ratio will be equal to the quotient obtained by dividing $34.16 by the Base Period Trading Price and (ii) if the Base Period Trading Price is less than $22.00, then the Exchange Ratio will be equal to the quotient obtained by dividing $26.84 by the Base Period Trading Price; and provided further, that in no event will the Exchange Ratio exceed the quotient obtained by dividing $26.84 by $20.00.

         In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of HEALTHSOUTH and certain senior officers and other representatives and advisors of SCA concerning the businesses, operations and prospects of HEALTHSOUTH and SCA. We examined certain publicly available business and financial information relating to HEALTHSOUTH and SCA as well as certain other financial information and data for HEALTHSOUTH and SCA which were provided to or otherwise discussed with us by the respective managements of HEALTHSOUTH and SCA, including information relating to certain strategic implications and operational benefits anticipated from the Merger, certain financial forecasts of HEALTHSOUTH prepared by the management of HEALTHSOUTH and analysts' estimates as to the future financial performance of HEALTHSOUTH and SCA. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the HEALTHSOUTH Common Stock and SCA Common Stock; the historical and projected earnings and other operating data of HEALTHSOUTH and SCA; and the capitalization and financial condition of HEALTHSOUTH and SCA. We considered, to the extent publicly available, the financial terms of similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of HEALTHSOUTH and SCA. We also evaluated the potential pro forma financial impact of the Merger on HEALTHSOUTH. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate to arrive at our opinion.

         In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to certain financial information and other data reviewed by or discussed with us, we have been advised by the managements of HEALTHSOUTH and SCA that such financial information and other data reflect the best currently available estimates and judgments as to the future financial performance of HEALTHSOUTH and SCA and the strategic implications and operational benefits anticipated from the Merger. We also have assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of HEALTHSOUTH and SCA. We are not expressing any opinion as to what the value of the HEALTHSOUTH Common Stock actually will be when issued to SCA stockholders pursuant to the Merger or the price at which the HEALTHSOUTH Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HEALTHSOUTH or SCA nor have we made any physical inspection of the properties or assets of HEALTHSOUTH or SCA. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for HEALTHSOUTH or the effect of any other transaction in which HEALTHSOUTH might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

         Smith Barney has been engaged to render financial advisory services to HEALTHSOUTH in connection with the Merger and will receive a fee for such services. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade the securities of HEALTHSOUTH and SCA for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided financial advisory and investment banking services to HEALTHSOUTH unrelated to the Merger, and has received compensation for the rendering of such services. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with HEALTHSOUTH and SCA.

         Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of HEALTHSOUTH in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

         Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to HEALTHSOUTH.

                                          Very truly yours,


                                          SMITH BARNEY INC.

                                                                         Annex C

                                                                December  , 1995

Surgical Care Affiliates, Inc.
Woodmont Centre
102 Woodmont Boulevard
Nashville, Tennessee 37205

Dear Sirs:

         We understand that Surgical Care Affiliates, Inc. ("SCA") and HEALTHSOUTH Corporation ("HEALTHSOUTH") have entered into a Plan and Agreement of Merger dated October 9, 1995 (the "Agreement"), pursuant to which a wholly-owned subsidiary of HEALTHSOUTH will be merged with and into SCA in a stock-for-stock exchange (the "Merger"). Pursuant to the Agreement, at the close of the Merger, each outstanding SCA Share (excluding shares held by SCA and any of its subsidiaries) will be converted into the right to receive 1.22 shares (the "Exchange Ratio") of HEALTHSOUTH Common Stock; provided, however, that if the Base Period Trading Price (as defined below) is greater than $28.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $34.16 by the Base Period Trading Price; and provided further, that if the Base Period Trading Price shall be less than $22.00, then the Exchange Ratio shall be equal to the quotient obtained by dividing $26.84 by the Base Period Trading Price; and provided further, that the Exchange Ratio shall in no event be greater than
1.342. SCA shall have the right to terminate the Agreement if the Base Period Trading Price is less than $20.00. The term "Base Period Trading Price" is defined in the Agreement as the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending on the second New York Stock Exchange trading day before the closing of the Merger. You have provided us with the joint proxy statement/prospectus, which includes the Agreement, in substantially the form to be sent to the shareholders of SCA (the "Proxy Statement").

         You have asked us to render our opinion as to whether the Merger is fair, from a financial point of view, to the stockholders of SCA.

         In the course of our analyses for rendering this opinion, we have:

           1. reviewed the Proxy Statement;

           2. reviewed SCA's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 1996;

           3. reviewed HEALTHSOUTH's Registration Statement on Form S-3 dated September 27, 1995, its Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1992 through 1994, and its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 1995;

           4. reviewed certain operating and financial information, including financial projections, provided to us by the managements of SCA and HEALTHSOUTH relating to their respective businesses and prospects;

           5. met with certain members of the senior managements of SCA and HEALTHSOUTH to discuss their respective operations, historical financial statements and future prospects;

           6. reviewed the historical prices and trading volume of the common shares of SCA and HEALTHSOUTH;

           7. reviewed publicly available financial data and stock market performance data of companies which we deemed generally comparable to SCA and HEALTHSOUTH;

           8. reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to the Merger; and

           9. conducted   such   other   studies,   analyses,    inquiries   and
              investigations as we deemed appropriate.

         In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by SCA and HEALTHSOUTH. With respect to SCA's and HEALTHSOUTH's projected financial results, we have assumed that they have been prepared reasonably upon bases reflecting the best currently available estimates and judgments of the managements of SCA and HEALTHSOUTH as to the expected future performance of SCA and HEALTHSOUTH, respectively. We have not assumed any responsibility for the information provided to us and we have further relied upon the assurances of the managements of SCA and HEALTHSOUTH that they are unaware of any facts that would make the information provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of SCA and HEALTHSOUTH. Our opinion is necessarily based upon economic, market and other conditions, and the information made available to us, as of the date hereof.

         Based on the foregoing, it is our opinion that the Merger is fair, from a financial point of view, to the stockholders of SCA.

         We have acted as financial advisor to SCA in connection with the Merger and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Merger.

                                                 Very truly yours,

                                                 BEAR, STEARNS & CO. INC.



                                                 By:-----------------------
                                                     Managing Director